As filed with the Securities and Exchange Commission on October 19, 2023

File No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

ANABASIS REAL ESTATE INVESTMENT TRUST, LLC
(Exact name of issuer as specified in its charter)

Florida
(State of other jurisdiction of incorporation or organization)

103 Century 21 Drive Suite 100-008 Jacksonville, Florida 32216
(Address, including zip code, and telephone number,
including area code of issuer’s principal executive office)

Mr. Mark T. Ocepek Managing Member 103 Century 21 Drive Suite 100-008 Jacksonville, Florida 32216
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

6798	26-1538865
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

pg. 1

PART II – INFORMATION REQUIRED IN OFFERING CIRCULAR

An Offering Circular pursuant to the requirements of Regulation A relating to these Securities has been filed with the United States Securities and Exchange Commission (the “Commission”). Information contained in this Preliminary Offering Circular is subject to completion or amendment. These Securities may not be sold, nor may offers to buy be accepted before the Offering Statement filed with the Commission is Qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We shall elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular, or the Offering Statement in which such Final Offering Circular was filed may be obtained.

OFFERING CIRCULAR FOR

ANABASIS REAL ESTATE INVESTMENT TRUST, LLC

A Florida Limited Liability Company

TERMS OF OFFERING
SECURITIES OFFERED: 800,000 Equity Membership Units (Hereinafter referred to as the “Common Shares”)
PRICE PER SHARE: $93.75 USD
MAXIMUM OFFERING PROCEEDS TO ISSUER: $75,000,000 USD
MINIMUM OFFERING: 5,000 Shares
MINIMUM OFFERING PROCEEDS TO ISSUER: $468,750 USD
The Offering Period Will Commence upon this Offering Circular being Qualified by the SEC

Anabasis Real Estate Investment Trust, LLC. (the “Company”, “Issuer,” “we,” “us,” or “our”) is a Florida Limited Liability Company, formed on October 5, 2018. The Company is managed by its executive officers (each an “Officer” and collectively, the “Officers”). As further detailed in this Offering Circular (the “Offering Circular”), the Company is currently re-organizing as a Real Estate Investment Trust. The Company currently owns and operates a portfolio of eight (8) single family / multifamily properties and one (1) mortgage not of a 120 Unit Storage Facility in the state of Florida, with a combined market value of approximately $4,954,900.

The Offering Period will commence upon this Offering Circular being Qualified by the SEC. The Company is offering by means of this Offering Circular up to 800,000 Common Shares on a “best-efforts” and ongoing basis to investors who meet the Investor Suitability standards as set forth herein. The Company anticipates the Common Shares will be sold primarily by the Company and its Officers. The Company and its Officers may also offer and sell Shares through the services of an independent broker-dealer who is a member firm of the Financial Industry Regulatory Authority (“FINRA”).

pg. 2

The proceeds of this Offering will not be placed into an escrow account. The Company will not accept subscription payments associated with subscription agreements until the Company has raised at least $468,750. At the time the minimum threshold is met, the Company will accept subscription payments, Common Shares of the Company will be issued, and investors will become Shareholders of the Company. If the Company does not meet the minimum threshold within 12-months after commencing this Offering, the Company will cancel this Offering and release all investors from their investment commitments.

The minimum number of Common Shares that will be sold to any investor is ONE (1) Common Shares for a total investment of NINTEY-THREE DOLLARS AND SEVENTY-FIVE CENTS ($93.75 USD). Investors cannot purchase fractional Common Shares. Investors whose purchase of Common Shares is accepted shall be referred to herein individually as a “Shareholder” or collectively as the “Shareholders”.

The Common Shares will not be initially listed for trading on a stock exchange or other trading market. Investing in the Company’s Common Shares is speculative and involves substantial risk. You should purchase the Company’s Common Shares only if you can afford a complete loss of your investment. See “Risk Factors” to read more about the significant risks you should consider before buying the Company’s Common Shares.

This Offering is being conducted on a “best-efforts” basis, which means that the Company will use commercially reasonable best-efforts in an attempt to sell the Common Shares. The Company’s Officers will not receive any commission or any other remuneration for these sales. In offering the Common Shares on behalf of the Company, the Company’s Officers will rely on the safe harbor from broker-dealer registration set forth in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

The Company is an “emerging growth company” under applicable United States Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements. This Offering Circular follows the disclosure format of Part I of Form S-1 pursuant to the general instructions of Part II(a)(1)(ii) of Form 1-A.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (“SEC”) DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO INVESTORS IF THE AGGREGATE PURCHASE PRICE BY INVESTORS EXCEEDS SEVENTY-FIVE MILLION AND 00/100 DOLLARS ($75,000,000.00 USD) ANNUALLY, PURSUANT TO THE TERMS OF RULE 251 OF REGULATION A TIER II SET FORTH UNDER THE SECURITIES ACT OF 1933 (THE “ACT”).

NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THIS OFFERING TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THAT INFORMATION AND THOSE REPRESENTATIONS SPECIFICALLY CONTAINED IN THIS OFFERING CIRCULAR; ANY OTHER INFORMATION OR REPRESENTATIONS SHOULD NOT BE RELIED UPON. ANY PROSPECTIVE PURCHASER OF THE COMMON SHARES WHO RECEIVES ANY OTHER INFORMATION OR REPRESENTATIONS SHOULD CONTACT THE COMPANY IMMEDIATELY TO DETERMINE THE ACCURACY OF SUCH INFORMATION AND REPRESENTATIONS. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALES HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR IN THE INFORMATION SET FORTH HEREIN SINCE THE DATE OF THIS OFFERING CIRCULAR SET FORTH ABOVE.

PROSPECTIVE PURCHASERS SHOULD NOT REGARD THE CONTENTS OF THIS OFFERING CIRCULAR OR ANY OTHER COMMUNICATION FROM THE COMPANY AS A SUBSTITUTE FOR CAREFUL AND INDEPENDENT TAX AND FINANCIAL PLANNING. EACH POTENTIAL INVESTOR IS ENCOURAGED TO CONSULT WITH HIS, HER OR ITS OWN INDEPENDENT LEGAL COUNSEL, ACCOUNTANT AND OTHER PROFESSIONALS WITH RESPECT TO THE LEGAL AND TAX ASPECTS OF THIS INVESTMENT AND WITH SPECIFIC REFERENCE TO HIS, HER OR ITS OWN TAX SITUATION, PRIOR TO SUBSCRIBING FOR THE COMMON SHARES. THE PURCHASE OF THE COMMON SHARES BY AN INDIVIDUAL RETIREMENT ACCOUNT, KEOGH PLAN OR OTHER QUALIFIED RETIREMENT PLAN INVOLVES SPECIAL TAX RISKS AND OTHER CONSIDERATIONS THAT SHOULD BE CAREFULLY CONSIDERED.

pg. 3

THE INFORMATION CONTAINED IN THIS OFFERING CIRCULAR HAS BEEN SUPPLIED BY THE COMPANY. THIS OFFERING CIRCULAR CONTAINS SUMMARIES OF DOCUMENTS NOT CONTAINED IN THIS OFFERING CIRCULAR, BUT ALL SUCH SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCES TO THE ACTUAL DOCUMENTS. COPIES OF DOCUMENTS REFERRED TO IN THIS OFFERING CIRCULAR, BUT NOT INCLUDED AS AN EXHIBIT, WILL BE MADE AVAILABLE TO QUALIFIED PROSPECTIVE INVESTORS UPON REQUEST. RULE 251(D)(3)(I)(F) PERMITS REGULATION A OFFERINGS TO CONDUCT ONGOING CONTINUOUS OFFERINGS OF SECURITIES FOR MORE THAN THIRTY (30) DAYS AFTER THE QUALIFICATION DATE IF: (1) THE OFFERING WILL COMMENCE WITHIN TWO (2) DAYS AFTER THE QUALIFICATION DATE; (2) THE OFFERING WILL BE MADE ON AN CONTINUOUS AND ONGOING BASIS FOR A PERIOD THAT MAY BE IN EXCESS OF THIRTY (30) DAYS OF THE INITIAL QUALIFICATION DATE; (3) THE OFFERING WILL BE IN AN AMOUNT THAT, AT THE TIME THE OFFERING CIRCULAR IS QUALIFIED, IS REASONABLY EXPECTED TO BE OFFERED AND SOLD WITHIN TWO (2) YEARS FROM THE INITIAL QUALIFICATION DATE AND FILED BY THE COMPANY PURSUANT TO RULE 251(D)(3)(I)(F) WITH THE SECURITIES AND EXCHANGE COMMISSION COVERING THE REMAINING SECURITIES OFFERED UNDER THE PREVIOUS OFFERING; THEN THE SECURITIES MAY CONTINUE TO BE OFFERED AND SOLD UNTIL THE EARLIER OF THE QUALIFICATION DATE OF THE NEW OFFERING CIRCULAR OR ONE HUNDRED EIGHTY (180) CALENDAR DAYS AFTER THE THIRD ANNIVERSARY OF THE INITIAL QUALIFICATION DATE OF THE PRIOR OFFERING CIRCULAR.

THE COMPANY MAY CHOOSE IN THE FUTURE TO OFFER THE COMMON SHARES DESCRIBED HEREIN ON A CONTINUOUS AND ONGOING BASIS PURSUANT TO RULE 251(D)(3)(I)(F). PURSUANT TO RULE 251(D)(3)(I)(F), THE COMPANY INTENDS TO COMMENCE THE OFFERING IMMEDIATELY AFTER THE INITIAL QUALIFICATION DATE.

The use of projections or forecasts in this Offering is prohibited. No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment in the Company’s Common Shares.

REMAINDER OF PAGE LEFT BLANK INTENTIONALLY

pg. 4

IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

Please carefully read the information in this Offering Circular and any supplements to this Offering Circular, which the Company refers to collectively as the Offering Circular. You should rely only on the information contained in this Offering Circular. The Company has not authorized anyone to provide you with different information. This Offering Circular may only be used where it is legal to sell these securities. You should not assume that the information contained in this Offering Circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This Offering Circular is part of an offering statement that the Company has filed with the SEC. Periodically, as the Company makes material investments or has other material developments, the Company will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that the Company makes in this Offering Circular will be modified or superseded by any inconsistent statement made by the Company in a subsequent Offering Circular supplement. The offering statement the Company filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in the Company’s annual reports, semi-annual reports and other reports and information statements that the Company will file periodically with the SEC.

The offering statement and all supplements and reports that the Company has filed or will file in the future can be read at the SEC website, www.sec.gov, or on our website, https://anabasisreit.com. The contents of the Company’s website (other than this Offering Circular and the appendices and exhibits thereto) are not incorporated by reference in or otherwise a part of this Offering Circular.

The Company’s Management and those selling the Common Shares on the Company’s behalf in this Offering will be permitted to make a determination that the purchasers of the Company’s Common Shares in this Offering are to “Qualified Purchasers” in reliance on the information and representations provided by the purchaser regarding the purchaser’s financial situation. Before making any representation that your investment does not exceed applicable thresholds, the Company encourages you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, the Company encourages you to refer to www.investor.gov.

REMAINDER OF PAGE LEFT BLANK INTENTIONALLY

pg. 5

TABLE OF CONTENTS:

pg. 6

ITEM 2: STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS:

The Company’s Common Shares will be exempt from State Law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that the Company’s Common Shares offered hereby are offered and sold only to “Qualified Purchasers”.

Qualified Purchasers include:

1.	Accredited Investors as defined under Rule 501(a) of Regulation D; and

2.	All other investors so long as their investment in the Company’s Common Shares does not represent more than ten percent (10%) of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

However, the Company’s Common Shares will be offered and sold only to those investors that are within the latter category (i.e., investors whose investment in the Company’s Common Shares does not represent more than ten percent (10%) of the applicable amount), regardless of an investor’s status as an “accredited investor”. Accordingly, the Company and its management, reserves the right to reject any investor’s subscription in whole or in part for any reason, including if the Company’s Management, in their sole and absolute and absolute discretion, determine that such investor is not a “Qualified Purchaser” for purposes of Regulation A.

To determine whether a potential investor is an “Accredited Investor” for purpose of satisfying one of the tests in the “Qualified Purchaser” definition, the investor must be a natural person who has:

1.	An individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000. USD at the time of the purchase, excluding the value of the primary residence of such person; or

2.	Earned income exceeding $200,000 USD in each of the two most recent years, or joint income with a spouse exceeding $300,000 USD for those years and a reasonable expectation of the same income level in the current year.

3.	If not a natural person, one of the following:

a.	An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) (a) if the investment decision is made by a plan fiduciary, as defined in section 3(21) thereof, which is (i) a bank; (ii) a savings and loan association, (iii) an insurance company or (iv) a registered investment advisor, or (b) if the employee benefit plan has total assets in excess of $5 Million USD, or (c) if the employee benefit plan is a self-directed plan, with investment decisions made solely by persons that are accredited investors;

b.	A trust, with total assets in excess of $5 Million USD, not formed for the specific purpose of acquiring the securities of the company being offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D of the Securities Act;

c.	A bank as defined in section 3(a)(2) of the Securities Act, whether acting in its individual or fiduciary capacity, a savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity;

d.	A broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934;

e.	An insurance company as defined in section 2(a)(13) of the Securities Act;

f.	An investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”) or registered pursuant to the laws of a state; any investment adviser relying on the exemption from registering with the SEC under section 203(l) or (m) of the Investment Advisers Act of 1940 (the “Advisers Act”);

g.	A business development company as defined in section 2(a)(48) of the Investment Company Act;

h.	A Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958;

i.	Any rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;

j.	A private business development company as defined in section 202(a)(22) of the Advisers Act;

pg. 7

k.	A corporation, a Massachusetts or similar business trust, partnership, limited liability company or an organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), not formed for the specific purpose of acquiring the securities of the issuer being offering, with total assets in excess of $5 Million USD;

l.	A plan established or maintained by a state or its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total asses in excess of $5 Million USD;

m.	Any entity not formed for the specific purposes of acquiring the securities offered, owning investments in excess of $5 Million USD;

n.	Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status;

o.	Any natural person who is a “knowledgeable employee,” as defined in rule 3c-5(a)(4) under the Investment Company Act, of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of such act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such act;

p.	Any “family office,” as defined in rule 202(a)(11)(G)-1 under the Advisers Act (i) with assets under management of $5 Million USD, (ii) not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

q.	Any “family client,” as defined in rule 202(a)(11)(G)-1 under the Advisers Act, of a family office that qualifies as an accredited investor pursuant to subsection (xvi) above, whose prospective investment in the issuer is directed by such family office;

r.	Any director or executive officer of the company; or

s.	An entity in which all the equity owners are accredited investors.

For purposes of determining whether a potential investor is a “Qualified Purchaser”, annual income and net worth should be calculated as provided in the “Accredited Investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

REMAINDER OF PAGE LEFT BLANK INTENTIONALLY

pg. 8

ITEM 3: STATEMENTS REGARDING FORWARD-LOOKING INFORMATION:

There are a number of statements in this Offering Circular which addresses activities, events or developments which the Company’s Management expects or anticipates will or may occur in the future. These statements are based on certain assumptions and analyses the Company’s Management made in light of its perception of historical trends, current business and economic conditions, and expected future developments, as well as other factors the Company’s Management believes are reasonable or appropriate. There can be no assurance that the actual results or developments the Company’s Management anticipates will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on the Company’s business or operations. ANY ESTIMATES OF LIKELY CASH FLOW ARE JUST THAT – ESTIMATES. CASH FLOW, IF ACHIEVED, MAY BE ERRATIC.

Potential investors can identify forward-looking statements by the use of words such as “may,” “should,” “will,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” ‘believes,” “plans,” “expects,” “future,” and similar expressions that are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to the risks and uncertainties and other factors, some of which are beyond the Company’s control and are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. In evaluating these forward-looking statements each investor should carefully consider the risks and uncertainties described in this Offering Circular.

Factors, many of which are beyond the Company’s control, which could have a material adverse effect on the Company’s operations and future prospects include, but are not limited to:

•	Any of the risk factors identified above;

•	The Company’s ability to effectively deploy the proceeds raised in this Offering;

•	The Company’s ability to attract investors to purchase its Common Shares;

•	Changes in economic conditions in the United States;

•	Expected rates of return provided to investors;

•	The ability of the Company’s Management / Officers to manage the Company’s Operations;

•	The quality and performance of the receivables;

•	Legislative and/or Regulatory changes impacting the Company’s business and/or the Company’s assets (including SEC guidance related to Regulation A or the JOBS Act);

•	The Company’s compliance with applicable Local, State and/or Federal Laws.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this Offering Circular. All forward-looking statements are made as of the date of this Offering Circular and the risk that actual results will differ materially from the expectations expressed in this Offering Circular will increase with the passage of time. Except as otherwise required by the Federal Securities Laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements after the date of this Offering Circular, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this Offering Circular, including, without limitations, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by the Company, the Company’s Management, or any other person that the objectives and plans set forth in this Offering Circular will be achieved.

REMAINDER OF PAGE LEFT BLANK INTENTIONALLY

pg. 9

ITEM 4: DISTRIBUTION SPREAD:

	Number of Common Shares Offered	Offering Price ($ USD)	Selling Commissions ($ USD)	Proceeds to the Company ($ USD)
Per Share	-------	$93.75	$0.00	$93.75
Total Minimum	5,000	$468,750	$0.00	$468,750
Total Maximum	800,000	$75,000,000	$0.00	$75,000,000

1)	The price per Common Share shown above was determined by the Management of the Company.
2)	The Common Shares will be offered and sold directly by the Company and its Management / Officers. No commissions for selling the Common Shares will be paid to the Company or its Management / Officers.
3)	The Company will be reimbursed for organization, offering, accounting and legal costs in connection with this offering, which are expected to be approximately five percent (5.0%) of the total capital raised.

REMAINDER OF PAGE LEFT BLANK INTENTIONALLY

pg. 10

ITEM 5. RISK FACTORS:

THE PURCHASE OF THE COMPANY’S COMMON SHARES IS SPECULATIVE AND INVOLVES SUBSTANTIAL RISK. IT IS IMPOSSIBLE TO PREDICT ACCURATELY THE RESULTS TO AN INVESTOR OF AN INVESTMENT IN THE COMPANY’S COMMON SHARES BECAUSE OF THE GENERAL UNCERTAINTIES THE COMPANY IS LIKELY TO FACE.

THIS OFFERING CIRCULAR CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THESE STATEMENTS ARE ONLY PREDICTIONS AND ARE NOT GUARANTEES. ACTUAL EVENTS AND RESULTS OF OPERATIONS COULD DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS ARE TYPICALLY IDENTIFIED BY THE USE OF TERMS SUCH AS “MAY,” “WILL,” “SHOULD,” “EXPECT,” “COULD,” “INTEND,” “ANTICIPATE,” “PLAN,” “ESTIMATE,” “BELIEVE,” “POTENTIAL,” OR THE NEGATIVE OF SUCH TERMS OR OTHER COMPARABLE TERMINOLOGY. THE FORWARD-LOOKING STATEMENTS INCLUDED HEREIN ARE BASED UPON THE COMPANY’S CURRENT EXPECTATIONS, PLANS, ESTIMATES, ASSUMPTIONS AND BELIEFS THAT INVOLVE NUMEROUS RISKS AND UNCERTAINTIES. ALTHOUGH THE COMPANY BELIEVES THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON REASONABLE ASSUMPTIONS, THE COMPANY’S ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THE RISK FACTORS DISCUSSED BELOW. ANY ASSUMPTIONS UNDERLYING FORWARD-LOOKING STATEMENTS COULD BE INACCURATE. PURCHASERS OF THE COMMON SHARES ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON ANY FORWARD-LOOKING STATEMENTS CONTAINED HEREIN.

YOU SHOULD CONSIDER CAREFULLY THE FOLLOWING RISKS, AND SHOULD CONSULT WITH YOUR OWN LEGAL, TAX AND FINANCIAL ADVISORS WITH RESPECT THERETO. YOU ARE URGED TO READ THIS ENTIRE OFFERING CIRCULAR AND ANY OFFERING CIRCULAR SUPPLEMENTS BEFORE INVESTING IN THE COMPANY’S COMMON SHARES.

The Ongoing COVID-19 Pandemic May Have a Material Adverse Effect on the Company’s Business, Results of Operations and Financial Condition

In March of 2020, the World Health Organization classified the COVID-19 outbreak as a pandemic. The Company is unable to accurately predict the full impact that the pandemic will have on the Company’s results from operations, financial condition, liquidity and cash flows due to numerous factors that are not within the Company’s control, including the duration and severity of the outbreak, public health measures, such as business closures and stay-at-home orders, and other actions taken by governments and business in response to the pandemic, the availability of government or local funding programs, general economic disruption and uncertainty in key markets and financial market volatility, and the impact of the COVID-19 pandemic on general macroeconomic conditions and the pace of recovery when the pandemic subsides.

The events and consequences of the ongoing COVID-19 Pandemic, which may cause the Company not to be able to accurately predict, recognize or control, may have a material adverse effect on its business, growth, reputation, prospects, financial condition, operating results, cash flows, and liquidity.

Emerging Growth Company Status

The Company is an “Emerging Growth Company” as defined in the Jumpstart our Business Startups Act (“JOBS Act”). For as long as the Company is an Emerging Growth Company, the Company may take advantage of the specified exemptions from reporting and other regulatory requirements that are otherwise applicable generally to other public companies. These exemptions include:

•	An exemption from providing an auditor’s attestation report on management’s assessment of the effectiveness of the Company’s systems of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;

pg. 11

•	An exemption from compliance with any new requirements adopted by the Public Accounting Oversight Board (“PCAOB”), requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the Company;

•	An exemption from compliance with any other new auditing standards adopted by the PCAOB after April 5th, 2012, unless the United States Securities Exchange Commission (“SEC”) determines otherwise; and

•	Reduced disclosure of executive compensation.

In addition, Section 107 of the JOBS Act provides that an Emerging Growth Company can use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This permits an Emerging Growth Company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, the Company has chosen to “opt out” of such extended transition period and, as a result, the Company will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for Non-Emerging Growth Companies. The Company’s decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

The Company will cease to be an “Emerging Growth Company” upon the earliest of (i) when the Company has $1.0 Billion USD or more in annual revenues, (ii) when the Company has at least $700 Million USD in market value of the Company’s Common Shares held by non-affiliates, (iii) when the Company issues more than $1.0 Billion USD of non-convertible debt over a three-year period, or (iv) the last day of the fiscal year following the fifth anniversary of the Company’s Initial Public Offering.

Development Stage Business

The Company was formed as “Anabasis LLC,” a Florida Limited Liability Company on October 5 of 2018 (SOS: L18000234800) / In Good Standing). The Company changed its name from “Anabasis LLC” to “Anabasis Real Estate Investment Trust, LLC” in September of 2023. Accordingly, the Company has only a limited history upon which an evaluation of its prospects and future performance can be made. The Company’s proposed operations are subject to all business risks associated with new enterprises. The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, operation in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base. There can be no assurances that the Company will operate profitably.

The Company’s Growth Strategy Will Depend upon Future Acquisitions of Single-Family and Multifamily income producing properties, and the Company may be unsuccessful in identifying and Consummating Attractive Acquisitions or Taking Advantage of Other Investment Opportunities, which would Impede the Company’s Growth and Negatively Affect the Company’s Cash Available for Distribution to Shareholders

The Company’s ability to expand through acquisitions is integral to the Company’s business strategy and requires that the Company identify and consummate suitable acquisition or investment opportunities that meet the Company’s investment criteria and are compatible with the Company’s growth strategy. The Company may not be successful in identifying and consummating acquisitions or investments in single-family & multifamily income producing properties that meet the Company’s investment criteria, which would impede the Company’s growth. In addition, general fluctuations in the market prices of securities and interest rates may affect the Company’s investment opportunities and value of the Company’s investments. The Company’s ability to acquire single-family & multifamily income producing properties on favorable terms, or at all, may be adversely affected by the following factors:

•	Competition from other real estate investors, including public and private Real Estate Investment Trusts, private equity investors and institutional investment funds, many of whom may have greater financial and operational resources and lower costs of capital than the Company has, and my be able to accept more risk than the Company can prudently manage;

•	Competition from other potential acquirers, which could significantly increase the purchase prices for single-family & multifamily income producing properties that the Company may seek to acquire;

pg. 12

•	The company may incur significant costs and divert management attention in connection with evaluating and negotiating potential acquisitions, including ones that the Company is subsequently unable to complete;

•	Increases in interest rates and inflationary pressures on the margins of the Company’s portfolio properties may impact the Company’s investment activities;

•	Even if the Company enters into agreements for the acquisition of properties, these agreements are subject to customary closing conditions, including the satisfactory results of the Company’s due diligence investigations; and

•	The Company may be unable to finance the acquisition on favorable terms, or at all.

The Company’s failure to identify and consummate attractive acquisitions or take advantage of other investment opportunities without substantial expense, delay or other operational or financial problems, would impede the Company’s growth and negatively affect the Company’s results of operations and cash available for distribution to its Shareholders.

The Company’s Real Estate Investments are, and are Expected to Continue to be, Concentrated in Single-Family & Multifamily Income Producing Properties, which Could Adversely Affect Operations Relative to a More Diversified Portfolio of Assets

The Company primarily invests in single-family & multifamily income producing properties, generally with values of between $100,000 USD and $1,500,000 USD. As of the date of this Offering Circular, 100% of the Company’s annualized base rent is derived from single-family & multifamily income producing properties. The Company is subject to risks inherent in concentrating investments in real estate, and the risks resulting from a lack of diversification may become even greater as a result of the Company’s business strategy to concentrate its investments in single-family & multifamily income producing properties. Any adverse effects that result from these risks could be more pronounced than if the Company diversified its investments outside of this type of real estate. Given the Company’s focus on this type of commercial real estate, the Company’s tenant base is limited to residential real estate renters who seek single-family and/or multifamily properties for their housing, which is primarily known as “Apartments.” Accordingly, a downturn in regional economies that affects apartment renters, could affect the Company’s business, financial condition, and results of operations, as well as the Company’s ability to make distributions to its shareholders.

The Company’s Growth May Depend on the Company’s Ability to Obtain Debt or Additional Equity Financing from Third-Party Sources. Such Financing is Outside of the Company’s Control and May Not be Available to the Company on Commercially Reasonable Terms or at All, Which Could Limit the Company’s Ability, Among Other Things, to Meet Its Capital and Operating Needs or to Make Cash Distributions to Its Shareholders as is Required for the Company to Qualify and Maintain its Qualification as a Real Estate Investment Trust

The Company intends to elect to be taxed as a Real Estate Investment Trust commencing in the 2023 or 2024 calendar year. In order to qualify and maintain its qualification as a Real Estate Investment Trust, the Company will be required under the Federal Tax Code, among other things, to distribute at least 90% of the Company’s taxable income, determined without regard to the cash distributions paid deduction and excluding any net capital gain. In addition, the Company will be subject to income tax at regular corporate rates to the extent that the Company distributes less than 100% of the Company’s taxable income, including any net capital gains. Because of these distribution requirements, the Company may not be able to fund future capital needs, including any necessary acquisition financing, from operating cash flow. Consequently, the Company intends to rely on third-party sources to fund its capital needs. The Company may not be able to obtain such financing on favorable terms or at all, and any additional debt the Company incurs will increase the Company’s leverage and likelihood of default. The Company’s access to third-party sources of capital depends, in part, on:

•	General market conditions;

•	The market’s perception of the Company’s business and growth potential;

•	The Company’s current debt levels;

•	The Company’s current and expected future earnings;

•	The Company’s cash flow and cash distributions; and

•	The market price per share of the Company’s Common Shares.

pg. 13

If the Company obtains capital from third-party sources, the Company may not be able to acquire single-family & multifamily income producing properties when strategic opportunities exist, meet the capital and operating needs of the Company’s existing single-family & multifamily income producing properties, satisfy any debt service obligations of the Company, or to make the cash distributions to the Company’s Common Shares Shareholders as necessary to qualify and maintain the Company’s qualification as a Real Estate Investment Trust.

The Company’s Portfolio of Properties are all Located in the State of Florida

As of the date of this Offering Circular, 100% of the Company’s annualized rent base is derived from single-family & multifamily income producing properties located in the State of Florida in the United States. As a result of this geographic concentration, the Company is particularly exposed to downturns in the economies of, as well as other changes in the real estate and small business markets in the Southeast United States. Further, other changes in the single-family & multifamily income producing properties market, or changes to the economy in the Southeast United States that affect the customer base that primarily rents apartments units, could have a disproportionate effect on the Company’s overall business results. In the event of negative economic or other changes in the geographic areas in which the Company’s real estate assets are located, could have an adverse effect on the financial condition and the results of the Company’s operations, as well as the Company’s ability to make cash distribution to the Company’s Common Shares Shareholders.

General Real Estate Investment Risks May Adversely Affect Property Income and Values

Real estate investments are subject to a variety of risks. The yields available from equity investments in real estate depend on the amount of income generated and expenses incurred. If the Company’s single-family & multifamily income producing properties do not generate sufficient income to meet operating expenses, including any debt service and capital expenditures, cash flow and the ability to make distributions to shareholders will be adversely affected. Income from the Company’s single-family & multifamily income producing properties may be further adversely affected by, among other things, the following factors:

•	The general economic climate;

•	Local economic conditions in which the Company’s single-family & multifamily income producing properties are located, such as oversupply of housing or a reduction in demand for rental housing;

•	The attractiveness of the Company’s single-family & multifamily income producing properties to tenants;

•	Competition from other available housing; and

•	The Company’s ability to provide for adequate maintenance and insurance.

As leases at the Company’s single-family & multifamily income producing properties expire, tenants may enter into new leases on terms that are less favorable to the Company. Income and real estate values also may be adversely affected by such factors as applicable laws (e.g., the Americans with Disabilities Act of 1990 and tax laws). Real estate investments are relatively illiquid and, therefore, the Company’s ability to vary its portfolio promptly in response to changes in economic or other conditions may be quite limited.

Acquisitions of Single-Family & Multifamily Income Producing Properties May Fail to Meet Expectations

The Company intends to continue to acquire single-family & multifamily income producing properties. However, there are risks that acquisitions will fail to meet our expectations. The Company’s estimates of future income, expenses and the costs of improvements or redevelopment that are necessary to allow the Company to market an acquired apartment community as originally intended may prove to be inaccurate. The Company expects to finance future acquisitions, in whole or in part, under various forms of secured or unsecured financing or through the issuance of equity ownership interests in the Company (common shares and/or preference shares). The use of equity financing, rather than debt, for future developments or acquisitions could dilute the interest of the Company’s existing shareholders.

pg. 14

Development and Redevelopment Activities May Be Delayed, Not Completed, and/or Not Achieve Expected Results

The Company plans to pursue development and redevelopment projects and these projects generally require various governmental and other approvals, which have no assurance of being received. The Company’s development and redevelopment activities generally entail certain risks, including the following:

•	Funds may be expended and management's time devoted to projects that may not be completed;

•	Construction costs of a project may exceed original estimates possibly making the project economically unfeasible;

•	projects may be delayed due to, without limitation, adverse weather conditions;

•	occupancy rates and rents at a completed project may be less than anticipated; and

•	expenses at completed development projects may be higher than anticipated.

These risks may reduce the funds available for distribution to the Company’s shareholders. Further, the development and redevelopment of the Company’s single-family & multifamily income producing properties is also subject to the general risks associated with real estate investments.

The Company May Incur General Uninsured Losses

The Company will carry comprehensive liability, fire, extended coverage and rental loss insurance for each of the Company’s single-family & multifamily income producing properties. There are, however, certain types of extraordinary losses, such as, for example, losses for terrorism or earthquake, for which the Company may not have insurance coverage. Although the Company may carry insurance for potential losses associated with its single-family & multifamily income producing properties, employees, residents, and compliance with applicable laws, it may still incur losses due to uninsured risks, deductibles, co-payments or losses in excess of applicable insurance coverage and those losses may be material. In the event of a substantial loss, insurance coverage may not be able to cover the full replacement cost of the Company’s lost investment, or the insurance carrier may become insolvent and not be able to cover the full amount of the insured losses. Inflation, changes in building codes and ordinances, environmental considerations and other factors might also affect the Company’s ability to replace or renovate a single-family home or a multifamily community after it has been damaged or destroyed.

Changes in Real Estate Tax and Other Laws May Adversely Affect the Company’s Results of Operations

Generally, the Company will not directly pass through costs resulting from changes in real estate tax laws to its single-family and/or multifamily community tenants. The Company also will not generally pass through increases in income, service or other taxes, to tenants under leases. These costs may adversely affect funds from operations and the ability to make distributions to Company shareholders. Similarly, compliance with changes in (i) laws increasing the potential liability for environmental conditions existing on single-family & multifamily income producing properties, or the restrictions on discharges or other conditions or (ii) rent control or rent stabilization laws or other laws regulating housing may result in significant unanticipated decrease in revenue or increase in expenditures, which would adversely affect funds from operations and the ability to make distributions to Company shareholders.

The Historical Performance of the Real Estate Assets of the Company is Not Necessarily Indicative of the Company’s Future Results

The historical performance of the real estate assets of the Company that are included in this Offering Circular are not necessarily indicative of what the Company’s operation, financial position or cash flows will be in the future. It is not possible for the Company to accurately estimate all adjustments that may reflect all the significant changes that will occur in the Company’s cost structure, funding and operations as a result of the formation transactions.

pg. 15

The Company has No Operating History as a Real Estate Investment Trust or being a Public Reporting Company in the United States, and the Company May Not be Able to Operate Its Business Successfully as a Real Estate Investment Trust or a Public Reporting Company.

The Company intends to elect to be taxed as a Real Estate Investment Trust for the 2023 calendar year, or the 2024 calendar year. The Company has no operating history as a Real Estate Investment Trust or being a public reporting company in the United States. The Company cannot assure you that the past experience of our senior management team will be sufficient to successfully operate the Company as a Real Estate Investment Trust or a United States public reporting company. As a United States public reporting company, the Company will be required to develop and implement control systems and procedures in order to qualify and maintain its qualification as a Real Estate Investment Trust, and satisfy our periodic and current reporting requirements under applicable United States Securities and Exchange Commission regulations and comply with OTC Market, NYSE or NASDAQ listing standards, and this transition could place a significant strain on the Company’s management systems, infrastructure and other resources.

The Company will be Subject to the Requirements of the Sarbanes-Oxley Act

As long as the Company remains an emerging growth company, as that term is defined in the JOBS Act, the Company will be permitted to gradually comply with certain of the on-going reporting and disclosure obligations of public reporting companies pursuant to the Sarbanes-Oxley Act of 2002 (the "Sarbanes- Oxley Act").

However, Company’s management will be required to deliver a report that assesses the effectiveness of the Company’s internal controls over financial reporting, pursuant to Section 302 of the Sarbanes-Oxley Act. Section 404 of the Sarbanes-Oxley Act may require the Company’s auditors to deliver an attestation report on the effectiveness of the Company’s internal controls over financial reporting in conjunction with their opinion on the Company’s audited financial statements as of December 31 subsequent to the year in which the registration statement (of which this Offering Circular forms a part) becomes effective if the Company is no longer an "emerging growth company". Substantial work on the Company’s part may be required to implement appropriate processes, document the system of internal control over key processes, assess their design, remediate any deficiencies identified and test their operation. This process may be both costly and challenging. The Company cannot give any assurances that material weaknesses will not be identified in the future in connection with the Company’s compliance with the provisions of Sections 302 and 404 of the Sarbanes-Oxley Act. The existence of any material weakness described above would preclude a conclusion by the Company’s Management and the Company’s Independent Auditors that the Company maintained effective internal control over financial reporting. The Company’s management may be required to devote significant time and expense to remediate any material weaknesses that may be discovered and may not be able to remediate any material weakness in a timely manner. The existence of any material weakness in the Company’s internal control over financial reporting could also result in errors in the Company’s consolidated financial statements that could require the Company to restate its consolidated financial statements, cause the Company to fail to meet its reporting obligations and cause investors to lose confidence in the Company’s reported financial information, all of which could lead to a decline in the per share value of the Company’s Common Shares.

The Company Faces Possible Risks and Costs Associated with Severe Weather Conditions, Natural Disasters and/or Physical Effects of Climate Change

The Company’s properties are located in areas particularly susceptible to revenue loss, cost increase or damage caused by severe weather conditions or natural disasters such as earthquakes, fires, high winds and floods, as well as the effects of climate change. To the extent that climate change impacts changes in weather patterns, the Company’s real estate assets could experience more frequent and severe natural disasters. Operationally, such events could cause a major power outage, leading to a disruption of the Company’s tenants’ operations or require them to incur additional cost associated with evacuation plans. Over time, any of these conditions could result in increased tenant costs or in the inability of our tenants’ to operate their business at the Company’s facilities. Such events could also have a material adverse impact on our tenants' operations and ability to meet their obligations to the Company. In the event of a loss in excess of insured limits, the Company could lose its capital invested in the affected property, as well as anticipated future revenue from that property. Any such loss could materially and adversely affect the Company’s business and our financial condition and results of operations.

pg. 16

Climate change may also have indirect effects on the Company’s business by increasing the cost of (or making unavailable) property insurance on terms the Company finds acceptable. To the extent that significant changes in the climate occur in areas where the Company’s properties are located, the Company may experience more frequent extreme weather events which may result in physical damage to or a decrease in demand for properties located in these areas or affected by these conditions. In addition, changes in Federal and/or State Legislation and Regulation on climate change could result in increased capital expenditures to improve the energy efficiency of the Company’s existing properties and could also require the Company to spend more on its new development properties without a corresponding increase in revenue. Should the impact of climate change be material in nature, including destruction of the Company’s properties, or occur for lengthy periods of time, the Company’s financial condition or results of operations may be adversely affected.

RISKS RELATED TO REAL ESTATE INDUSTRY:

The Company’s Business is Subject to Risks Associated with Real Estate Assets and the Real Estate Industry, which Could Materially Adversely Affect the Company’s Financial Condition, Results of Operations, Cash Flow, Cash Available for Distribution, and the Company’s Ability to Service any Debt Obligation(s)

The Company’s ability to pay cash distributions to its Common Shares Shareholders depends on the Company’s ability to generate revenues in excess of expenses, scheduled principal payments on debt (if any) and capital expenditure requirements. Events and conditions generally applicable to owners and operators of real property that are beyond the Company’s control may decrease cash available for cash distributions and the value of the Company’s properties. These events include many of the risks set forth below, but is not limited to:

•	Adverse changes in financial conditions of buyers, sellers and tenants of properties;

•	Vacancies or the Company’s inability to rent space on favorable terms, including possible market pressures to offer tenants rent abatements, tenant improvements, early termination rights or below-market renewal options, and the need to periodically repair, renovate and re-let space;

•	Increased operating costs, including insurance premiums, utilities, real estate taxes and state and local taxes;

•	Civil unrest, acts of war, terrorist attacks and natural disasters, including hurricanes, which may result in uninsured or underinsured losses;

•	Geopolitical challenges and uncertainties (including wars and other forms of conflict, terrorist acts and security operations);

•	Decreases in the underlying value of the Company’s real estate asset(s); and

•	Changing market demographics.

In addition, periods of economic downturn or recession, rising interest rates or declining demand for real estate, or the public perception that any of these events may occur, could result in a general decline in rents or an increased incidence of defaults under existing leases, which could materially adversely affect the Company’s financial condition, results of operations, cash flow, cash available for cash distribution and ability to service the Company’s debt obligations (if any).

As an Owner of Real Estate Assets, the Company Could Incur Significant Costs and Liabilities Related to Environmental Matters

Under various Federal, State and Local Laws and Regulations relating to the environment, as a current or former owner of real property, the Company may be liable for costs and damages resulting from the presence or release of hazardous or toxic substances, waste or petroleum products at, on, in, under or migrating from such property, including costs to investigate, clean up such contamination and liability for any alleged harm to human health, property or natural resources. Such laws often impose strict liability without regard to fault, including whether the owner or operator knew of, or was responsible for, the presence of such contamination, and the liability may be joint and several. These liabilities could be substantial and the cost of any required investigation, remediation, removal, fines or other costs could exceed the value of the property and/or our aggregate assets. In addition, the presence of contamination or the failure to remediate contamination at the Company’s properties may expose the Company to third-party liability for costs of remediation and/or personal or property damage or materially adversely affect the Company’s ability to sell, lease or develop its properties or to borrow using the properties as collateral. In addition, environmental laws may create liens on contaminated sites in favor of the government for damages and costs it incurs to address such contamination. Moreover, if contamination is discovered on the Company’s properties, environmental laws may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures.

pg. 17

As the owner of the buildings on the Company’s properties, the Company could face liability for the presence of hazardous materials, such as asbestos or lead, or other adverse conditions, such as poor indoor air quality, in the Company’s buildings. Environmental Laws govern the presence, maintenance, and removal of hazardous materials in buildings, and if the Company does not comply with such laws, the Company could face fines for such noncompliance and could be required to abate, remove or otherwise address the hazardous material to achieve compliance with applicable environmental laws and regulations. Also, the Company could be liable to third parties, such as occupants or employees of the buildings, for damages related to exposure to hazardous materials or adverse conditions in the Company’s buildings, and the Company could incur material expenses with respect to abatement or remediation of hazardous materials or other adverse conditions in the Company’s buildings. If the Company incurs material environmental liabilities in the future, the Company may find it difficult to sell or lease any affected properties.

The Company’s Properties May Contain or Develop Harmful Mold or Suffer from Other Air Quality Issues, which Could Lead to Liability for Adverse Health Effects and Costs of Remediation

When excessive moisture accumulates in buildings or on building materials, mold growth may occur, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Some molds may produce airborne toxins or irritants. Indoor air quality issues can also stem from inadequate ventilation, chemical contamination from indoor or outdoor sources, and other biological contaminants such as pollen, viruses and bacteria. Indoor exposure to airborne toxins or irritants above certain levels can be alleged to cause a variety of adverse health effects and symptoms, including allergic or other reactions. As a result, the presence of significant mold or other airborne contaminants at any of the Company’s properties could require the Company to undertake a costly remediation program to contain or remove the mold or other airborne contaminants from the affected property or increase indoor ventilation. In addition, the presence of significant mold or other airborne contaminants could expose the Company to liability from the tenant, employees of the tenant or others if property damage or personal injury is alleged to have occurred.

The Company’s Properties May be Subject to Impairment Charges

On a quarterly basis, the Company will assess whether there are any indicators that the value of its properties may be impaired. A property's value is considered to be impaired only if the estimated aggregate future cash flows (undiscounted and without interest charges) to be generated by the property are less than the carrying value of the property. In the Company’s estimate of cash flows, the Company will consider factors such as expected future operating income, trends and prospects, the effects of demand, competition and other factors. If the Company is evaluating the potential sale of an asset or development alternatives, the undiscounted future cash flows analysis will consider the most likely course of action at the balance sheet date based on current plans, intended holding periods and available market information. The Company will be required to make subjective assessments as to whether there are impairments in the value of the Company’s properties. These assessments may be influenced by factors beyond the Company’s control, such as early vacating by a tenant or damage to properties due to earthquakes, floods, natural disasters, fire, civil unrest, terrorist acts or acts of war. These assessments may have a direct impact on the Company’s earnings because recording an impairment charge results in an immediate negative adjustment to earnings. There can be no assurance that the Company will not take impairment charges in the future related to the impairment of the Company’s properties. Any such impairment could have a material adverse effect on the Company’s business, financial condition and results of operations in the period in which the charge is taken.

The Company May Incur Significant Costs Complying with Various Federal, State and Local Laws, Regulations and Covenants that are Applicable to the Company’s Properties

Properties are subject to various covenants and Federal, State and Local Laws and Regulatory Requirements, including permitting and licensing requirements. Local regulations, including municipal or local ordinances, zoning restrictions and restrictive covenants imposed by community developers may restrict the Company’s use of its properties and may require the Company to obtain approval from local officials or restrict the Company’s use of its properties and may require the Company to obtain approval from local officials of community standards organizations at any time with respect to the Company’s properties, including prior to developing or acquiring a property or when undertaking renovations of any of the Company’s existing properties. Among other things, these restrictions may relate to fire and safety, seismic or hazardous material abatement requirements. There can be no assurance that existing laws and/or regulatory policies will not adversely affect the Company or the timing or cost of any future development, acquisitions or renovations, or that additional regulations will not be adopted that increase such delays or result in additional costs. The Company’s growth strategy may be affected by its ability to obtain permits, licenses and zoning relief.

pg. 18

In addition, Federal and State Laws and Regulations, including laws such as the ADA and the Fair Housing Amendment Act of 1988, or FHAA, impose further restrictions on the Company’s properties and operations. Under the ADA and the FHAA, all public accommodations must meet Federal requirements related to access and use by disabled persons. Although the Company believes that all of its properties are in compliance with the requirements of the ADA and the FHAA, if one or more of the properties in the Company’s portfolio were not in compliance with the ADA, the FHAA or any other regulatory requirements, the Company could incur additional costs to bring such properties into compliance, be subject to governmental fines or the award of damages to private litigants or be unable to refinance such properties. In addition, the Company does not know whether existing requirements will change or whether future requirements will require the Company to make significant unanticipated expenditures that will adversely impact the Company’s financial condition, results of operations and cash flow.

RISKS RELATED TO THIS OFFERING AND OWNERSHP OF THE COMPANY’S SECURITIES:

There is No Existing Market for the Company’s Common Shares, and a Trading Market that will Provide You with Adequate Liquidity May Not Develop for the Company’s Common Shares

No public market for buying and selling of the Company’s Common Shares currently exists. The Company intends to list its Common Shares on the OTC Markets, which is a separate and distinct exchange when compared to national stock exchanges like the New York Stock Exchange and the NASDAQ. Neither the New York Stock Exchange nor the NASDAQ has a business relationship with issuers of securities on the OTC Markets. The SEC’s order handling rules, which apply to the New York Stock Exchange and NASDAQ listed securities do not apply to securities quoted on the OTC Markets.

Although exchanges like the New York Stock Exchange and/or the NASDAQ have rigorous listing standards to ensure the high quality of their issuers and can delist issuers for not meeting those standards; the OTC Markets do not have these listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files.

Shareholders of the Company’s Common Shares may have a greater difficulty in getting orders filled than if the Company was listed on the New York Stock Exchange or the NASDAQ. Trading activity in general is not conducted as efficiently and effectively on OTC Markets as with exchange-listed securities. Also, because OTC Markets stocks are usually not followed by analysts, there may be lower trading volume than New York Stock Exchange and NASDAQ listed securities.

The Company’s Revenues, Operating Results and Cash Flows may Fluctuate in Future Periods and the Company may Fail to Meet Investor Expectations, which may Cause the Value of the Company’s Common Shares to Decline

Variations in the Company’s quarterly and year-end operating results are difficult to predict and may fluctuate significantly from period-to-period. If the Company’s revenues or operating results fall below the expectations of Investors or securities analysts, the value of the Company’s Common Shares could decline substantially. Specific factors that may cause fluctuations in the Company’s operating results include (but are not limited to):

•	Demand for Company’s real estate assets;

•	Quarterly and annual results of operations that fail to meet investor and/or analyst expectations;

•	Actual or anticipated fluctuations in the Company’s operating results due to factors related to the Company’s business;

•	Changes in accounting standards, policies, guidance, interpretations or principles;

•	Changes in earnings estimates by securities analysts of the Company’s inability to meet those estimates;

•	The operating and shares price performance of other comparable companies;

•	Overall market fluctuations; and

•	General economic conditions.

pg. 19

Future Sales of the Company’s Common Shares Could Depress the Market Price of the Company’s Common Shares

Sales of a substantial number of the Company’s Common Shares in the private or public market(s) could occur at any time. If the Company’s shareholders sell, or the market perceives that the Company’s shareholders intend to sell their shares, substantial amounts of the Company’s Common Shares in the public market may cause the Company’s Common Shares Market Price to decline significantly.

Compliance with Securities Laws

The Common Shares are being offered for sale in reliance upon certain exemptions from the registration requirements of the Securities Act, applicable Florida Securities Laws, and other applicable state securities laws. If the sale of Common Shares were to fail to qualify for these exemptions, purchasers may seek rescission of their purchases of the Common Shares. If a number of purchasers were to obtain rescission, the Company would face significant financial demands, which could adversely affect the Company as a whole, as well as any non-rescinding purchasers.

Offering Price

The price of the Common Shares offered has been arbitrarily established by the Company’s Managing Member. The Offering price bears little relationship to the assets, net worth, or any other objective criteria.

Federal Income Tax Risks

THE COMPANY HAS NOT OBTAINED A LEGAL OPINION CONCERNING THE TAX IMPLICATIONS OF AN INVESTMENT IN THE COMMON SHARES. Prospective purchasers of the Company’s Common Shares should consult their own tax advisors as to their own tax situation prior to investment in the Common Shares. The cost of such consultation could, depending on the amount thereof, materially increase the cost of investment in the Company’s Common Shares and decrease any anticipated yield on the investment. A number of changes in the tax laws have been made and/or are under consideration, and such professional consultation is essential.

NOTICE REGARDING AGREEMENT TO ARBITRATE

THIS OFFERING CIRCULAR REQUIRES THAT ALL INVESTORS ARBITRATE ANY DISPUTE ARISING OUT OF THEIR INVESTMENT IN THE COMMON SHARES. ALL INVESTORS (INCLUDING RESALES) FURTHER AGREE THAT THE ARBITRATION WILL BE BINDING AND HELD IN THE STATE OF FLORIDA, IN THE COUNTY OF DUVAL. EACH INVESTOR ALSO AGREES TO WAIVE ANY RIGHTS TO A JURY TRIAL. OUT OF STATE ARBITRATION MAY FORCE AN INVESTOR TO ACCEPT A LESS FAVORABLE SETTLEMENT FOR DISPUTES. OUT OF STATE ARBITRATION MAY ALSO COST AN INVESTOR MORE TO ARBITRATE A SETTLEMENT OF A DISPUTE. BY AGREEING TO BE SUBJECT TO THE ARBITRATION PROVISION IN THE COMPANY’S OPERATING AGREEMENT, INVESTORS / SHAREHOLDERS WILL NOT BE DEEMED TO WAIVE THE COMPANY'S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. (See “Arbitration Provision” in Item 15 of this Offering Circular).

Further, the Company’s Operating Agreement provides to the fullest extent permitted by law that unless the Company consents in writing to arbitrate, each Shareholder: a) irrevocably submits to the non-exclusive jurisdiction and venue of any Florida State Court or U.S. Federal Court sitting in Jacksonville, Florida in any action arising out of this Agreement; and b) consents to the service of process by mail. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.

The forum selection provision may increase costs to bring a claim, discourage claims, or limit a Shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company or the Company’s directors, officers, or other Employees, which may discourage such lawsuits against the Company or the Company’s directors, officers, and other Employees. Alternatively, if a court were to find the forum selection provision contained in the Company’s Operating Agreement to be inapplicable or unenforceable in an action, the Company may incur additional costs associated with resolving such action in other jurisdictions. This provision in the Company’s Operating Agreement will not preclude or contract the scope of exclusive federal or concurrent jurisdiction for actions brought under the federal securities laws including the Securities Exchange Act of 1934 or the Securities Act of 1933, or the respective rules and regulations promulgated thereunder.

pg. 20

RISKS RELATED TO STATUS AS A REAL ESTATE INVESTMENT TRUST:

The Company’s Ownership of and Relationship with Any Future Taxable Real Estate Investment Trust Subsidiary(s) will be Limited and a Failure to Comply with the Limits would Jeopardize the Company’s Real Estate Investment Trust Status and May Result in the Application of a 100% Excise Tax

A Real Estate Investment Trust may own up to 100% of the stock of one or more Taxable Real Estate Investment Trust Subsidiaries (“TRS”). A TRS may earn income that would not be qualifying income if earned directly by the parent Real Estate Investment Trust. Both the subsidiary and the Real Estate Investment Trust must jointly elect to treat the subsidiary as a TRS. A corporation (other than a Real Estate Investment Trust) of which a TRS directly or indirectly owns securities possessing more than 35% of the total voting power or total value of the outstanding securities of such corporation will automatically be treated as a TRS. Overall, no more than 20% of the value of a Real Estate Investment Trust's total assets may consist of stock or securities of one or more TRSs. A domestic TRS will pay U.S. Federal, State and Local Income Tax at regular corporate rates on any income that it earns. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent Real Estate Investment Trust to assure that the TRS is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on certain transactions between a TRS and its parent Real Estate Investment Trust that are not conducted on an arm's-length basis. Any domestic TRS that the Company owns or forms will pay U.S. Federal, State and Local income tax on its taxable income, and its after-tax net income will be available for distribution to the Company but is not required to be distributed to the Company unless necessary to maintain the Company’s Real Estate Investment Trust qualification.

The Company does not currently own any subsidiaries that are expected to be TRSs, nor does the Company have any plans to establish any TRSs in the future. However, in the event that the Company chooses to form a TRS, it would need to comply with the foregoing requirements.

The Company Must Distribute Earnings and Profits in Its First Taxable Year as a Real Estate Investment Trust that are Attributable to any Period Before the Company is a Real Estate Investment Trust

In order to qualify as a Real Estate Investment Trust, the Company must not have accumulated earnings and profits attributable to any non-Real Estate Investment Trust years. A Real Estate Investment Trust has until the close of its first taxable year in which it has non-Real Estate Investment Trust accumulated earnings and profits to distribute any such accumulated earnings and profits. Unless the "deficiency dividend" procedures apply, and the Company complies with those procedures, failure to distribute such accumulated earnings and profits would result in the Company’s disqualification as a Real Estate Investment Trust.

The Company has been, and still is, taxable as a limited liability company. As of the date of this Offering Circular / Registration Statement, the Company does not have any taxable income or accumulated earnings and profits. Prior to being qualified as a Real Estate Investment Trust, the Company intends to make a cash distribution of any accumulated earnings and profits attributable to the period starting on the date of Qualification of this Offering and the Company’s registration as a Real Estate Investment Trust with the IRS.

Qualifying as a Real Estate Investment Trust Involves Highly Technical and Complex Provisions of the United States Tax Code

Qualifying as a Real Estate Investment Trust involves the application of highly technical and complex provisions of the United States Tax Code for which only limited judicial and administrative authorities exist. Even a technical or inadvertent violation could jeopardize the Company’s Real Estate Investment Trust qualification. The Company’s qualification as a Real Estate Investment Trust will depend on the Company’s satisfaction of certain asset, income, organizational, distribution, shareholder ownership and other requirements on a continuing basis. Compliance with these requirements must be carefully monitored on a continuing basis, and there can be no assurance that the Company’s personnel responsible for doing so will be able to successfully monitor the Company’s compliance. In addition, the Company’s ability to satisfy the requirements to qualify to be taxed as a Real Estate Investment Trust may depend, in part, on the actions of third parties over which the Company has either no control or only limited influence.

pg. 21

The Prohibited Transactions Tax May Limit the Company’s Ability to Dispose of the Company’s Properties

A Real Estate Investment Trust’s net income from prohibited transactions is subject to a tax of 100%. In general, prohibited transactions are sales or other dispositions of property other than foreclosure property, held primarily for sale to customers in the ordinary course of business. The Company may be subject to the prohibited transaction tax equal to 100% of net gain upon the disposition of real property. Although a safe harbor to the characterization of the sale of real property by a Real Estate Investment Trust as a prohibited transaction is available, the Company cannot assure you that it can comply with the safe harbor or that the Company will avoid owning property that may be characterized as held primarily for sale to customers in the ordinary course of business. Consequently, the Company may choose not to engage in certain sales of its properties or may conduct such sales through a TRS, which would be subject to Federal and State Income Taxation.

Legislative, Administrative, Regulatory or Other Actions Affecting Real Estate Investment Trusts, Including Positions Taken by the IRS, Could Have an Adverse Impact on the Company’s Investors and/or the Company

The rules dealing with U.S. Federal Income Taxation are constantly under review by persons involved in the legislative process, and by the IRS and the U.S. Department of the Treasury. Changes to the tax laws, such as the tax law informally known as the Tax Cuts and Jobs Act enacted on December 22, 2017 ("TCJA") or the PATH Act enacted on December 18, 2015, or interpretations thereof by the IRS and the Treasury, with or without retroactive application, could materially and adversely affect the Company’s investors or the Company. The Company cannot predict how changes in the tax laws might affect the Company’s investors or the Company. New legislation, Treasury regulations, administrative interpretations or court decisions could significantly and negatively affect the Company’s ability to qualify to be taxed as a Real Estate Investment Trust and/or the U.S. Federal Income Tax consequences to the Company’s investors and the Company of such qualification.

Real Estate Investment Trust Cash Distribution Requirements Could Adversely Affect the Company’s Liquidity and the Company’s Ability to Execute Its Business Plan

In order for the Company to qualify to be taxed as a Real Estate Investment Trust, and assuming that certain other requirements are also satisfied, the Company generally must distribute at least 90% of its Real Estate Investment Trust Taxable Income, determined without regard to the cash distributions paid deduction and excluding any net capital gains, to the Company’s Common Shares Shareholders each year, so that U.S. Federal Corporate Income Tax does not apply to earnings that the Company distributes. To the extent that the Company satisfies this cash distribution requirement and qualifies for taxation as a Real Estate Investment Trust but distributes less than 100% of its Real Estate Investment Trust taxable income, determined without regard to the cash distributions paid deduction and including any net capital gains, the Company will be subject to U.S. Federal Corporate Income Tax on its undistributed net taxable income. In addition, the Company will be subject to a 4% non-deductible excise tax if the actual amount that the Company distributes to its Common Shares Shareholders in a calendar year is less than a minimum amount specified under U.S. Federal Income Tax laws. The Company intends to make cash distributions to its Common Shares Shareholders to comply with the Real Estate Investment Trust requirements.

Under some circumstances, the Company may be able to rectify a failure to meet the cash distribution requirement for a year by paying profit share to Common Shares Shareholders in a later year, which may be included in the Company’s deduction for cash distributions paid for the earlier year (known as "deficiency dividends"). Thus, the Company may be able to avoid being taxed on amounts distributed as deficiency dividends. The Company will, however, be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

The IRS has also issued Revenue Procedure 2017-45, authorizing elective stock dividends to be made by public Real Estate Investment Trusts. Pursuant to this revenue procedure, effective for distributions declared on or after August 11, 2017, the IRS will treat the distribution of common shares pursuant to an elective stock dividend as a distribution of property under Section 301 of the Code (i.e., as a dividend to the extent of our earnings and profits), as long as at least 20% of the total dividend is available in cash and certain other requirements outlined in the revenue procedure are met. In the case of a taxable stock dividend, Common Shares Shareholders of the Company may be required to include the cash distribution as income and would be required to satisfy the potential tax liability associated with the cash distribution with cash from other sources.

pg. 22

From time to time, the Company may generate taxable income greater than the Company’s cash flow as a result of differences in timing between the recognition of taxable income and the actual receipt of cash or the effect of non-deductible capital expenditures, the creation of reserves or required debt or amortization payments. If the Company does not have other funds available in these situations, the Company could be required to borrow funds on unfavorable terms, sell assets at disadvantageous prices, distribute amounts that would otherwise be invested in future acquisitions, capital expenditures or repayment of debt, or make taxable cash distributions of the Company’s Common Shares or debt securities to make distributions sufficient to enable the Company to pay out enough of its taxable income to satisfy the Real Estate Investment Trust distribution requirement and avoid corporate income tax and the 4% excise tax in a particular year. These alternatives could increase the Company’s costs or reduce the Company’s equity. Further, amounts distributed will not be available to fund investment activities. Thus, compliance with the Real Estate Investment Trust requirements may hinder the Company’s ability to grow, which could adversely affect the value of the Company’s shares. Any restrictions on the Company’s ability to incur additional indebtedness or make certain distributions could preclude the Company from meeting the 90% distribution requirement. Decreases in Funds from Operations due to unfinanced expenditures for acquisitions of properties or increases in the number of Common Shares outstanding without commensurate increases in Funds from Operations each would adversely affect the Company’s ability to maintain cash distributions to the Company’s Common Shares Shareholders. Consequently, there can be no assurance that the Company will be able to make cash distributions at the anticipated distribution rate or any other rate.

Complying with Real Estate Investment Trust Requirements May Cause the Company to Forego Otherwise Attractive Acquisition Opportunities or Liquidate Otherwise Attractive Investments

To qualify to be taxed as a Real Estate Investment Trust for U.S. Federal Income Tax purposes, the Company must ensure that, at the end of each calendar quarter, at least 75% of the value of the Company’s assets consist of cash, cash items, government securities and "real estate assets" (as defined in the United States Tax Code), including certain mortgage loans and securities. The remainder of the Company’s investments (other than government securities, qualified real estate assets and securities issued by a TRS) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer.

Additionally, in general, no more than 5% of the value of the Company’s total assets (other than government securities, qualified real estate assets and securities issued by a TRS) can consist of the securities of any one issuer, and no more than 20% of the value of the Company’s total assets can be represented by securities of one or more TRSs. If the Company fails to comply with these requirements at the end of any calendar quarter, the Company must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing its Real Estate Investment Trust qualification and suffer adverse tax consequences. As a result, the Company may be required to liquidate or forego otherwise attractive investments. These actions could have the effect of reducing the Company’s income and amounts available for cash distribution to holders of its Common Shares.

In addition to the asset tests set forth above, to qualify to be taxed as a Real Estate Investment Trust, the Company must continually satisfy tests concerning, among other things, the sources of the Company’s income, the amounts the Company distributes to its Common Shares Shareholders and the ownership of the Company’s Common Shares. The Company may be unable to pursue investments that would be otherwise advantageous to the Company in order to satisfy the source-of-income or asset-diversification requirements for qualifying as a Real Estate Investment Trust. Thus, compliance with the Real Estate Investment Trust requirements may hinder the Company’s ability to make certain attractive investments.

Complying with Real Estate Investment Trust Requirements May Limit the Company’s Ability to Hedge Effectively and May Cause the Company to Incur Tax Liabilities

The Real Estate Investment Trust provisions of the United States Tax Code substantially limits the Company’s ability to hedge its assets and liabilities. Income from certain potential hedging transactions that the Company may enter into to manage risk of interest rate changes with respect to borrowings made or to be made to acquire or carry real estate assets or from transactions to manage risk of currency fluctuations with respect to any item of income or gain that satisfies the Real Estate Investment Trust gross income tests (including gain from the termination of such a transaction) does not constitute "gross income" for purposes of the 75% or 95% gross income tests that apply to Real Estate Investment Trusts, provided that certain identification requirements are met. To the extent that the Company enters into other types of hedging transactions or fails to properly identify such transaction as a hedge, the income is likely to be treated as nonqualifying income for purposes of both of the gross income tests.

pg. 23

As a result of these rules, the Company may be required to limit its use of advantageous hedging techniques or implement those hedges through a total return swap. This could increase the cost of the Company’s hedging activities because the total return swap may be subject to tax on gains or expose the Company to greater risks associated with changes in interest rates than the Company would otherwise want to bear. In addition, losses in the total return swap will generally not provide any tax benefit, except that such losses could theoretically be carried back or forward against past or future taxable income in the total return swap.

The Share Ownership Limited Imposed by the United States Tax Code and the Company’s Operating Agreement May Inhibit Market Activity in the Company’s Shares and Restrict the Company’s Business Combination Opportunities

In order for the Company to maintain its qualification as a Real Estate Investment Trust under the United States Tax Code, not more than 50% in value of the Company’s outstanding shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the United States Tax Code to include certain entities) at any time during the last half of each taxable year after our first taxable year as a Real Estate Investment Trust. The Company’s Operating Agreement, with certain exceptions, will authorize the Company’s Managing Members, or its Board of Directors, to take the actions that are necessary and desirable to preserve the Company’s qualification as a Real Estate Investment Trust. Unless exempted by the Company’s Management, or the Company’s Board of Directors, no person may beneficially own more than 9.8% of the Company’s outstanding Common Shares or more than 9.8% of any outstanding class or series of the Company’s preference Shares, as determined by value. The Company’s Management, or Board of Directors, may exempt a person from the ownership limit if the Company’s Management, or Board of Directors, receives a ruling from the IRS or an opinion of tax counsel that such ownership will not jeopardize the Company’s status as a Real Estate Investment Trust or such other documents the Company’s Management, or Board of Directors, deems appropriate. These ownership limits could delay or prevent a transaction or a change in the Company’s control that might involve a premium price for the Company’s Common Shares or otherwise be in the best interest of the Company’s Common Shares Shareholders.

Even if the Company Qualifies as a Real Estate Investment Trust for Federal Income Tax Purposes, the Company May be Subject to Other Liabilities that Reduces the Company’s Cash Flow and the Company’s Ability to Make Cash Distributions to Its Common Shares Shareholders

Even if the Company qualifies as a Real Estate Investment Trust for Federal Income Tax purposes, the Company may be subject to Federal, State and Local Taxes in certain situations. For example:

•	Since the Company may not qualify as a Real Estate Investment Trust with respect to 2023, the Company may pay U.S. Federal Corporate Income Tax on its net income in 2023.

•	Income and gain from a "foreclosure property" are subject to special rules. Generally, income and gain from foreclosure property is subject to corporate income tax at the highest applicable rate.

•	If the Company sells an asset that it would hold primarily for sale to customers in the ordinary course of business, the Company’s gain would be subject to the 100% "prohibited transaction" tax.

•	If the Company fails to meet the gross income requirements but the failure is not due to reasonable cause and not willful neglect, the Company will be required to pay a 100% tax equal to the product of the amount by which the non-qualifying income caused the Company to fail the gross income test and a fraction intended to reflect our profitability.

•	If the Company fails to meet a certain gross asset test and cannot cure the violation with 30 days of quarter end, but the failure is not due to reasonable cause and not willful neglect, the Company will be required to pay a tax of the greater of (i) $50,000 or (ii) the product of the value of the excess assets that caused the violation and the highest applicable corporate tax rate.

•	If the Company fails to meet any Real Estate Investment Trust requirement other than the income or asset requirements and the failure is due to reasonable cause and not willful neglect, the Company will be required to pay a $50,000 penalty per violation.

pg. 24

RISKS RELATED TO CONFLICTS OF INTEREST:

The Company’s Managing Members and Member of the Company’s Board of Directors

The Company’s Managing Member and Members of the Company’s Board of Directors are subject to various conflicts of interest. The Company’s discusses these conflicts below and conclude this section with a discussion of the corporate governance measures that the Company has adopted to mitigate some of the risks posed by these conflicts.

Allocation of the Company’s Managing Member and the Company’s Members of the Board of Directors Time

The Company relies on the Company’s Managing Member and/or members of the Company’s Board of Directors to act on behalf of the Company’s best interests, which includes the day-to-day operation of the Company’s business. As a result of the Managing Member’s and/or the members of the Company’s Board of Directors interest(s) in other businesses, their obligation(s) to these other businesses (some of which may be real estate related, but not considered a competitor to that of the Company), the Company’s Managing Member and/or a member of the Company’s Board of Directors may face conflicts of interest in allocating their time to the Company depending on the business activities for which they are involved. However, the Company believes that the Company’s Managing Member and the members of the Company’s Board of Directors (once seated) will have sufficient time to fulfill their responsibilities to the Company.

Receipt of Fees and Other Compensation by the Company’s Managing Member and/or Members of the Company’s Board of Directors

The Company’s Managing Member and/or the Company’s Board of Directors will receive fees from the Company, which fees may not be negotiated at arm’s length. These fees could influence the Company’s Managing Member and/or member of the Company’s Board of Directors’ advice to the Company. Among other matters, these compensation arrangements could affect the Company’s Managing Member’s and/or a member of the Company’s Board of Directors judgment with respect to:

•	The continuation, renewal and/or enforcement of provisions of the Company’s Operating Agreement;

•	The initiation, continuation, renewal and/or enforcement of any service agreement;

•	Whether and/or when the Company pursues public offerings of equity by the Company, which will likely entitle the Company’s Managing Member and/or members of the Company’s Board of Directors to increased asset management fees and other fees;

•	Whether and/or when the Company seeks to list is Common and/or Preferred Shares on a stock exchange or other trading market;

•	Whether and/r when the Company seeks approval to internalize its management, which may entail acquiring assets (such as office space, furnishings, and technology costs) and the addition of key real estate professionals as salaried members of the Company performing professional services for the Company;

•	Whether and/or when the Company seeks to sell the Company or its assets; and

•	Whether and/or when the Company seeks to merge or consolidate its assets with other companies, including companies that may be affiliated with the Company’s Managing Member and/or a member of the Company’s Board of Directors.

The Company’s Policy Relating to Conflict of Interest

In addition to the provisions in the Company’s Operating Agreement, the Company has adopted the following policies prohibiting the Company from entering into certain types of transactions with the Company’s Managing Member or any member of the Company’s Board of Directors to reduce the potential for conflicts of interest in transactions with the Managing Member or any member of the Company’s Board of Directors.

pg. 25

After the acquisition of the initial portfolio of properties as identified in this Offering Circular, the Company may not engage in the following types of transactions unless such transaction is approved by a majority vote of Shareholders of the Company holding voting rights in the Company, minus any votes of the Managing Member and the Company’s Board of Directors.

•	Sell or lease any investments to the Company’s Managing Member or any member of the Company’s Board of Directors unless approved by a majority vote of Shareholders of the Company holding voting rights in the Company, minus any votes of the Managing Member and the Company’s Board of Directors;

•	Acquire or lease any investments from the Company’s Managing Member of any member of the Company’s Board of Directors unless approved by a majority vote of Shareholders of the Company holding voting rights in the Company, minus any votes of the Managing Member and the Company’s Board of Directors;

•	Invest in or make mortgage loans in which the transaction with the Company’s Managing Member or any member of the Company’s Board of Directors, including any mortgage loans that are subordinate to any mortgage or equity interest of the Company’s Managing Member or any member of the Company’s Board of Directors.

By investing in this Offering, a Shareholder concludes that all initial portfolio acquisitions, and the terms of those acquisitions, are fair and reasonable to the Shareholder.

REMAINDER OF PAGE LEFT BLANK INTENTIONALLY

pg. 26

ITEM 6: COMPANY OWNERSHIP & DILUTION:

ANABASIS REAL ESTATE INVESTMENT TRUST, LLC. is a Florida Limited Liability Company and was formed on October 5 of 2018. The Company currently has 20,000 Common Shares Issued and Outstanding, and current ownership of those Common Shares are detailed below. Upon the Completion of this Offering 1,000,000 Common Shares will be Issued and Outstanding.

Name and Address of Record Owner	Prior to Offering:	After Completion of Offering
MARK T. OCEPEK 103 CENTURY 21 DRIVE SUITE 100-008 JACKSONVILLE, FLORIDA 32202 (i)(ii)	8,493 Common Shares (42.47% of the Issued & Outstanding)	84,930 Common Shares (8.49% of the Issued & Outstanding)
BRYCE OCEPEK 103 CENTURY 21 DRIVE SUITE 100-008 JACKSONVILLE, FLORIDA 32202 (i)(iii)	8,492 Common Shares (42.46% of the Issued & Outstanding)	84,920 Common Shares (8.49% of the Issued & Outstanding)
JAMES A. STUBER 205 WORTH AVENUE SUITE 201 PALM BEACH, FLORIDA 33480 (iv)	500 Common Shares (2.5% of the Issued & Outstanding)	5,000 Common Shares (0.5% of the Issued & Outstanding)
PIERRE LAPORTE 2398 SADLER ROAD FERNANDINA BEACH, FLORIDA 32034 (*)(v)	120 Common Shares (0.6% of the Issued & Outstanding)	1,200 Common Shares (0.12% of the Issued & Outstanding)
LEE FRANKHOUSER 12008 SOUTH SHORE BLVD SUITE 208 WELLINGTON, FLORIDA 33414 (*)(vi)	100 Common Shares (0.5% of the Issued & Outstanding)	1,000 Common Shares (0.1% of the Issued & Outstanding)
GENE D. LIPSCHER 1025 WEST INDIANTOWN ROAD SUITE 106 JUPITER, FLORIDA 33458 (*)(vii)	100 Common Shares (0.5% of the Issued & Outstanding)	1,000 Common Shares (0.1% of the Issued & Outstanding)
SYNDICATE LEGAL & FINANCIAL, LLC 355 SOUTH GRAND AVENUE LOS ANGELES CALIFORNIA 90071 (*)	1,000 Common Shares (5.0% of the Issued & Outstanding)	10,000 Common Shares (1.0% of the Issued & Outstanding)
BRYLEN ERICKSEN 103 CENTURY 21 DRIVE SUITE 100-008 JACKSONVILLE, FLORIDA 32216	100 Common Shares (0.5% of the Issued & Outstanding)	1,000 Common Shares (0.1% of the Issued & Outstanding)

pg. 27

ERNEST JENKINS, JR. 103 CENTURY 21 DRIVE SUITE 100-008 JACKSONVILLE, FLORIDA 32216	75 Common Shares (0.375% of the Issued & Outstanding)	750 Common Shares (0.075% of the Issued & Outstanding)
HALEY DEVOL 103 CENTURY 21 DRIVE SUITE 100-008 JACKSONVILLE, FLORIDA 32216	10 Common Shares (0.05% of the Issued & Outstanding)	100 Common Shares (0.01% of the Issued & Outstanding)
REIDAR HUBBARD 103 CENTURY 21 DRIVE SUITE 100-008 JACKSONVILLE, FLORIDA 32216	10 Common Shares (0.05% of the Issued & Outstanding)	100 Common Shares (0.01% of the Issued & Outstanding)
JAMES A. STUBER, AS TRUSTEE 205 WORTH AVENUE SUITE 201 PALM BEACH, FLORIDA 33480 (viii)	1,000 Common Shares (5.00% of the Issued & Outstanding)	10,000 Common Shares (1.00% of the Issued & Outstanding)
NEW COMMON SHARES SHAREHOLDERS	0 Common Shares (0.0% of the Issued & Outstanding)	800,000 Common Shares (80.0% of the Issued & Outstanding)

(i) The Company has entered into a non-dilution agreement (hereinafter referred to as the “Non-Dilution Agreement”) whereby the Company has agreed that the Common Shares of Mark T. Ocepek, Bryce K. Ocepek, Syndicate Legal & Financial, LLC, James A. Stuber, Pierre LaPorte, Lee Frankenhouser, Gene D. Lipscher, Brylen Ericksen, Ernest Jenkins, Jr., Haley Devol, Reidar Hubbard, and James A. Stuber as Trustee (hereinafter the “Non-Dilutive Shareholders” shall not be subject to dilution in any manner without the express written consent of any such Non-Dilutive Shareholder. During such period that any Non-Dilutive Shareholder owns Common Shares in the Company, the Company shall take no action, directly or indirectly, to dilute or attempt to dilute the Common Shares issued to, and held by, such Non-Dilutive Shareholder. If, with the express written consent of all the Non-Dilutive Shareholders, additional shares of the Company’s Common Shares are issued, then the same number of free trading Common Shares, if applicable at time of issue, shall be issued to the Non-Dilutive Shareholders to maintain each Non-Dilutive Shareholder’s pro rata percentage prior to additional issuance of such Common Shares of the Company. The Non-Dilution Agreement does not survive any resale or transfer of the Common Shares from any Non-Dilutive Shareholder, and no shareholder who acquires Common Shares from a Non-Dilutive Shareholder will have any benefits of the Non-Dilution Agreement.

(ii) Mark T. Ocepek is the Managing Member and Chairman of the Board of Directors of the Company.

(iii) Bryce Ocepek is the President and Member of the Board of Directors of the Company.

(iv) James A. Stuber is the In-House Legal Counsel and Member of the Board of Directors of the Company.

(v) Pierre Laporte is the Secretary, Treasurer, Chief Financial Officer and Member of the Board of Directors of the Company.

(vi) Lee Frankhouser is an Independent Member of the Company’s Board of Directors.

(vii) Gene D. Lipscher is an Independent Member of the Company’s Board of Directors.

(viii) James A. Stuber is holding in trust 1,000 Common Shares for issuance pursuant to compensation awards as the Managing Member and/or Board of Directors of the Company may direct from time-to-time.

pg. 28

Future Dilution

For the business purposes, from time-to-time the Company may issue additional Common Shares, which may result in dilution of existing Common Shares. Dilution is a reduction in the percentage of Common Shares caused by the issuance of Common Shares. Dilution can also occur when holders of options (such as broker dealer options) or holders of other optionable securities exercise their options. When the number of Common Shares outstanding increases, each existing Common Shares Shareholder will own a smaller, or diluted, percentage of the company, making each Common Share less valuable. Dilution may also reduce the value of existing Common Shares by reducing the Common Share’s earnings per Common Share. There is no guarantee that dilution of the Common Shares of the Company will not occur in the future.

REMAINDER OF PAGE LEFT BLANK INTENTIONALLY

pg. 29

ITEM 7. PLAN FOR DISTRIBUTION:

The Offering Period will commence upon this Offering Circular being Qualified by the SEC. The Company is offering up to $75,000,000 USD of its Common Shares pursuant to this Offering Circular. The Company anticipates that the Common Shares will be sold by the Company and its Management / Officers. The Company’s Management / Officers who will be offering the Common Shares are not deemed to be brokers under Rule 3a4-1 of the Securities Exchange Act of 1934, as amended. In accordance with the provisions of Rule 3a4-1(a), Officers who sell Shares of the Company’s Common Shares will not be compensated by commission, will not be associated with any broker or dealer, and will limit their activities so that, among other things, they do not engage in oral solicitations of, and comply with certain specified limitations when responding to inquiries from potential Qualified Purchasers.

The proceeds of this Offering will not be placed into an escrow account. The Company will not accept subscription payments associated with subscription agreements until the Company has raised at least $468,750. At the time the minimum threshold is met, the Company will accept subscription payments, Common Shares of the Company will be issued, and investors will become Shareholders of the Company. If the Company does not meet the minimum threshold within 12-months after commencing this Offering, the Company will cancel this Offering and release all investors from their investment commitments.

The minimum number of Common Shares that will be sold to any investor is ONE (1) Common Shares for a total investment of NINETY-THREE DOLLARS AND SEVENTY-FIVE CENTS ($93.75 USD). Investors cannot purchase fractional Common Shares. Investors whose purchase of Common Shares is accepted shall be referred to herein individually as a “Shareholder” or collectively as the “Shareholders”.

The Offering will terminate upon the earlier of (i) such time as all of the Common Shares have been sold pursuant to this Offering Circular; (ii) the date that is twelve (12) months from the date that this Offering is qualified by the United States Securities and Exchange Commission unless extended by the Company for an additional ninety (90) days, in the sole discretion of the Management of the Company, without notice to or consent from investors; or (iii) the date at which the Offering is earlier terminated by the Company in the sole discretion of the Management of the Company, which may occur at any time. The Company reserves the right to terminate the Offering at any time and for any reason, without notice to or consent from any purchaser of the Common Shares in this Offering.

Once the SEC qualifies this Offering, the Company will be permitted to generally solicit investors nationwide by use of various advertising mediums, such as print, radio, television, and the Internet.

This Offering Circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours a day, 7 days a week on the Company’s website, as well as on the United States Securities & Exchange Commission’s website at www.SEC.gov.

In order to subscribe to purchase the Company’s Common Shares, a prospective investor must electronically complete, sign and deliver to the Company an executed Subscription Agreement (see “Exhibit A” of this Offering Circular), and wire funds for the Subscription Amount in accordance with the instructions provided therein.

An investor will become a Shareholder, including for tax purposes, and the Company’s Common Shares will be issued, as of the date of settlement. Settlement will not occur until an investor’s funds have cleared and the Company accepts the investor as a Shareholder.

The Company reserves the right to reject any investor’s subscription in whole or in part for any reason, including if the Company determines in the sole and absolute discretion of its Management, that such investor is not a “Qualified Purchaser” for the purposes of Section 18(b)(4)(D)(ii) of the Securities Act. If the Offering terminates or if any prospective investor’s subscription is rejected, all funds received from such investors will be returned without interest or deduction.

The Company’s Common Shares will be exempt from State Law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that the Company’s Common Shares offered hereby are offered and sold only to “Qualified Purchasers”.

pg. 30

Qualified Purchasers include:

1.	Accredited Investors as defined under Rule 501(a) of Regulation D; and

2.	All other investors so long as their investment in the Company’s Common Shares does not represent more than ten percent (10%) of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

However, the Company’s Common Shares will be offered and sold only to those investors that are within the latter category (i.e., investors whose investment in the Company’s Common Shares does not represent more than ten percent (10%) of the applicable amount), regardless of an investor’s status as an “accredited investor”. Accordingly, the Company and its management, reserves the right to reject any investor’s subscription in whole or in part for any reason, including if the Company’s Management, in their sole and absolute and absolute discretion that such investor is not a “Qualified Purchaser” for purposes of Regulation A.

To determine whether a potential investor is an “Accredited Investor” for purpose of satisfying one of the tests in the “Qualified Purchaser” definition, the investor must be a natural person who has:

1.	An individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000. USD at the time of the purchase, excluding the value of the primary residence of such person; or

2.	Earned income exceeding $200,000 USD in each of the two most recent years, or joint income with a spouse exceeding $300,000 USD for those years and a reasonable expectation of the same income level in the current year.

3.	If not a natural person, one of the following:

a.	An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) (a) if the investment decision is made by a plan fiduciary, as defined in section 3(21) thereof, which is (i) a bank; (ii) a savings and loan association, (iii) an insurance company or (iv) a registered investment advisor, or (b) if the employee benefit plan has total assets in excess of $5 Million USD, or (c) if the employee benefit plan is a self-directed plan, with investment decisions made solely by persons that are accredited investors;

b.	A trust, with total assets in excess of $5 Million USD, not formed for the specific purpose of acquiring the securities of the company being offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D of the Securities Act;

c.	A bank as defined in section 3(a)(2) of the Securities Act, whether acting in its individual or fiduciary capacity, a savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity;

d.	A broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934;

e.	An insurance company as defined in section 2(a)(13) of the Securities Act;

f.	An investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”) or registered pursuant to the laws of a state; any investment adviser relying on the exemption from registering with the SEC under section 203(l) or (m) of the Investment Advisers Act of 1940 (the “Advisers Act”);

g.	A business development company as defined in section 2(a)(48) of the Investment Company Act;

h.	A Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958;

i.	Any rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;

j.	A private business development company as defined in section 202(a)(22) of the Advisers Act;

k.	A corporation, a Massachusetts or similar business trust, partnership, limited liability company or an organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), not formed for the specific purpose of acquiring the securities of the issuer being offering, with total assets in excess of $5 Million USD;

pg. 31

l.	A plan established or maintained by a state or its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total asses in excess of $5 Million USD;

m.	Any entity not formed for the specific purposes of acquiring the securities offered, owning investments in excess of $5 Million USD;

n.	Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status;

o.	Any natural person who is a “knowledgeable employee,” as defined in rule 3c-5(a)(4) under the Investment Company Act, of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of such act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such act;

p.	Any “family office,” as defined in rule 202(a)(11)(G)-1 under the Advisers Act (i) with assets under management of $5 Million USD, (ii) not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

q.	Any “family client,” as defined in rule 202(a)(11)(G)-1 under the Advisers Act, of a family office that qualifies as an accredited investor pursuant to subsection (xvi) above, whose prospective investment in the issuer is directed by such family office;

r.	Any director or executive officer of the company; or

s.	An entity in which all the equity owners are accredited investors.

For purposes of determining whether a potential investor is a “Qualified Purchaser”, annual income and net worth should be calculated as provided in the “Accredited Investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

Advertising, Sales & Promotional Materials: In addition to this Offering Circular, the Company plans to market the Company’s Common Shares both online and offline. The Company’s online marketing may take the form of contacting potential investors through electronic media and posting this Offering Circular on an online platform. At this time the Company has no engagements or agreement for the posting of its Offering Circular, and should the Company enter into such an agreement, the Company will immediately amend this Offering Circular to disclose those details. Currently, the Company does not expect to use additional advertising, sales and other promotional materials in connection with this Offering. This Offering is made only by means of this Offering Circular and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Company’s Common Shares.

Supplements and Post-Qualification Amendments to this Offering Circular: In compliance with Rule 253(e) of Regulation A, the Company shall revise this Offering Circular during the course of the Offering whenever information herein has become false or misleading in light of existing circumstances, material developments have occurred or there has been an fundamental change in the information initially presented. Such updates will not only correct such misleading information but shall also provide updated financial statements and shall be filed as an Exhibit to the Offering Circular and be requalified under Rule 252.

pg. 32

ITEM 8. USE OF INVESTMENT PROCEEDS BY COMPANY:

The following two tables set forth certain information concerning the estimated use of investment proceeds of the Offering. Many of the amounts set forth in the two tables below both represent the best estimate of the Company since they cannot be precisely calculated at this time.

Table 1 of 2:

A.	Sale of the Company’s Common Shares:

Category	Maximum Proceeds	Percentage of Total Proceeds	Minimum Proceeds	Percentage of Proceeds
Proceeds from Sale of Common Shares	$75,000,000	100%	$468,750	100%

B.	Offering Expenses

Category	Maximum Proceeds	Percentage of Total Proceeds	Minimum Proceeds	Percentage of Proceeds
Offering Expenses	$0.00	0.00%	$0.00	0.00%

1.	The price per Common Share shown above was determined by the Management of the Company.
2.	The Common Shares will be offered and sold directly by the Company and its Management / Officers. No commissions for selling the Common Shares will be paid to the Company or its Management / Officers.
3.	The Company will be reimbursed for organization, offering, accounting and legal costs in connection with this offering, which are expected to be approximately five percent (5.0%) of the total capital raised.

REMAINDER OF PAGE LEFT BLANK INTENTIONALLY

pg. 33

Table 2 of 2:

SUMMARY USE OF INVESTMENT PROCEEDS:
$175,000	Estimated Costs Associated with Offering (includes Capital Markets Advisory, Financial Audit, Legal Counsel, Transfer Agent, Formation, etc.).
$74,825,000

Real Estate Investment Activities, which includes (but may not be limited to): debt service of the current portfolio of properties, the retirement of any debts secured to any of the properties, the acquisition of any new properties, the development or redevelopment of any new or existing properties, the due diligence of any potential new properties, and general operating costs of the Company (see note below in regard to operating costs).

$75,000,000	TOTAL

NOTE: The Company expects to pay its Managing Member and its Board of Directors for their services in connection with managing the Company’s daily affairs as detailed in Item 12 of this Offering Circular. The Company expects that no less than 97% of all investor proceeds will be used for the purposes of acquiring single-family & multifamily income producing properties, and the management of those real estate assets, while no greater than 3% of all investor proceeds will go towards operational costs of the Company.

The Company may not be able to promptly invest the net proceeds of this Offering in single-family & multifamily income producing properties. In the interim, the Company may invest in short-term, highly liquid, or other authorized investments, subject to the requirements for qualification as a REIT. Such short-term investments may not earn as the Company may expect to earn on its real estate-related investments.

The Management of the Company has significant flexibility and broad discretion in applying the net proceeds received in this Offering. These are the best estimates of the Company’s financial requirements and plans for fiscal years 2024 through 2025. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if the Company’s Management deems such reallocation to be appropriate. The Company cannot assure you that the capital budget will be sufficient to satisfy the Company’s operational needs, or that the Company will have sufficient capital to fund its business.

pg. 34

ITEM 9. ABOUT THE COMPANY / ISSUER

The Company is a self-managed and self-administered company that specializes in the acquisition, ownership, leasing, and management of single-family and multifamily income producing properties. The Company currently owns and operates a portfolio of seven (7) single-family, (2) multifamily properties and one mortgage note secured to (1) 120 Unit Storage Facility in the state of Florida, with a combined market value of approximately $4,950,900, and consist of the following:

1. 6858 Champlain Road, Jacksonville, Florida 32208:

PROPERTY TYPE	Single Family Dwelling
ACQUISITION PRICE:	$100,000
IMPROVEMENTS COSTS	$71,000
TOTAL INVESTMENT	$161,000

ESTIMATED VALUE	$206,300
CURRENT DEBT (to be paid from Offering Proceeds)	$120,250
TOTAL EQUITY	$86,050

LOT SIZE	8,651
HOME SQF	1,088
BEDROOMS	3
BATHROOMS	2
YEAR BUILT	1960
PROPERTY TAXES	$2,665.60 (annually)

MONTHLY GROSS RENTAL PROCEEDS	$1,565.00 ($18,780 annually)
MONTHLY NET OPERATING REVENUE	$1,505 ($18,060 annually)
NAME ON TITLE	Anabasis, LLC
LEASE STATUS	Leased
LEASE START DATE	January 15th, 2023
LEASE END-DATE	January 14th, 2024

Additional Details: 6858 Champlain Rd is a newly acquired 3-bedroom, 2-bathroom, 1,088 square foot single family rental home that was acquired at a very favorable price point of $100,000! The 1960 built home had great bones but needed a full rehab including all systems, electrical, plumbing and interior cosmetics. Located in a solid rental neighborhood in Northwest Jacksonville, just a few blocks from the Trout River.

REMAINDER OF PAGE LEFT BLANK INTENTIONALLY

pg. 35

2. 4300 Lexington Avenue, Jacksonville, Florida 32210:

PROPERTY TYPE	Single Family Dwelling
ACQUISITION PRICE:	$195,000
IMPROVEMENTS COSTS	$113,500
TOTAL INVESTMENT	$308,500

ESTIMATED VALUE	$360,000
CURRENT DEBT	$0
TOTAL EQUITY	$360,000

LOT SIZE	7,387
HOME SQF	1,339
BEDROOMS	2
BATHROOMS	1
YEAR BUILT	1929
PROPERTY TAXES	$3,943 (annually)

MONTHLY GROSS RENTAL PROCEEDS	$1,895.00 ($22,740 annually)
MONTHLY NET OPERATING REVENUE	$1,400 ($16,800 annually)
NAME ON TITLE	Anabasis, LLC
LEASE STATUS	Leased
LEASE START DATE	August 1st, 2023
LEASE END-DATE	Month-to-Month

4300 Lexington Avenue was a neglected 2-bedroom, 1-bathroom, 1,399 square foot single family that was acquired at a low entry price point of $195,000. The 1920’s built home had great concrete block bones but needed a full rehab. Everything in the property was original from when it was built! The property is located in the high-value neighborhood of Avondale in Jacksonville, just a few blocks from the Avondale historic district.

REMAINDER OF PAGE LEFT BLANK INTENTIONALLY

pg. 36

3. 1950 Paine Avenue, Unit B7, Jacksonville, Florida 32211:

PROPERTY TYPE	Condominium
ACQUISITION PRICE:	$87,500
IMPROVEMENTS COSTS	$8,500
TOTAL INVESTMENT	$95,500

ESTIMATED VALUE	$138,600
CURRENT DEBT	$0.00
TOTAL EQUITY	$138,600

LOT SIZE	N/A
HOME SQF	1,039
BEDROOMS	3
BATHROOMS	2
YEAR BUILT	1973
PROPERTY TAXES	$1,028 (annually)

MONTHLY GROSS RENTAL PROCEEDS	$1,475 ($17,700 annually)
MONTHLY NET OPERATING REVENUE	$763.33 ($9,159.96 annually)
NAME ON TITLE	Anabasis, LLC
LEASE STATUS	Leased
LEASE START DATE	June 1, 2023
LEASE END-DATE	May 31, 2024

1950 Paine Ave, Unit B7 was a neglected 3-bedroom, 2-bathroom, 1,039 square foot single family condominium that was acquired at a very favorable price point of $87,500! The condo had great bones but needed an A/C system replacement as well as repairing fixtures to get it rent ready. The property is located in the family friendly neighborhood of Arlington in Jacksonville, just a few blocks from Jacksonville University.

REMAINDER OF PAGE LEFT BLANK INTENTIONALLY

pg. 37

4. 1034 Beckner Avenue, Jacksonville, Florida 32218:

PROPERTY TYPE	Single Family Dwelling
ACQUISITION PRICE:	$116,000
IMPROVEMENTS COSTS	$45,000
TOTAL INVESTMENT	$161,000

ESTIMATED VALUE	$200,000.00
CURRENT DEBT	$0.00
TOTAL EQUITY	$200,000

LOT SIZE	8,400 Sqf.
HOME SQF	1,198
BEDROOMS	4
BATHROOMS	1.5
YEAR BUILT	1961
PROPERTY TAXES	$1,255.06 (annually)

MONTHLY GROSS RENTAL PROCEEDS	$1,600 ($19,200 annually)
MONTHLY NET OPERATING REVENUE	$1,259.08 ($15,108.96 annually)
NAME ON TITLE	Anabasis, LLC
LEASE STATUS	Not Leased / For Lease
LEASE START DATE	N/A
LEASE END-DATE	N/A

REMAINDER OF PAGE LEFT BLANK INTENTIONALLY

pg. 38

5. 135 East 17th Street, Jacksonville, Florida 32206:

PROPERTY TYPE	Multifamily Dwelling
ACQUISITION PRICE:	$438,000
IMPROVEMENTS COSTS	$115,000
TOTAL INVESTMENT	$553,000

ESTIMATED VALUE (Projected)	$700,000
CURRENT DEBT (to be paid from Offering Proceeds)	$450,000 (Credit Line / Subject to Change)
TOTAL EQUITY	$250,000

NUMBER OF UNITS	6
LOT SIZE	5,000 Sqf.
PROPERTY / DWELLING SQF	3,161 Sqf.
BEDROOMS	6
BATHROOMS	6
YEAR BUILT	1909 & 1940 (Two Buildings)
PROPERTY TAXES	$1,741.20 (annually)

CURRENT MONTHLY GROSS RENTAL PROCEEDS	$3,675 ($44,100)
PROJECTED MONTHLY GROSS RENTAL PROCEEDS	$5,930 ($71,160 annually)
MONTHLY NET OPERATING REVENUE * Projected based on stabilized asset refinance at current market interest rates *	$4,000 ($48,000 annually)
NAME ON TITLE	Anabasis, LLC
LEASE STATUS	Partially Leased
LEASE START DATE	Multiple Units – Leases Pending
LEASE END-DATE	Multiple Units – Leases Pending

REMAINDER OF PAGE LEFT BLANK INTENTIONALLY

pg. 39

6. 6910 Cartier Circle, Jacksonville, Florida 32208:

PROPERTY TYPE	Single Family Dwelling
ACQUISITION PRICE:	$130,000
IMPROVEMENTS COSTS	$80,000
TOTAL INVESTMENT	$210,000

ESTIMATED VALUE	$260,000
CURRENT DEBT (to be paid from Offering Proceeds)	$204,000
TOTAL EQUITY	$56,000

LOT SIZE	7,875 Sqf.
HOME SQF	$1,860 Sqf.
BEDROOMS	3
BATHROOMS	2.5
YEAR BUILT	1959
PROPERTY TAXES	$2,063.40 (annually)

MONTHLY GROSS RENTAL PROCEEDS (Projected)	$2,000 ($24,000 annually)
MONTHLY NET OPERATING REVENUE (Projected)	$1,561.97 ($18,743.64 annually)
NAME ON TITLE	Anabasis, LLC
LEASE STATUS	Not Leased (under construction)
LEASE START DATE	N/A
LEASE END-DATE	N/A

REMAINDER OF PAGE LEFT BLANK INTENTIONALLY

pg. 40

7. 1268 Orton Street, Jacksonville, Florida 32205:

PROPERTY TYPE	Single-Family Dwelling
ACQUISITION PRICE:	$90,000
IMPROVEMENTS COSTS	$55,000
TOTAL INVESTMENT	$145,000

ESTIMATED VALUE	$190,000
CURRENT DEBT (to be paid from Offering Proceeds)	$128,500
TOTAL EQUITY	$61,500

LOT SIZE	7,500 Sqf.
HOME SQF	$1,066
BEDROOMS	3
BATHROOMS	1
YEAR BUILT	1954
PROPERTY TAXES	$2,077.70 (annually)

MONTHLY GROSS RENTAL PROCEEDS (projected)	$1,450 ($17,400 annually)
MONTHLY NET OPERATING REVENUE (projected)	$1,052.53 ($12,630.30 annually)
NAME ON TITLE	Anabasis, LLC
LEASE STATUS	Construction Completed 9/13/2023; Listed for Rent on Market 9/14/2023
LEASE START DATE	N/A
LEASE END-DATE	N/A

REMAINDER OF PAGE LEFT BLANK INTENTIONALLY

pg. 41

8. 2424 Hibiscus Drive, Edgewater, Florida 32141 (Mortgage Note Held by Company):

PROPERTY TYPE	Self-Storage Facility
ACQUISITION PRICE:	$650,000
IMPROVEMENTS COSTS	$130,000
TOTAL INVESTMENT	$780,000
SALE PRICE (07/08/2022)	$1,025,000

ESTIMATED VALUE (Per Internal Valuation)	$1,300,000
CURRENT DEBT HELD BY ANABASIS, LLC	$700,000
BORROWER: Edgewater Self Storage, LLC
** See Audited Financial Statements for more details.

REMAINDER OF PAGE LEFT BLANK INTENTIONALLY

pg. 42

9. 218-228 North Oleander Avenue, Daytona Beach, Florida 32218:

PROPERTY TYPE	Multifamily Dwelling
ACQUISITION PRICE:	$1,350,000
IMPROVEMENTS COSTS	$475,000
TOTAL INVESTMENT	$2,040,000

ESTIMATED VALUE (Per Appraisal)	$2,200,000
CURRENT DEBT	$2,040,000
TOTAL EQUITY	$160,000

LOT SIZE	18,750 Sqf.
RENTABLE SQF (three buildings)	7,532 Sqf.
NUMBER OF UNITS	17
YEAR BUILT (three buildings)	1945, 1945 & 1948
PROPERTY TAXES	$12,734.19 (annually)

MONTHLY GROSS RENTAL PROCEEDS (fully leased)	$20,400 ($244,800) annually)
MONTHLY NET OPERATING REVENUE (fully leased)	$13,954.67 ($167,456 annually)
NAME ON TITLE	Anabasis, LLC
NUMBER OF UNITS LEASED	11
NUMBER OF UNITS AVAILABLE	6

The Company expects to use the funds secured through this Offering to retire the debts secured to its current portfolio of properties and invest the remaining in a diversified portfolio of single-family & multifamily properties (value of $100,000 to $1.5 Million each) and pay operating expenses. The Company expects to pay its Managing Member and its Board of Directors for their services in connection with managing the Company’s daily affairs as detailed in Item 12 of this Offering Circular. The Company expects that no less than 97% of all investor proceeds will be used for the purposes of acquiring single-family and multifamily income producing properties, and the management of those real estate assets, while no greater than 3% of all investor proceeds will go towards operational costs of the Company.

The Company may not be able to promptly invest the net proceeds of this Offering in single-family and multifamily income producing properties. In the interim, the Company may invest in short-term, highly liquid, or other authorized investments, subject to the requirements for qualification as a REIT. Such short-term investments may not earn as the Company may expect to earn on its real estate-related investments.

The Company will generate substantially all of its revenue by leasing its properties to tenants under traditional residential lease agreements, under which the Company pays the costs of real estate taxes, insurance and other operating costs of the property and capital expenditures. Each property will be managed by a qualified operator with an experienced management team. The Company will be entitled to monthly rent paid by tenants and the Company will not receive any income or bear any expenses from the operation of such properties. The Company intends to elect to be taxed as a Real Estate Investment Trust for Federal Income Tax Purposes commencing with our taxable year ending December 31, 2024.

Prospective investors should bear in mind that targeted performance for each acquisition is not a guarantee, projection, forecast or prediction and is not necessarily indicative of future results. These performance targets are as of the date hereof and may change in the future. The performance targets are based on the assumption that economic, market and other conditions will not deteriorate and, in some cases, will improve. These performance targets are also based on estimates and assumptions about performance believed to be reasonable under the circumstances, but actual realized returns of the Company’s investments will depend on, among other factors, the ability to consummate attractive investments, future operating results, the value of the assets and market conditions at the time of disposition, any related transaction costs and the timing and manner of sale, all of which may differ from the assumptions and circumstances on which targeted returns are based. The Company believes the performance targets are reasonable, but prospective investors should keep in mind that this investment involves a high degree of risk, and they should purchase the Common Shares only if they can afford a complete loss of their investment.

pg. 43

Investment Company Act Considerations:

The Company intends to conduct its real estate investment operations so that the Company, nor any of its current and/or future subsidiaries, is required to register as an investment company under the Investment Company Act.

Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding forty percent (40%) of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, which the Company refers to as the “Forty Percent Test.” Excluded from the term “securities,” among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exemption from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

The Company anticipates that it will hold real estate and real estate-related assets (i) directly, (ii) through wholly-owned subsidiaries, (iii) through majority-owned joint venture subsidiaries, and (iv) to a lesser extent, through minority-owned joint venture subsidiaries.

The Company will monitor its compliance with the Forty Percent Test and the holdings of its subsidiaries to ensure that each of its subsidiaries are in compliance with an applicable exemption or exclusion from registration as an investment company under the Investment Company Act. The securities issued by any wholly-owned or majority owned subsidiary that the Company forms and that is excluded from the definition of “Investment Company” based on Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities the Company may own, may not have a value in excess of forty percent (40%) of the value of the Company’s total assets on an unconsolidated basis.

In addition, the Company believes that it, nor any of its current and/or future subsidiaries, will be considered investment companies under Section 3(a)(1)(A) of the Investment Company Act because the Company, and the Company’s current and/or future subsidiaries, will not engage primarily, or hold themselves out as being, engaged in non-investment company businesses related to real estate. Consequently, the Company, and none of its current and/or future subsidiaries, expect to be able to conduct operations such that none will be required to register as an investment company under the Investment Company Act.

The determination of whether an entity is a majority-owned subsidiary of the Company is made by the management of the Company. The Investment Company Act defines a majority-owned subsidiary of a person as a company fifty percent (50%) or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. The Company will treat companies in which it may own at least a majority of the outstanding voting securities as majority-owned securities. The Company shall also treat subsidiaries of which it, or its wholly-owned or majority-owned subsidiary is the manager (in a manager-managed entity) or managing member (in a member-managed entity) or in which the Company’s agreement, or the agreement of the Company’s wholly-owned or majority-owned subsidiary is required for all major decisions affecting the subsidiaries (referred to hereinafter as “Controlled Subsidiaries”), as majority-owned subsidiaries even though none of the interests issued by such Controlled Subsidiaries meets the definition of voting securities under the Investment Company Act. The Company believes that the interests issued by the Controlled Subsidiaries are the functional equivalent of voting securities. The determination of whether an entity is a majority-owned subsidiary of the Company will be made by the management of the Company.

The Company’s loss of these exclusions from registration as an investment company under the Investment Company Act could require the Company to restructure its operations, sell certain assets or abstain from the purchase of certain assets, which could have an adverse effect on the Company’s financial condition and results of operations.

pg. 44

ITEM 10. TERMS AND CONDITIONS OF THE OFFERING:

The following information is only a brief summary of, and is qualified in its entirety by, the detailed information appearing elsewhere in this Offering Circular.

Securities Offered:	Up to 800,000 Shares of the Company’s Common Shares on a “best efforts” basis to Qualified Purchasers who meet the Investor Suitability Standards as set forth in this Offering Circular.

Offering Price Per Share:	$93.75 USD per Share of the Company’s Common Shares.

Shares Outstanding Before this Offering:

As of the date of this Offering Circular, the following Shares of the Company’s Capital Shares are issued and outstanding:

•     20,000 - Common Shares;

•     1,000 - Preferred Shares;

•     0 - Options for Common Shares in the Amount of: $0.00

•     0 - Share Warrants for up to 0 Shares of Common Shares

Minimum Number of Shares to be Sold in this Offering:	The minimum number of Shares of the Company’s Common Shares to be sold in this Offering before the Company can have access to the Investment Proceeds is 5,000 Shares ($420,000 USD).

Shares Outstanding After this Offering:	1,000,000 Shares of the Company’s Common Shares will be Issued and Outstanding at the conclusion of this Offering.

Regulation A Tier:	Tier II

Manner of Offering:	See Item 6, “Plan for Distribution” of this Offering Circular.

Investor Suitability Standards:	Accredited Investors pursuant to Rule 501 and non-accredited investors. Pursuant to Rule 251(d)(2)(C), non-accredited investors who are natural persons may only invest the greater of 10% of their annual income or net worth. Non-natural non-accredited persons may invest up to 10% of the greater of their net assets or revenues for the most recently completed fiscal year.

Termination of this Offering:	This Offering will terminate upon the earlier of (i) such time as all of the Company’s Common Shares have been sold pursuant to this Offering Circular, (ii) the date that is twelve (12) months from the date that this Offering is Qualified by the United States Securities and Exchange Commission, unless extended by the Company for an additional ninety (90) days, in the sole discretion of the Management of the Company, without notice to or consent from investors; or (iii) the date at which the Offering is earlier terminated by the Company’s Management in their sole discretion, which may occur at any time. The Company reserves the right to terminate the Offering at any time and for any reason, without notice of our consent to any purchaser of the Company’s Common Shares in this Offering.

pg. 45

Company Information:	The Company’s Principal Executive Offices are located at: 103 Century 21 Drive, Suite 100-008, Jacksonville, Florida 32216; the Company’s Phone Number is (904) 583-9354; the Company’s Corporate Website is located at https://anabasisreit.com. No information on the Company’s Website is part of this Offering Circular.

Commissions for Selling Shares:	Shares of the Company’s Common Shares will be offered and sold directly by the Company and its Officers / Managers. No commissions for selling Shares of the Company’s Common Shares will be paid to the Company or its Officers / Managers. The Company’s Common Shares may also be sold by a SEC registered Broker-Dealer and a member of FINRA, pursuant to the “Broker-Dealer Agreement”. Under the Broker-Dealer Agreement, the Company may agree to pay the following: (i) an engagement fee of a To-Be-Determined amount; (ii) a commission of five percent (5%) of the capital raise; and (iii) shares warrants to purchase an amount of Common Shares of the Company equal to the amount of commission paid to the broker / dealer in connection with this capital raise.

REMAINDER OF PAGE LEFT BLANK INTENTIONALLY

pg. 46

ITEM 11. DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

A.	The Company’s day-to-day operations are managed by the Company’s Officers.

MR. MARK T. OCEPEK	CHAIRMAN OF THE BOARD & MANAGING MEMBER (INSIDER)

Mr. Mark Ocepek is the Company’s Chairman of the Board & Management Member. Mark started his investment career in 1996 with OmniAmerica Towers as a Tower Investment Analyst and Project Manager. After the company was sold to American Tower in 1999, Mark developed Riverside Investment Partners, L.P., a diversified investment fund with a special focus on land development, commercial real estate, industrial real estate, and single-family homes. Following the investment completion of the Riverside Investment Fund, Mr. Ocepek developed Anabasis, LLC, focusing the Company’s investment in multifamily, single family and self-storage real estate properties.

Mark earned his Bachelor of Science degree in Business Management and Finance from Palm Beach Atlantic University in West Palm Beach, Florida and also a Master of Science Degree from Norwich University in Northfield, Vermont.

MR. BRYCE K. OCEPEK	PRESIDENT & MEMBER OF THE BOARD OF DIRECTORS (INSIDER)

Bryce Ocepek is an accomplished real estate investment professional and brings strategic planning, financial experience and vision to the management team. Bryce has extensive experience in commercial real estate and directs all investment activities for the Investment Manager including the procurement of acquisitions, project financing, and underwriting. He also assists in property management, dispositions and risk management activities. His ability to seek out and acquire distressed multifamily, commercial, and various other investment properties combined with his expertise of the marketplace have been instrumental in the success of Anabasis Capital.

Prior to co-founding Anabasis Capital, Bryce worked for Berkshire Hathaway, Pineywoods Realty, EquityPro and started Anabasis Realty, LLC where he has brokered the sale of a combined $25+ million dollars of investment real estate including multifamily, mobile home parks, self storage facilities, and much more. Bryce has extensive experience as an astute investor and project manager and has continually provided exceptional returns on each and every investment he has partnered on.

Bryce is a graduate of Florida State University where he earned a bachelor’s degree in finance with an emphasis in real estate. He is a licensed Florida Real Estate Broker, and managing broker for Anabasis Realty, LLC.

MR. JAMES A. STUBER, ESQ.	LEGAL COUNSEL & BOARD OF DIRECTORS (INSIDER)

James Stuber is responsible for the administrative, financial, and legal aspects of the Company. A longtime member of the Florida Bar and the District of Columbia Bar, he has extensive experience in business organization and operation, real estate transactions, and private equity fund administration, including the formation and operation of Riverside Investment Partners, L.P. and Shoot GTR. Prior to founding his own practice, Jim was an associate attorney at the Washington, DC law firm of Hogan & Hartson (now Hogan Lovells) and served as legislative director for Florida Congressman Paul Rogers.

Mr. Stuber holds his bachelor’s degree in political science from the University of Pennsylvania, a Master of Science Degree in Political Science from Columbia University, and his Law Degree from the Georgetown University Law Center.

MR. PIERRE LAPORTE, CPA	SECRETARY, TREASURER, CHIEF FINANCIAL OFFICER, BOARD OF DIRECTORS (INSIDER)

Mr. Pierre Laporte is the Chief Financial Officer and Treasurer of the Company. Mr. Laporte is responsible for the day-to-day financial management of the Company. Mr. Laporte began his career at the Monsanto Corporation in 1990 as a financial manager, spending many years growing the corporation. Currently, Mr. Laporte is the owner of Courson & Stam, a public accounting firm providing accounting, tax, auditing and business development.

pg. 47

Mr. Laporte received his Bachelor’s of Science Degree in Accounting from the Fisher School of Accounting at the University of Florida in 1989 and his Master of Science Degree in Accounting from the Fisher School in 1990. Mr. Laporte is a Certified Public Accountant (CPA) and a Certified Management Accountant (CMA). Mr. Laporte also received his MBA in 2000 from the London School of Business and completed the Business Leadership Program at The Wharton School, University of Pennsylvania.

MR. ERNEST JENKINS, JR.	PROJECT MANAGER

Ernest Jenkins Jr. is a licensed real estate agent and investment real estate professional who brings a high level of business discernment, professionalism and investment knowledge to the management team. Ernest has extensive experience in residential investment real estate and project management and is a go-to resource for the Company’s acquisitions, dispositions, project management strategies and financing.

Prior to joining the Company, Ernest worked for EquityPro where he brokered the sale of $5 million+ of investment real estate. Ernest cultivates strong professional relationships in the Jacksonville off-market real estate sector with his knowledge, transparency and value-driven mindset. Ernest attended North Carolina Central University where he majored in Mass Communications.

MR. BRYLEN ERICKSEN	REAL ESTATE MANAGER

Brylen Ericksen is a seasoned real estate agent and investment professional who brings strategic planning and vision to the project management team. His ability to seek out and acquire distressed properties and bring them to their maximized potential has played a crucial role in the success of the Company.

Prior to joining the Company, Brylen worked for a traditional real estate team where he brokered the sale of a combined $5 million dollars. Brylen also is an experienced, astute investor and project manager and has continually provided exceptional returns on each and every investment on which he has partnered. Brylen graduated from Tallahassee Community College with an Associate Degree in Business Administration.

Significant Employees. All personnel of the Company detailed above are each considered a "Significant Employee" of the Company. The Company would be materially adversely affected if it were to lose the services of any Company Employee named above as each has provided significant leadership and direction to the Company.

Limitations of Liability and Indemnification of Officers, Managers & Directors. The Company’s Articles limit the liability of directors to the maximum extent permitted by Florida Law and state that a Company Director shall not be personally liable to the Company or its Shareholders for monetary damages for breach of fiduciary duty as a director.

The Company’s Operating Agreement provides that the Company will indemnify the Company’s Directors, Managers, Officers, Employees and other Agents to the fullest extent permitted by Law. The Company believes that indemnification under its Articles and Operating Agreement covers at least negligence and gross negligence on the part of the indemnified parties. The Company’s Operating Agreement also permit the Company to secure insurance on behalf of any Officer, Manager, Director, Employee or other Agent for any liability arising out of his or her actions in connection with their services to the Company, regardless of whether the Company’s Articles and Operating Agreement permit such indemnification.

The Company intends to enter into separate indemnification agreements with its Directors, Managers, and Officers, in addition to the indemnification provided for in the Company’s Articles and Operating Agreement. These agreements, among other things, will provide that the Company will indemnify its Directors, Managers, and Officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by a Director, Manager, or Officer in any action or proceeding arising out of such person’s services as one of the Company’s Directors, Managers, or Officers, or rendering services at the Company’s request, to any of its subsidiaries (not existing or to be formed in the future) or any other company or enterprise. The Company believes that these provisions and agreements are necessary to attract and retain qualified persons as Directors, Managers and/or Officers.

Legal Proceeding / Involvement in Certain Legal Proceedings. There have been no events under any bankruptcy act, any criminal proceedings and any judgments, injunctions, orders, or decrees material to the evaluation of the ability and integrity of any director, executive officer, or control person of the Company during the past ten years.

pg. 48

From time-to-time, the Company may be involved in legal proceedings. The results of such legal proceedings and claims cannot be predicted with certainty and, regardless of the outcome, legal proceedings could have an adverse impact on the Company’s business plan, due to the costs associated with legal defense and settlement costs, diversion of resources, and other factors. As of the date of this Offering Circular, the Company is not subject to any material legal proceedings, nor, to the Company’s knowledge, are any material legal proceedings pending or threatened against the Company.

Shares Option Plan: None

REMAINDER OF PAGE LEFT BLANK INTENTIONALLY

pg. 49

ITEM 12. COMPENSATION OF DIRECTORS AND OFFICERS

Compensation of the Company’s Board of Directors Members and Officers / Managers is as follows:

Name	Position in which compensation is Paid:	Annual Cash Compensation:	Other Compensation:	Total Annual Compensation:
Mr. Mark T. Ocepek (Insider)	Founder, Managing Member & Chairman of the Company’s Board of Directors	Equal to 0.5% of the assets under management (paid at a rate of .25% each quarter). See #6 Below	None	See Note #6 below, plus any income from Profit Distributions to holders of Common Shares
Mr. Bryce Ocepek (Insider)	President & Board of Directors	Equal to 0.5% of the assets under management (paid at a rate of .25% each quarter). See #7 Below	None	See Note #7 below, plus any income from Profit Distributions to holders of Common Shares
Mr. James A. Struber, Esq. (Insider)	Board of Directors & Legal Counsel • Corporate Governance Committee Chair	Employees of the Company are not compensated for Board of Directors Positions	None	Employees of the Company are not compensated for Board of Directors Positions
Mr. Piere LaPorte (Insider)	Board of Directors, Secretary, Treasurer and Chief Financial Officer • Audit Committee Chair	Employees of the Company are not compensated for Board of Directors Positions	None	Employees of the Company are not compensated for Board of Directors Positions
Mr. Gene D. Lipscher (Independent)	Board of Directors • Governance Committee Chair	$1,500 Quarterly (Compensation for monthly Board Meeting)	None	$1,500 Quarterly (Compensation for monthly Board Meeting)
Mr. Lee Frankhouser (Independent)	Board of Directors • Compensation Committee Chair	$1,500 Quarterly (Compensation for monthly Board Meeting)	None	$1,500 Quarterly (Compensation for monthly Board Meeting)
Board Member #7 TBD	Board of Directors	$1,500 Quarterly (Compensation for monthly Board Meeting)	None	$1,500 Quarterly (Compensation for monthly Board Meeting)

pg. 50

(1)	The compensation of Mr. Mark T. Ocepek & Mr. Bryce Ocepek will be as stated until the Company is qualified as a Real Estate Investment Trust, and the Company begins commencement of the Capital Markets Listings, at which time it will be re-evaluated by the Company’s Board of Directors.
(2)	Key Man Insurance: The Company does not at this time have “Key Man Insurance” on any Board Member, Director, Manager, or Officer of the Company.
(3)	The Company has not adopted any compensation policies with respect to, among other things, setting base salaries, awarding bonuses or making future grants of equity awards to the Company’s Management Team. The Company expects that its Compensation Committee will review the current compensation of the Company’s Executive Officer(s) in conjunction with the establishment of Compensation Policies and Objectives for Executive Compensation. The Company anticipates that the Compensation Committee will design a compensation program that rewards, among other things, the Company’s operating results, favorable shareholder returns, and individual contributions to the Company’s success. The Company expects compensation incentives designed to further these goals will take the form of annual cash compensation and longer-term equity awards.
(4)	As compensation for serving on the Company’s Board of Directors, each of the Company’s Directors will receive quarterly fees of $1,500, or $6,000 per year. Board of Directors Members who are also officers or employees of the Company will not receive any additional compensation for being a Member of the Company’s Board of Directors. In addition, the Company will reimburse the Company’s Board of Directors for their reasonable out-of-pocket expenses incurred in the Company’s Board of Directors and/or Committee meetings.
(5)	The Company’s Board of Directors may change the compensation of the Company’s Independent Board of Directors at its discretion.
(6)	Mr. Mark T. Ocepek’s compensation calculation for fiscal year 2023 and 2024 shall be based on “Assets Under Management,” which the Company defines as “the amount of paid in cash capital by investors / shareholders.” If the Assets Under Management of the Company were $100 Million Dollars at the end of either fiscal year quarter, Mr. Mark T. Ocepek would receive a cash payment from the Company in the amount of $125,000 (which is 1/8 of 1%) for that quarter. Starting with the first fiscal year quarter of 2025, Mr. Mark T. Ocepek’s compensation calculation shall be based on “Market Capitalization,” which the company defines as “the value of the Company’s Common Shares that are traded on any, and all, stock market(s), calculated by multiplying the total number of Common Shares issued on any, and all, stock market(s) by the average Common Shares sales price over all days in that fiscal year’s quarter.” For example, if the Company has 1,000,000 Common Shares issued on any, and all, stock market(s) (including the OTC Market), and the daily average price for that particular fiscal year quarter was $100 per Common Share, Mr. Mark T. Ocepek’s quarterly compensation would be 1,000,000 X $100 = $100,000,000 X 0.125% = $125,000.
(7)	Mr. Bryce Ocepek’s compensation calculation for fiscal year 2023 and 2024 shall be based on “Assets Under Management,” which the Company defines as “the amount of paid in cash capital by investors / shareholders.” If the Assets Under Management of the Company were $100 Million Dollars at the end of either fiscal year quarter, Mr. Bryce Ocepek would receive a cash payment from the Company in the amount of $125,000 (which is 1/8 of 1%) for that quarter. Starting with the first fiscal year quarter of 2025, Mr. Bryce Ocepek’s compensation calculation shall be based on “Market Capitalization,” which the company defines as “the value of the Company’s Common Shares that are traded on any, and all, stock market(s), calculated by multiplying the total number of Common Shares issued on any, and all, stock market(s) by the average Common Shares sales price over all days in that fiscal year’s quarter.” For example, if the Company has 1,000,000 Common Shares issued on any, and all, stock market(s) (including the OTC Market), and the daily average price for that particular fiscal year quarter was $100 per Common Share, Mr. Bryce Ocepek’s quarterly compensation would be 1,000,000 X $100 = $100,000,000 X 0.125% = $125,000.

Corporate Governance

The Company has structured its corporate governance in a manner it believes closely aligns the Company’s interests with those of the Company’s shareholders. The principal features of the Company’s corporate governance structure include the following:

•	A Board of Directors will not be classified, so that each of the Company’s Directors will be elected annually;
•	Of the seven persons who will serve on the Company’s Board of Directors, the Company’s Board of Directors will be comprised of three Directors that will satisfy the listing standards for Independence as defined under Rule l0A-3 of the Exchange Act;
•	At least one of the Company’s Directors will qualify as an "audit committee financial expert" as defined by the United States Securities and Exchange Commission; and
•	The Company believes that the Company will comply with the listing standards for all major stock exchanges in the United States, including having Company Board Committees comprised solely of Independent Directors;

Upon the listing of the Company’s shares on a Major U.S. Stock Exchange, the Company’s directors (current and future) will stay informed about the Company’s business by attending meetings of the Company’s Board of Directors and its Committees and through supplemental reports and communications. The Company’s independent directors will meet regularly in executive sessions without the presence of the Company’s corporate officers or non-independent directors.

pg. 51

MR. GENE D. LIPSCHER, ESQ.	BOARD OF DIRECTORS (INDEPENDENT)

Mr. Lipscher is an independent Board Member of the Company. Mr. Lipscher is an attorney in his own private practice. Mr. Lipscher was admitted to the Bar in 1991, Florida; 1992, New Jersey and the U.S. District Court, District of New Jersey; 1995, U.S. District Court, Southern District of Florida; 1998, U.S. District Court, Middle District of Florida and U.S. Court of Appeals, 11th Circuit; 2002, U.S. District Court, Northern District of Florida. Mr. Lipscher is Florida Bar Board Certified in Business Litigation, 2007 (active).

Mr. Lipscher is a 1986 graduate of Drew University in Madison, NJ with a Bachelor of Arts, and a 1991 graduate, J.D., cum laude of the University of Miami Law School, Coral Gables, FL.

MR. LEE FRANKHOUSER	BOARD OF DIRECTORS (INDEPENDENT)

Mr. Frankhouser is an experienced banking executive with broad-based expertise in retail banking, wealth management, business development, estate planning, lending, financial reporting and audits. Mr. Frankhouser has established capabilities in business development, finance, marketing, recruiting, and training/development.

Mr. Frankhouser began his banking career in 1981 at National City Bank as an audit officer. Mr. Frankhouser is currently Executive Vice President and one of the founding executives of Evermore Bank in Ft. Lauderdale, Florida. Evermore is a Florida state-chartered bank that opened for business in December 2022. Mr. Frankhouser is responsible for establishing new branch offices in Palm Beach and Broward counties. He is also responsible for generating new loans and deposits to meet or exceed budget expectations.

Mr. Frankhouser graduated from Bethany College in Bethany, West Virginia in 1980 with a Bachelor of Arts in Economics. Mr. Frankhouser also received his CBA in 1992 from University of Virginia and an MBA from Waynesburg University in Waynesburg, Pennsylvania in 2002.

Role of the Board in Risk Oversight

One of the key functions of the Company’s Board of Directors will be the oversight of the Company’s risk management process. The Company’s Board of Directors will administer this oversight function directly, with support from its three standing committees, the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee, each of which shall address risks specific to their respective areas of oversight as described below.

Board Committees

The Company’s Board of Directors shall establish three standing committees: an Audit Committee, a Nominating and Corporate Governance Committee, and a Compensation Committee. The principal functions of each committee are described below. The Company intends to comply with the listing requirements and other rules and regulations initially of the OTC Market’s OTCQX and then the NASDAQ or New York Stock Exchange. Each of the Company’s Committees will be comprised exclusively of independent directors. Additionally, the Company’s Board of Directors will from time to time establish other committees to facilitate the management of the Company.

Audit Committee

The Company shall have an Audit Committee that will initially be comprised of three Independent Directors. The Company’s Board of Directors shall adopt an Audit Committee Charter, which shall detail the principal functions of the Company’s Audit Committee, including oversight related to:

•	The Company’s accounting and financial reporting processes;
•	The Company’s integrity of its consolidated financial statements and financial reporting process;
•	The Company’s systems of disclosure controls and procedures, and internal controls over financial reporting;

pg. 52

•	The Company’s compliance with financial, legal and regulatory requirements;
•	The Company’s evaluation of the qualifications, independence and performance of the Company’s independent registered public accounting firm;
•	The Company’s performance of its internal audit function; and
•	The Company’s overall risk profile.

The Company’s Audit Committee will also responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The Company’s Audit Committee shall also prepare the Audit Committee report required by SEC regulations to be included the Company’s annual proxy statement.

Nominating and Corporate Governance Committee

The Company shall have a Nominating and Corporate Governance Committee that will be initially comprised of three independent directors. The Company’s Board of Directors shall adopt a Nominating and Corporate Governance Committee charter, which shall detail the principal functions of the Nominating and Corporate Governance Committee, including:

•	Identifying and recommending to the Company’s Board of Directors qualified candidates for election as Company directors and recommending nominees for election as Company Directors at the Company’s annual meeting of shareholders;
•	Develop and recommend to the Company’s Board of Directors Corporate Governance Guidelines and implementing and monitoring such guidelines;
•	Review and make recommendations on matters involving the general operation of the Company’s Board of Directors, including Board of Directors size and composition, and committee composition and structure;
•	Recommending to the Company’s Board of Directors nominees for each committee of the Company’s Board of Directors;
•	Annually facilitating the assessment of the Company’s Board of Directors' performance as a whole and of the individual directors, as required by applicable law, regulations and OTCQX & NASDAQ corporate governance listing standards; and
•	Overseeing the Company’s Board of Directors' evaluation of management.

In identifying and recommending nominees for Company directors, the Nominating and Corporate Governance Committee may consider diversity of relevant experience, expertise and background.

Compensation Committee

The Company shall have a Compensation Committee that will initially be comprised of three independent directors. The Company’s Board of Directors shall adopt a Compensation Committee Charter, which shall detail the principal functions of the Company’s Compensation Committee, including:

•	Reviewing and approving on the Company’s annual basis the corporate goals and objectives relevant to the Company’s Managing Member’s compensation,
•	Evaluating the Company’s Managing Member’s performance in light of such goals and objectives and determining and approving the remuneration of the Company’s Managing Member based on such evaluation;
•	Reviewing and approving the compensation of all of the Company’s other officers;
•	Reviewing the Company’s executive compensation policies and plans;
•	Implementing and administering the Company’s incentive compensation equity-based remuneration plans (if any);
•	Assisting the Company’s Management in complying with the Company’s proxy statement and annual report disclosure requirements;
•	Producing a report on executive compensation to be included in the Company’s annual proxy statement; and
•	Reviewing, evaluating and recommending changes, if appropriate, to the remuneration for the Company’s directors.

pg. 53

Code of Business Conduct and Ethics

The Company’s Board of Directors shall establish a Code of Business Conduct and Ethics that shall apply to the Company’s officers, directors and employees. Among other matters, The Company’s Code of Business Conduct and ethics shall be designed to deter wrongdoing and to promote:

•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•	Full, fair, accurate, timely and understandable disclosure in the Company’s SEC reports and other public communications;
•	Compliance with applicable laws, rules and regulations;
•	Prompt internal reporting of violations of the code to appropriate persons identified in the Code; and
•	Accountability for adherence to the Code of Business Conduct and Ethics.

Any waiver of the Code of Business Conduct and Ethics for the Company’s executive officers or directors must be approved by a majority of the Company’s Independent Directors, and any such waiver shall be promptly disclosed as required by Law, OTCQX or NASDAQ regulations.

REMAINDER OF PAGE LEFT BLANK INTENTIONALLY

pg. 54

ITEM 13: SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SHAREHOLDERS:

As of the date of this Offering Circular, the following table sets forth information regarding beneficial ownership of the Company’s Capital Shares by:

•	Each person, or group of affiliated persons, known to the Company to beneficially own 5% or more of the Company’s Common Shares;
•	Each of the Company’s named Managers or Officers;
•	Each of the Company’s Directors and Director Nominees; and
•	All of the Company’s current Officers, Directors and Director nominees as a group.

The information presented below regarding beneficial ownership of the Company’s voting securities has been presented in accordance with the rules of the United States Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under the rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within sixty (60) days through the conversion or exercise of any convertible security, warrant, option, or other right. More than one (1) person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days, by the sum of the number of shares outstanding as of such date. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property law, the Company believes that the beneficial owners of the Company’s Common Shares listed below have sole voting and investment power with respect to the Shares shown.

Name and Address of Record Owner	Prior to Offering:	After Completion of Offering
MARK T. OCEPEK 103 CENTURY 21 DRIVE SUITE 100-008 JACKSONVILLE, FLORIDA 32202 (i)(ii)	8,493 Common Shares (42.47% of the Issued & Outstanding)	84,930 Common Shares (8.49% of the Issued & Outstanding)
BRYCE OCEPEK 103 CENTURY 21 DRIVE SUITE 100-008 JACKSONVILLE, FLORIDA 32202 (i)(iii)	8,492 Common Shares (42.46% of the Issued & Outstanding)	84,920 Common Shares (8.49% of the Issued & Outstanding)
JAMES A. STUBER 205 WORTH AVENUE SUITE 201 PALM BEACH, FLORIDA 33480 (iv)	500 Common Shares (2.5% of the Issued & Outstanding)	5,000 Common Shares (0.5% of the Issued & Outstanding)
PIERRE LAPORTE 2398 SADLER ROAD FERNANDINA BEACH, FLORIDA 32034 (*)(v)	120 Common Shares (0.6% of the Issued & Outstanding)	1,200 Common Shares (0.12% of the Issued & Outstanding)
LEE FRANKHOUSER 12008 SOUTH SHORE BLVD SUITE 208 WELLINGTON, FLORIDA 33414 (*)(vi)	100 Common Shares (0.5% of the Issued & Outstanding)	1,000 Common Shares (0.1% of the Issued & Outstanding)
GENE D. LIPSCHER 1025 WEST INDIANTOWN ROAD SUITE 106 JUPITER, FLORIDA 33458 (*)(vii)	100 Common Shares (0.5% of the Issued & Outstanding)	1,000 Common Shares (0.1% of the Issued & Outstanding)

pg. 55

SYNDICATE LEGAL & FINANCIAL, LLC 355 SOUTH GRAND AVENUE LOS ANGELES CALIFORNIA 90071 (*)	1,000 Common Shares (5.0% of the Issued & Outstanding)	10,000 Common Shares (1.0% of the Issued & Outstanding)
BRYLEN ERICKSEN 103 CENTURY 21 DRIVE SUITE 100-008 JACKSONVILLE, FLORIDA 32216	100 Common Shares (0.5% of the Issued & Outstanding)	1,000 Common Shares (0.1% of the Issued & Outstanding)
ERNEST JENKINS, JR. 103 CENTURY 21 DRIVE SUITE 100-008 JACKSONVILLE, FLORIDA 32216	75 Common Shares (0.375% of the Issued & Outstanding)	750 Common Shares (0.075% of the Issued & Outstanding)
HALEY DEVOL 103 CENTURY 21 DRIVE SUITE 100-008 JACKSONVILLE, FLORIDA 32216	10 Common Shares (0.05% of the Issued & Outstanding)	100 Common Shares (0.01% of the Issued & Outstanding)
REIDAR HUBBARD 103 CENTURY 21 DRIVE SUITE 100-008 JACKSONVILLE, FLORIDA 32216	10 Common Shares (0.05% of the Issued & Outstanding)	100 Common Shares (0.01% of the Issued & Outstanding)
JAMES A. STUBER, AS TRUSTEE 205 WORTH AVENUE SUITE 201 PALM BEACH, FLORIDA 33480 (viii)	1,000 Common Shares (5.00% of the Issued & Outstanding)	10,000 Common Shares (1.00% of the Issued & Outstanding)
NEW COMMON SHARES SHAREHOLDERS	0 Common Shares (0.0% of the Issued & Outstanding)	800,000 Common Shares (80.0% of the Issued & Outstanding)

(i) The Company has entered into a non-dilution agreement (hereinafter referred to as the “Non-Dilution Agreement”) whereby the Company has agreed that the Common Shares of Mark T. Ocepek, Bryce K. Ocepek, Syndicate Legal & Financial, LLC, James A. Stuber, Pierre LaPorte, Lee Frankenhouser, Gene D. Lipscher, Brylen Ericksen, Ernest Jenkins, Jr., Haley Devol, Reidar Hubbard, and James A. Stuber as Trustee (hereinafter the “Non-Dilutive Shareholders” shall not be subject to dilution in any manner without the express written consent of any such Non-Dilutive Shareholder. During such period that any Non-Dilutive Shareholder owns Common Shares in the Company, the Company shall take no action, directly or indirectly, to dilute or attempt to dilute the Common Shares issued to, and held by, such Non-Dilutive Shareholder. If, with the express written consent of all the Non-Dilutive Shareholders, additional shares of the Company’s Common Shares are issued, then the same number of free trading Common Shares, if applicable at time of issue, shall be issued to the Non-Dilutive Shareholders to maintain each Non-Dilutive Shareholder’s pro rata percentage prior to additional issuance of such Common Shares of the Company. The Non-Dilution Agreement does not survive any resale or transfer of the Common Shares from any Non-Dilutive Shareholder, and no shareholder who acquires Common Shares from a Non-Dilutive Shareholder will have any benefits of the Non-Dilution Agreement.

(ii) Mark T. Ocepek is the Managing Member and Chairman of the Board of Directors of the Company.

(iii) Bryce Ocepek is the President and Member of the Board of Directors of the Company.

(iv) James A. Stuber is the In-House Legal Counsel and Member of the Board of Directors of the Company.

(v) Pierre Laporte is the Secretary, Treasurer, Chief Financial Officer and Member of the Board of Directors of the Company.

(vi) Lee Frankhouser is an Independent Member of the Company’s Board of Directors.

(vii) Gene D. Lipscher is an Independent Member of the Company’s Board of Directors.

(viii) James A. Stuber is holding in trust 1,000 Common Shares for issuance pursuant to compensation awards as the Managing Member and/or Board of Directors of the Company may direct from time-to-time.

pg. 56

ITEM 14: MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS:

The Management’s Discussion and Analysis may contain forward-looking statements. Investors should not place undue reliance on forward-looking statements and should consider carefully the statements made in “Risk Factors” and elsewhere in this Offering Circular that identify important factors that could cause actual outcomes to differ from those expressed or implied in the Company’s forward-looking statements, and that could materially and adversely affect the Company’s business, operating results and financial condition.

The Management’s Discussion and Analysis may contain forward-looking statements. Investors should not place undue reliance on forward-looking statements and should consider carefully the statements made in “Risk Factors” and elsewhere in this Offering Circular that identify important factors that could cause actual outcomes to differ from those expressed or implied in the Company’s forward-looking statements, and that could materially and adversely affect the Company’s business, operating results and financial condition. The Management’s Discussion and Analysis should be read together with the financial statements and notes thereto, included elsewhere in this Offering Circular. Cautionary Statement: The following discussion and analysis should be read in conjunction with the Company’s consolidated financial statements and related notes.

Cautionary Statement:

The following discussion and analysis should be read in conjunction with the Company’s consolidated financial statements and related notes attached to this Offering Circular.

The Company’s results may differ materially from those anticipated in the following discussion, as a result of a variety of risks and uncertainties, including those described under Cautionary Statements Regarding Forward-Looking Statements and Risk Factors. The Company assumes no obligation to update any of the forward-looking statements included herein.

Emerging Growth Company:

Upon the completion of this Offering, the Company may elect to become a “Public Reporting Company” under the Exchange Act. The Company will qualify as an “Emerging Growth Company” under the Jumpstart Our Businesses Act of 2012 (the “JOBS Act”). As a result, the Company will be permitted to, and intends to, rely on exemptions from certain disclosure requirements. For so long as the Company can remain an Emerging Growth Company, the Company will not be required to:

•	Have an auditor report on its internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act.

•	Comply with the requirements that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis).

•	Only two (2) years of audited financial statements in addition to any required unaudited interim financial statements with corresponding reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure.

•	Reduced disclosure about the Company’s executive compensation arrangements.

•	Not having to obtain non-binding advisory votes on executive compensation or golden parachute arrangements.

•	Exemption from the auditor attestation requirement in the assessment of the Company’s internal control over financial reporting.

The Company may take advantage of these exemptions for up to five (5) years or such earlier time that the Company is no longer an Emerging Growth Company. The Company would cease to be an Emerging Growth Company if it were to have more than $1.07 Billion USD in annual revenue, the Company has more than $700 Million USD in market value of its shares held by non-affiliates, or the Company issues more than $1 Billion of non-convertible debt over a three-year period. The Company may choose to take advantage of some, but not all of these reduced burdens. The Company has taken advantage of these reduced reporting burdens herein, and the information that the Company provides may be different than what you might get from other public companies in which you hold shares.

pg. 57

Revenues:

The Company has limited revenues for the years ended December 31, 2021; and December 31 2022; and up to July 31, 2023. The Company does not anticipate achieving significant revenues until the Company is fully funded and the commercial operations detailed in this Offering Circular have commenced.

Operating Expenses:

Operating expenses for 2023 are $186,629 USD to date.

Net Losses / Net Gain:

The Company incurred a net loss / net gain of $0.00 USD for fiscal year 2021, a net gain of $217,576 USD for fiscal year 2022, and a net loss of $34,668 USD through July 31, 2023.

Liquidity and Capital Resources:

As of July 31, 2023, the Company had total current assets of approximately $107,600 USD and current liabilities of approximately $35,681 USD, resulting in a working capital of approximately $71,919 USD.

Off Balance Sheet Arrangements:

As of July 31, 2023, there were no off-balance sheet arrangements.

Critical Accounting Policies:

A “Critical Accounting Policy” is one which is both important to the portrayal of the Company’s financial condition and results, and requires management’s most difficult, subjective or complex judgments, often as a result of the to make estimates about the effect of matters that are inherently uncertain.

The Company’s accounting policies are discussed in detail in the footnotes to the Company’s Financial Statements included in this Offering Circular, however, the Company considers its Critical Accounting Policies to be those related to revenue recognition, calculation of revenue share expense, shares-based compensation, capitalization and related amortization of intangible assets, and impairment of assets.

Recently Issued Accounting Pronouncements:

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

pg. 58

Going Concern:

The Company’s current financial condition and the uncertainty surrounding the Company’s ability to consummate this Offering raises substantial doubt regarding the Company’s ability to continue as a going concern. As shown in the accompanying financial statements, the Company has sustained losses from operations since inception and does not have a predictable revenue stream. The Company’s financial statements are prepared on the basis that the Company is a going concern. The going concern assumption contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty related to the Company’s ability to continue as a going concern.

REMAINDER OF PAGE LEFT BLANK INTENTIONALLY

pg. 59

ITEM 15. DESCRIPTION OF CAPITAL SHARES

General:

The Company is offering up to 800,000 Common Shares through this Offering.

The following description summarizes the most important terms of the Company’s capital shares. This summary does not purport to be complete and is qualified in its entirety by the provisions of the Company’s Articles of Formation, and Operating Agreement, copies of which have been filed as Exhibits to this Registration Statement, of which this Offering Circular is a part. For a complete description of the Company’s capital shares, you should refer to the Articles of Formation and Operating Agreement, and the applicable provisions of Florida Law.

The Company is authorized to issue up to FIVE MILLION (5,000,000) shares of capital shares, of which (i) 4,000,000 shares are Common Shares without a par value; and (ii) 1,000,000 shares are Preference Shares (“Preference Shares”) without a par value. No Preference Shares are being issued through this Offering and no Preference Shares are issued and outstanding.

The Common Shares:

•	As of the date of this Offering Circular, 20,000 Shares of the Company’s Common Shares are issued and outstanding.

•	Voting: Holders of the Company’s Common Shares have one vote per Common Share. There is no cumulative voting.

•	Distribution Policy: The Company intends to elect and qualify to be treated as a REIT commencing with the 2024 calendar year (the Company does not yet meet the requirements of being classified as a REIT). Upon meeting the requirements to be classified as a REIT, the Company expects to pay distributions to its shareholders starting in 2024, and thereafter in an amount that is sufficient to comply with the distribution requirements applicable to REITs.

U.S. Federal Income Tax Law requires that a REIT distribute annually at least 90% of its net taxable income, excluding net capital gains, and that it pays tax at regular corporate rates to the extent that it annually distributes less than 100% of its net taxable income, including net capital gains. In addition, a REIT is required to pay a 4% nondeductible excise tax on the amount, if any, by which the distributions that it makes in a calendar year are less than the sum of 85% of its ordinary income, 95% of its capital gain net income and 100% of its undistributed income from prior years. For more information, please see "Material Federal Income Tax Considerations."

To satisfy the requirements to qualify as a REIT and generally not be subject to U.S. Federal Income and Excise Tax, commencing in 2024, the Company generally intends to make regular quarterly distributions to holders of its Common Shares, beginning at such time as the management of the Company determines that the Company has sufficient cash flow to do so, over time in an amount equal to the Company’s taxable income. Although the Company anticipates making quarterly distributions to its shareholders over time, the Company’s management has the sole discretion to determine the timing, form (including cash and the Company’s Common Shares at the election of each of the Company’s shareholders) and amount of any distributions to the Company’s Shareholders.

Although not currently anticipated, in the event that the Company’s management determines to make distributions in excess of the income or cash flow generated from the Company’s portfolio of assets, the Company may make such distributions from the proceeds of future offerings of equity or debt securities or other forms of debt financing or the sale of assets.

If the Company elects to pay a taxable shares distribution, the Company’s shareholders would be sent a form that would allow each shareholder to elect to receive its proportionate share of such distribution in all cash or in all shares and the distribution will be made in accordance with such elections, provided that if the shareholders’ elections, in the aggregate, would result in the payment of cash in excess of the maximum amount of cash to be distributed, then cash payments to shareholders who elected to receive cash will be prorated and the excess of each such shareholder’s entitlement in the distribution, less such prorated cash payment, would be paid to such shareholder in shares of the Company’s Common Shares. In order to pay distributions in the form of Common Shares, the Company may need to register the shares to be issued under the Securities Act, unless an exemption from the registration requirements is available. The Company no current plans to file a registration statement for this purpose, although the management of the Company may elect to do so in the future.

pg. 60

During 2024, the Company may also need to distribute any accumulated earnings and profits that the Company may have as of January 1, 2025, because newly qualified REITs are required to distribute any non-REIT earning and profits during their first taxable year as a REIT.

To the extent that in respect of any calendar year, cash available for distribution is less than the Company’s taxable income, the Company could be required to fund distributions from working capital, sell assets or borrow funds to make cash distributions or make a portion of the required distribution in the form of a taxable shares distribution or distribution of debt securities. See "Material Federal Income Tax Considerations-Distribution Requirements."

The Company’s charter allows the Company to issue preference shares that could have a preference over the Company’s Common Shares with respect to distributions. The Company currently has no intentions to issue any preference shares, but if the Company does, the distribution preference on the preference shares could limit the Company’s ability to make distributions to the holders of the Company’s Common Shares.

Distributions made by the Company will be authorized and determined by the Management of the Company in its sole discretion out of funds legally available therefor and will be dependent upon a number of factors, including restrictions under applicable law and other factors described in this Offering Circular. The Company cannot assure you that the Company’s distributions will be made or sustained or that the Company’s Management will not change its distribution policy in the future. Any distributions that the Company pays in the future will depend upon the Company’s actual results of operations, economic conditions, debt service requirements, capital expenditures and other factors that could differ materially from the Company’s current expectations. The Company’s actual results of operations will be affected by a number of factors, including the Company’s revenues, operating expenses, interest expenses and unanticipated expenditures.

The Company expects its cash flow from operations will be sufficient to make all required payments on its indebtedness, if any, and to make any required principal distributions to shareholders in order to qualify and maintain its status as a REIT.

For more information regarding risk factors that could materially adversely affect the Company’s actual results of operations, see "Risk Factors."

•	Liquidation: In the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of the Company’s Common Shares are entitled to share ratably in the net assets legally available for distribution to Shareholders after (i) the payment of all debts and other liabilities of the Company; and (ii) the liquidation preference payable to the holders of any preferred (or preference) shares.

•	Transferability: In order for the Company to qualify as a REIT under the Code, shares of the Company must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the Company’s outstanding shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). To qualify as a REIT, the Company must satisfy other requirements as well. See "Item 16: MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS"

To assist the Company in qualifying as a REIT, the Company’s Operating Agreement, subject to certain exceptions, contains restrictions on the number and value of the Company’s Common Shares and the number and value of Shares of the Company that a person may own. The Company’s Operating Agreement provides that generally no person may own or be deemed to own by virtue of certain attribution provisions of the Code, either more than 9.8% in value or in number of our common shares, whichever is more restrictive, or more than 9.8% in value or in number of the Company’s shares, whichever is more restrictive. Accordingly, no person may own, or be deemed to own, more than 9.8% in value or in number of the Company’s shares, whichever is more restrictive. The Company refers to these limits collectively as the "ownership limit." An individual or entity that becomes subject to the ownership limit or any of the other restrictions on ownership and transfer of the shares of the Company described below is referred to as a "Prohibited Shareholder" if, had the violating transfer or other event been effective, the individual or entity would have been a beneficial owner or, if appropriate, a record owner of shares.

pg. 61

The applicable constructive ownership rules under the Code are complex and may cause the Company’s shares owned actually or constructively by a group of individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% by value or number of the Company’s Common Shares (or the acquisition of an interest in an entity that owns, actually or constructively, the Company’s shares by an individual or entity), could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of the ownership limit.

The Company’s Managing Member and/or the Company’s Board of Directors may, in his/its sole discretion, subject to such conditions as it may determine and the receipt of certain representations and undertakings, prospectively or retroactively, waive the ownership limit or establish a different limit on ownership, or excepted holder limit, for a particular shareholder if the shareholder's ownership in excess of the ownership limit would not result in the Company being "closely held" within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise would result in the Company failing to qualify as a REIT. As a condition of its waiver or grant of excepted holder limit, the Company’s Managing Member and/or the Company’s Board of Directors may, but is not required to, require an opinion of counsel or IRS ruling satisfactory to the Company’s Managing Member and/or the Company’s Board of Directors in order to determine or ensure the Company's qualification as a REIT. In addition, the Company’s Managing Member and/or Board of Directors will reject any investor's subscription in whole or in part if it determines that such subscription would violate such ownership limits.

In connection with granting a waiver of the ownership limit, creating an excepted holder limit or at any other time, the Company’s Managing Member and/or Board of Directors may from time to time increase or decrease the ownership limit for all other individuals and entities unless, after giving effect to such increase, five or fewer individuals could beneficially or constructively own in the aggregate, more than 49.9% in value of the shares then outstanding of the Company or the Company would otherwise fail to qualify as a REIT. Prior to the modification of the ownership limit, the Company’s Managing Member and/or the Company’s Board of Directors may require such opinions of counsel, affidavits, undertakings or agreements as he/it may deem necessary or advisable in order to determine or ensure the Company’s qualification as a REIT. A reduced ownership limit will not apply to any person or entity whose percentage ownership of the Company’s Common Shares or Shares of the Company, as applicable, is in excess of such decreased ownership limit until such time as such individual's or entity's percentage ownership of the Company’s Common Shares or Shares of the Company, as applicable, equals or falls below the decreased ownership limit, but any further acquisition of the Company’s Common Shares or Shares of the Company, as applicable, in excess of such percentage ownership of the Company’s Common Shares or Shares of the Company will be in violation of the ownership limit.

The Company’s Operating Agreement further prohibits: (1) any person from beneficially or constructively owning, applying certain attribution rules of the Code, shares of the Company that would result in the Company being "closely held" under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause the Company to fail to qualify as a REIT; and (2) any person from transferring the Company’s Shares if such transfer would result in the Company’s Shares being owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of the Company’s Shares that will or may violate the ownership limit or any of the other foregoing restrictions on ownership and transfer of the Company’s shares, or who would have owned the Company’s Shares transferred to a trust as described below, must immediately give the Company written notice of the event, or in the case of an attempted or proposed transaction, must give at least 15 days' prior written notice to the Company and provide the Company with such other information as the Company may request in order to determine the effect of such transfer on the Company’s qualification as a REIT. The foregoing restrictions on ownership and transfer of the Company’s shares will not apply if the Company’s Managing Member and/or the Company’s Board of Directors determines that it is no longer in the Company’s best interests to attempt to qualify, or to continue to qualify, as a REIT or that compliance with the restrictions and limitations on ownership and transfer of the Company’s shares as described above is no longer required in order for the Company to qualify as a REIT.

pg. 62

If any transfer of the Company’s Shares would result in the Company’s Shares being beneficially owned by fewer than one hundred (l00) persons, such transfer will be null and void and the intended transferee will acquire no rights in such Shares. In addition, if any purported transfer of the Company’s Shares or any other event would otherwise result in any person violating the ownership limit or an excepted holder limit established by the Company’s Managing Member and/or the Company’s Board of Directors, or in the Company being "closely held" under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause the Company to violate such restrictions will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by the Company and the intended transferee will acquire no rights in such shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violating transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the prohibited owner, prior to the Company’s discovery that the Company’s Shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary by the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or the Company being "closely held"

under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then the Company’s Operating Agreement provides that the transfer of the Company’s Shares will be null and void.

Shares of the Company transferred to the trustee are deemed offered for sale to the Company, or a designee of the Company, at a price per share equal to the lesser of (1) the price paid by the prohibited owner for the Company’s Shares and (2) the last reported market value of the Company’s Common Shares on the date that the Company accepted, or the Company’s designee accepts, such offer. The Company may reduce the amount payable by the amount of any dividend or other distribution that the Company has paid to the prohibited owner before the Company discovered that the Company’s Shares had been automatically transferred to the trust and that are then owed to by the trustee as described above, and the Company may pay the amount of any such reduction to the trustee for the benefit of the charitable beneficiary. The Company has the right to accept such offer(s) until the trustee has sold the Company’s Shares held in the trust as discussed below. Upon a sale to the Company, the interest of the charitable beneficiary in the Company’s Shares sold terminates, the trustee must distribute the net proceeds of the sale to the prohibited owner and any dividends or other distributions held by the trustee with respect to such shares will be paid to the charitable beneficiary.

If the Company does not buy the Shares, the trustee must, as soon as practicable after receiving notice from the Company of the transfer of the Shares to the trust, sell the Shares to a person or entity designated by the trustee who could own the Shares without violating the ownership limit or the other restrictions on ownership and transfer of Shares of the Company. After the sale of the Shares, the interest of the charitable beneficiary in the Company’s Shares transferred to the trust will terminate and the trustee must distribute to the Prohibited Shareholder an amount equal to the lesser of (1) the price paid by the Prohibited Shareholder for the Shares and (2) the sales proceeds received by the trust for the Shares. The trustee may reduce the amount payable to the Prohibited Shareholder by the amount of any dividend or other distribution that the Company paid to the Prohibited Shareholder before the Company discovered that the Shares had been automatically transferred to the trust and that are then owed to the trustee as described above. Any net sales proceeds in excess of the amount payable to the Prohibited Shareholder will be immediately paid to the beneficiary of the trust, together with any dividends or other distributions thereon. In addition, if, prior to discovery by the Company that the Company’s Shares have been transferred to a trust, such Shares are sold by a Prohibited Shareholder, then such Shares will be deemed to have been sold on behalf of the trust and to the extent that the Prohibited Shareholder received an amount for or in respect of such Shares that exceeds the amount that such Prohibited Shareholder was entitled to receive, such excess amount will be paid to the trustee upon demand. The Prohibited Shareholder has no rights in the Shares held by the trustee.

pg. 63

The trustee will be designated by the Company’s Managing Member and/or Board of Directors and will be unaffiliated with the Company and with any Prohibited Shareholder. Prior to the sale of any Shares by the trust, the trustee will receive, in trust for the beneficiary of the trust, all dividends and other distributions paid by the Company with respect to the Shares held in trust and may also exercise all voting rights with respect to the Shares held in trust. These rights will be exercised for the exclusive benefit of the beneficiary of the trust. Any dividend or other distribution paid prior to the Company’s discovery that the Company’s Shares have been transferred to the trust will be paid by the recipient to the trustee upon demand.

Subject to Florida Law, effective as of the date of the Company’s Shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:

1.	To rescind as void any vote cast by a Prohibited Shareholder prior to the Company’s discovery that the Shares have been transferred to the trust; and
2.	To recase the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

In addition, if the Company’s Managing Member and/or Board of Directors determines in good faith that a proposed transfer or other event would violate the restrictions on ownership and transfer of the Company’s shares, the Company’s Managing Member and/or Board of Directors may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing the Company to redeem its shares, refusing to give effect to the transfer on the Company’s books or instituting proceedings to enjoin the transfer.

Every owner of 5% or more (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the Company’s Shares, within 30 days after the end of each taxable year, must give the Company written notice, stating the Shareholder's name and address, the number of Shares of each class of the Company that the Shareholder beneficially owns and a description of the manner in which the Company’s Shares are held. Each such owner must provide to the Company in writing such additional information as the Company may request in order to determine the effect, if any, of the shareholder's beneficial ownership on the Company’s qualification as a REIT and to ensure compliance with the ownership limit. In addition, each Shareholder must provide to the Company in writing such information as the Company may request in good faith in order to determine the Company’s qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Any certificates representing Company Shares will bear a legend referring to the restrictions described above.

These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change in control that might involve a premium price for the Common Shares or otherwise be in the best interest of the holders of the Common Shares.

The Preference Shares:

•	As of the date of this Offering Circular, 1,200 Shares of the Company’s Series A Preference Shares are issued and outstanding.

•	Voting: Holders of the Company’s Series A Preference Shares have ten year “hyper voting rights” as defined below:

o	Fiscal year 2023 & 2024: Each of the Company’s Series A Preference Shares have fifty (50) votes per share for all items submitted to the Company’s Shareholders for a vote.
o	Fiscal year 2025: Each of the Company’s Series A Preference Shares have forty-five (45) votes per share for all items submitted to the Company’s Shareholders for a vote.
o	Fiscal year 2026: Each of the Company’s Series A Preference Shares have forty (40) votes per share for all items submitted to the Company’s Shareholders for a vote.
o	Fiscal year 2027: Each of the Company’s Series A Preference Shares have thirty-five (35) votes per share for all items submitted to the Company’s Shareholders for a vote.
o	Fiscal year 2028: Each of the Company’s Series A Preference Shares have thirty (30) votes per share for all items submitted to the Company’s Shareholders for a vote.

pg. 64

o	Fiscal year 2029: Each of the Company’s Series A Preference Shares have twenty-five (25) votes per share for all items submitted to the Company’s Shareholders for a vote.
o	Fiscal year 2030: Each of the Company’s Series A Preference Shares have twenty (20) votes per share for all items submitted to the Company’s Shareholders for a vote.
o	Fiscal year 2031: Each of the Company’s Series A Preference Shares have fifteen (15) votes per share for all items submitted to the Company’s Shareholders for a vote.
o	Fiscal year 2032: Each of the Company’s Series A Preference Shares have ten (10) votes per share for all items submitted to the Company’s Shareholders for a vote.
o	Fiscal year 2033: Each of the Company’s Series A Preference Shares have five (5) votes per share for all items submitted to the Company’s Shareholders for a vote.
o	Fiscal year 2035: Each of the Company’s Series A Preference Shares shall be repurchased by the Company for their face value of $0.001 per share.

•	Holders of the Company’s Series A Preference Shares

Name	Prior to Offering	After Offering
Mark T. Ocepek Managing Member & Chairman of the Board	200 Series A Preference Shares (16.7% of the Issued & Outstanding)	200 Series A Preference Shares (14.3% of the Issued & Outstanding)
Bryce Ocepek President & Member of the Board of Directors	200 Series A Preference Shares (16.7% of the Issued & Outstanding)	200 Series A Preference Shares (14.3% of the Issued & Outstanding)
James A. Struber, Esq. Board of Directors	200 Series A Preference Shares (16.7% of the Issued & Outstanding)	200 Series A Preference Shares (14.3% of the Issued & Outstanding)
Pierre LaPorte Board of Directors	200 Series A Preference Shares (16.7% of the Issued & Outstanding)	200 Series A Preference Shares (14.3% of the Issued & Outstanding)
Lee Frankhouser Board of Directors	200 Series A Preference Shares (16.7% of the Issued & Outstanding)	200 Series A Preference Shares (14.3% of the Issued & Outstanding)
Gene D. Lipscher Board of Directors	200 Series A Preference Shares (16.7% of the Issued & Outstanding)	200 Series A Preference Shares (14.3% of the Issued & Outstanding)
TBD Independent Board Member to be Named		200 Series A Preference Shares (14.3% of the Issued & Outstanding)

pg. 65

Warrants:

•	None issued or outstanding as of the date of this Offering Circular.
•	The Company may issue a warrant, or warrants, to a SEC registered broker-dealer and a member of the Financial Industry Regulatory Authority (“FINRA”) to purchase an amount of Common Shares of the Company equal to the amount of commission paid to the broker / dealer in connection with the capital raise described in this Offering Circular.

Transfer Agent and Registrar:

•	As of the date of this Offering Circular, the Company has not engaged a transfer agent, and does not intend to engage a transfer agent until such time as the Company is required to do so in order to satisfy the conditional exemption contained in Rule 12g5-1(a)(7) of the Securities Exchange Act of 1934, or the Exchange Act.

Arbitration Provision:

•	Under the Arbitration Provision contained in the Company’s Operating Agreement, either party may, at its sole election, require that the sole and exclusive forum and remedy for resolution of a claim be final and binding arbitration. The Company has not determined whether it will exercise its right to demand arbitration but reserves the right to make that determination on a case-by-case basis as claims arise. In this regard, the Arbitration Provision is similar to a binding arbitration provision as the Company is likely to invoke the Arbitration Provision to the fullest extent permissible. The Arbitration Provision applies to claims under the U.S. Federal Securities Laws and to all claims that are related to the Company, including with respect to this offering, the Company’s holdings, the Company’s Common Shares, the Company’s ongoing operations, and the Company’s management of its Shareholders, among other matters.

Any arbitration brought pursuant to the Arbitration Provision must be conducted in the State of Florida, in the Jacksonville metropolitan area. The term "Claim" as used in the Arbitration Provision is very broad and includes any past, present, or future claim, dispute, or controversy involving a Shareholder (or persons claiming through or connected with a Shareholder), on the one hand, and the Company (or persons claiming through or connected with the Company), on the other hand, relating to or arising out of a Shareholder investment in the Company, and/or the activities or relationships that involve, lead to, or result from any of the foregoing, including (except an individual Claim that a Shareholder may bring in Small Claims Court or an equivalent court, if any, so long as the Claim is pending only in that court) the validity or enforceability of the Arbitration Provision, any part thereof, or the entire Subscription Agreement associated with this Offering. Claims are subject to arbitration regardless of whether they arise from contract; tort (intentional or otherwise); a constitution, statute, common law, or principles of equity; or

otherwise. Claims include (without limitation) matters arising as initial claims, counter-claims, cross-claims, third-party claims, or otherwise. The scope of the Arbitration Provision is to be given the broadest possible interpretation that will permit it to be enforceable. The Company believes that the Arbitration Provision is enforceable under Federal Law, the Laws of the State of Florida, or under any other applicable laws or regulations. However, the issue of enforceability is not free from doubt and to the extent that one or more of the provisions in the Company’s Subscription Agreement for Common Shares, or the Company’s Operating Agreement with respect to the Arbitration Provision or otherwise requiring are Shareholder to waive certain rights were to be found by a court to be unenforceable, the Company would abide by such decision.

Before purchasing any Company Shares, a potential investor must acknowledge, understand, and agree that: (1) arbitration is final and binding on the parties; (2) the parties are waiving their right to seek remedies in court, including the right to jury trial; (3) pre-arbitration discovery is generally more limited than and potentially different in form and scope from court proceedings; (4) the Arbitration Award is not required to include factual findings or legal reasoning and any party's right to appeal or to seek modification of a ruling by the arbitrators is strictly limited; and (5) the panel of arbitrators may include a minority of persons engaged in the securities industry. The Arbitration Provision limits the rights of an investor to many legal remedies and rights otherwise available.

BY AGREEING TO BE SUBJECT TO THE ARBITRATION PROVISION IN THE COMPANY’S OPERATING AGREEMENT, INVESTORS / SHAREHOLDERS WILL NOT BE DEEMED TO WAIVE THE COMPANY'S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

pg. 66

Further, the Company’s Operating Agreement provides to the fullest extent permitted by law that unless the Company consents in writing to arbitrate, each Shareholder: a) irrevocably submits to the non-exclusive jurisdiction and venue of any Florida State Court or U.S. Federal Court sitting in Jacksonville, Florida in any action arising out of this Agreement; and b) consents to the service of process by mail. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.

The forum selection provision may increase costs to bring a claim, discourage claims, or limit a Shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company or the Company’s directors, officers, or other Employees, which may discourage such lawsuits against the Company or the Company’s directors, officers, and other Employees. Alternatively, if a court were to find the forum selection provision contained in the Company’s Operating Agreement to be inapplicable or unenforceable in an action, the Company may incur additional costs associated with resolving such action in other jurisdictions. This provision in the Company’s Operating Agreement will not preclude or contract the scope of exclusive federal or concurrent jurisdiction for actions brought under the federal securities laws including the Securities Exchange Act of 1934 or the Securities Act of 1933, or the respective rules and regulations promulgated thereunder.

REMAINDER OF PAGE LEFT BLANK INTENTIONALLY

pg. 67

ITEM 16. MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

This section summarizes the material Federal Tax Consideration that you, as a shareholder, may consider relevant. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular shareholders in light of their personal investment or tax circumstances, or to certain types of shareholders that are subject to special treatment under the Federal Income Tax Laws, as such:

•	Insurance Companies;

•	Tax-Exempt Organizations (except to the limited extent discussed in “—Taxation of Tax-Exempt Shareholders” below);

•	Financial Institutions or Broker-Dealers;

•	Non-U.S. Individuals and Foreign Corporations (except to the limited extent discussed in “—Taxation of Non-U.S. Shareholders” below);

•	U.S. Expatriates;

•	Persons who Mark-to-Market our Shares;

•	Subchapter S Corporations;

•	U.S. Shareholders (as defined below) whose functional currency is not the United States Dollar;

•	Regulated Investment Companies and REITs;

•	Trusts and Estates;

•	Holders who receive the Company’s Shares through the Exercise of Employee Stock Options or otherwise as Compensation;

•	Persons Holding the Company’s Shares as part of a “Straddle,” “Hedge,” “Conversion Transaction,” “Synthetic Security” or other Integrated Investment;

•	Persons subject to the Alternative Minimum Tax Provisions of the Code; and

•	Persons Holding the Company’s Shares through a Partnership or similar Pass-Through Entity.

This summary assumes that shareholders hold the Company’s Shares as capital assets for Federal Income Tax purposes, which generally means property held for investment.

The statements in this section are not intended to be, and should not be construed as, tax advice. The statements in this section are based on the Code, current, temporary and proposed Treasury regulations, the legislative history of the Code, current administrative interpretations and practices of the IRS, and court decisions. The reference to IRS interpretations and practices includes the IRS practices and policies endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the ruling. In each case, these sources are relied upon as they exist on the date of this summary. Future legislation, Treasury regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law on which the information in this section is based. Any such change could apply retroactively. The Company has not received any rulings from the IRS concerning its qualification as a REIT. Accordingly, even if there is no change in the applicable law, no assurance can be provided that the statements made in the following discussion, which do not bind the IRS or the courts, will not be challenged by the IRS or will be sustained by a court if so challenged.

THE COMPANY URGES YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND SALE OF OUR SHARES AND OF THE COMPANY’S ELECTION TO BE TAXED AS A REIT. SPECIFICALLY, YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of the Company

The Company intends to elect to be taxed as a REIT for Federal Income Tax purposes for the 2023 or 2024 calendar year. The Company believes that, commencing in the Fall of 2023, or during the calendar year of 2024, the Company will be properly organized as a Real Estate Investment Trust, and the Company will operate in such a manner as to qualify for taxation as a REIT under the Code, and the Company intends to continue to operate in such a manner, but no assurances can be given that the Company will operate in a manner so as to qualify or remain qualified as a REIT. This section discusses the laws governing the Federal Income Tax Treatment of a REIT and its Shareholders. These laws are highly technical and complex. This summary sets forth only the material aspects of such provisions and is qualified in its entirety by the express language of applicable Code provisions, Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof. This section is not a substitute for careful tax planning. The Company, and its Management, urges you, as a prospective investor, to consult your own tax advisor regarding the specific tax consequences to you of a purchase of shares, ownership and sale of the shares and the Company’s election to be taxed as a REIT.

pg. 68

As long as the Company qualifies for taxation as a REIT, the Company generally will not be subject to Federal Corporate Income Tax on its taxable ordinary income that it distributes to its shareholders, because the REIT provisions of the Code generally allow a REIT to deduct distributions paid to its shareholders. This substantially eliminates the Federal "Double Taxation" on Earnings (taxation at both the corporate level and shareholder level) that usually results from an investment in a corporation. However, even if the Company qualifies for taxation as a REIT, the Company will be subject to Federal Tax in the following circumstances:

•	The Company will pay Federal Corporate Income Tax on a taxable income, including undistributed net capital gain, that it does not distribute to shareholders during, or within a specified time period after, the calendar year in which the income is earned.

•	The Company will pay tax at the highest corporate rate on:

o	Net income from the sale of other disposition of property acquired through foreclosure (“foreclosure property”) that the Company holds primarily for sale to customers in the ordinary course of business, and

o	Other non-qualifying income form foreclosure property.

•	The Company will pay 100% tax on net income from prohibited transactions (which are, in general, sales or other dispositions of property other than foreclosure property held primarily for the sale to customers in the ordinary course of business).

•	If the Company fails to satisfy one or both of the 75% Gross Income Test or the 95% Gross Income Test, as described below under “—Gross Income Tests” and nonetheless continue to qualify as a REIT because the Company meets other requirements, the Company will pay a 100% tax on the gross income attributable to the greater of the amount by which the Company fails the 75% gross income test or the 95% gross income test, in either case, multiplied by a fraction intended to reflect the Company’s profitability.

•	If the Company fails to distribute during a calendar year at least the sum of (i) 85% of its REIT Ordinary Income for the year, (ii) 95% of its REIT capital gain net income for the year, and (iii) any undistributed taxable income required to be distributed from earlier periods, the Company will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount the Company actually distributes.

•	The Company may elect to retain and pay income tax on its net long-term capital gain. In that case, a shareholder would be taxed on his/her/its proportionate share of the undistributed long-term capital gain (to the extent that the Company made a timely designation of such gain to the shareholders) and would receive a credit or refund for his/her/its proportionate share of the tax the Company paid.

•	If the Company has built-in gain assets at the time of the effectiveness of our REIT election and makes an election to be taxed immediately or recognize gain on the disposition of such asset during the 5-year period following the effectiveness of the Company’s REIT election or if the Company acquires any asset from a C corporation (i.e., a corporation generally subject to corporate-level tax) in a carryover-basis transaction and the Company subsequently recognizes gain on the disposition of the asset during the 5-year period beginning on the date on which the Company acquired the asset, then all or a portion of the gain may be subject to tax at the highest regular corporate rate, pursuant to guidelines issued by the IRS.

pg. 69

•	If the Company will be subject to a 100% excise tax on transactions with any Taxable REIT Subsidiaries that are not conducted on an arm’s-length basis, including services provided by a Taxable REIT Subsidiary.

•	If the Company fails any of the asset tests, other than a de minimis failure of the 5% asset test, the 10% vote test or 10% value test, as described below under “—Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, the Company files a description of each asset that caused such failure with the IRS, and the Company disposes of the assets causing the failure or otherwise complies with the asset tests within six months after the last day of the quarter in which the Company identifies such failure, the Company will pay a tax equal to the greater of $50,000 or the highest Federal Income Tax Rate then applicable to U.S. corporations on the net income from the non-qualifying assets during the period in which the Company failed to satisfy the asset tests.

•	If the Company fails to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, the Company will be required to pay a penalty of $50,000 for each such failure.

•	The Company may be required to pay monetary penalties to the IRS in certain circumstances, including if the Company fails to meet record-keeping requirements intended to monitor the Company’s compliance with rules relating to the composition of a REIT’s shareholders, as described below in “—Recordkeeping Requirements.”

•	The earnings of any of the Company’s lower-tier entities that are subchapter C corporations, including any Taxable REIT Subsidiaries that the Company may form in the future, will be subject to Federal Corporate Income Tax.

In addition, notwithstanding the Company’s qualification as a REIT, the Company may have to pay certain state and local income taxes because not all states and localities treat REITs in the same manner that they are treated for Federal Income Tax purposes. Moreover, as further described below, any Taxable REIT Subsidiary that the Company may form in the future will be subject to Federal, State and Local Corporate Income Tax on their taxable income.

Requirements for Qualification

A REIT is a corporation, limited liability company, trust, or association that meets certain requirements. In order for the Company to qualify, and continue to qualify, as a REIT, the REIT must meet, generally on a continuing basis, satisfy each of the following requirements:

1.	It is managed by one or more trustees or directors.

2.	Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.

3.	It would be taxable as a domestic corporation, but for Section 856 through 859 of the Code.

4.	It is neither a financial institution nor an insurance company subject to special provisions of the Federal Income Tax Laws.

5.	It has at least 100 persons that are each beneficial owners of the share or ownership certificates.

6.	Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the Code defines to include certain entities, during the last half of any taxable year.

7.	It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status.

8.	It meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distribution to shareholders.

9.	It uses a calendar year for Federal Income Tax purposes and complies with the recordkeeping requirements of the Federal Income Tax Laws.

10.	It satisfies certain other tests, described below, regarding the nature of its income and assets.

pg. 70

Upon reaching the one hundred (100) shareholder number as required in the above, the Company will meet all of the requirements to be taxed as a Real Estate Investment Trust.

Qualified REIT Subsidiaries

A corporation that is a “Qualified REIT Subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit for a “Qualified REIT Subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A “Qualified REIT Subsidiary” is a corporation, other than a Taxable REIT Subsidiary, all of the stock of which is owned by the REIT. Thus, in applying the requirements described herein, any “Qualified REIT Subsidiary” that the Company owns will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as the Company’s assets, liabilities, and items of income, deduction, and credit.

Other Disregarded Entities and Partnerships

An unincorporated domestic entity, such as a limited liability company, that has a single owner for federal income tax purposes generally is not treated as an entity separate from its owner for Federal Income Tax purposes. An unincorporated domestic entity with two or more owners generally is treated as a partnership for Federal Income Tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. The Company’s proportionate share for purposes of the 10% value test (see "-Asset Tests") is based on the Company’s proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, the Company’s proportionate share is based on the Company’s proportionate interest in the capital interests in the partnership. The Company’s proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for Federal Income Tax purposes in which the Company acquires an equity interest, directly or indirectly, will be treated as the Company’s assets and gross income for purposes of applying the various REIT qualification requirements.

The Company may from time-to-time be a limited partner or non-managing member in some of its partnerships and limited liability companies. If a partnership or limited liability company in which the Company may own an interest takes or expects to take actions that could jeopardize the Company’s status as a REIT or require the Company to pay tax, the Company may be forced to dispose of its interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action that could cause the Company to fail a gross income or asset test, and that the Company would not become aware of such action in time to dispose of its interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, the Company could fail to qualify as a REIT unless the Company was entitled to relief, as described below.

In addition, the character of the assets and gross income of the partnership, Qualified REIT Subsidiary or other disregarded entity shall retail the same character in the hands of the REIT for purposes of satisfying the gross income tests and asset tests set forth in the Code.

Taxable REIT Subsidiaries

A REIT may own up to 100% of the shares of one or more Taxable REIT Subsidiaries. A Taxable REIT Subsidiaries is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a Taxable REIT Subsidiary. A corporation (other than a REIT) of which a Taxable REIT Subsidiary directly or indirectly owns more than 35% of the voting power or value of the outstanding securities will automatically be treated as a Taxable REIT Subsidiary. The separate existence of a Taxable REIT Subsidiary or other taxable corporation, unlike a "qualified REIT subsidiary" or other disregarded entity, as discussed above, is not ignored for U.S. Federal Income Tax purposes. Accordingly, a Taxable REIT Subsidiary is generally subject to corporate income tax on its earnings, which may reduce the cash flow generated by such entity. The Company is not treated as holding the assets of a Taxable REIT Subsidiary or as receiving any income that the Taxable REIT Subsidiary earns. Rather, the stock issued by a Taxable REIT Subsidiary to the Company is an asset in the Company’s hands, and the Company treats the distributions paid to the Company from such Taxable REIT Subsidiary, if any, as dividend income to the extent of the Taxable REIT Subsidiary’s current and accumulated earnings and profits. This treatment may affect the Company’s compliance with the gross income and asset tests. Because the Company does not include the assets and income of Taxable REIT Subsidiary in determining the Company’s compliance with the REIT requirements, the Company may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude the Company from doing directly or through pass-through subsidiaries. Overall, no more than 20% of the value of a REIT's assets may consist of stock or securities of one or more Taxable REIT Subsidiaries.

pg. 71

A Taxable REIT Subsidiary pays income tax at regular corporate rates on any income that it earns. In addition, the Taxable REIT Subsidiary rules limit the deductibility of interest paid or accrued by a Taxable REIT Subsidiary to its parent REIT to assure that the Taxable REIT Subsidiary is subject to an appropriate level of corporate taxation. In addition, overall limitations on the deductibility of net interest expense by businesses could apply to a Taxable REIT Subsidiary. Further, the rules impose a 100% excise tax on transactions between a Taxable REIT Subsidiary and its parent REIT or the REIT's tenants that are not conducted on an arm's-length basis.

Rent that the Company receive from a Taxable REIT Subsidiary (if any) will qualify as "rents from real property" as long as (1) at least 90% of the leased space in the property is leased to persons other than Taxable REIT Subsidiaries and related-party tenants, and (2) the amount paid by the Taxable REIT Subsidiary to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space, as described in further detail below under "-Gross Income Tests - Rents from Real Property." If the Company leases space to a Taxable REIT Subsidiary in the future, the Company will seek to comply with these requirements. The Company may elect to treat entities as Taxable REIT Subsidiaries in the future.

Currently, the Company does not have any subsidiaries that it intends to treat as a Taxable REIT Subsidiary and currently has no plans to establish a Taxable REIT Subsidiary in the future.

Gross Income Tests

The Company must satisfy two gross income tests annually to qualify and maintain its qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that the Company derives, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•	Rents from real property;
•	Interest on debt secured by mortgages on real property, or on interests in real property, other than on nonqualified publicly-offered REIT debt instruments;
•	Dividends or other distributions, on, and gain from the sale of, shares in other REITs;
•	Gain from the sale of real estate assets;
•	Income and gain derived from foreclosure property;
•	Amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (i) to make loans secured by mortgages on real property or on interests in real property or (ii) to purchase or lease real property (including interests in real property and interests in mortgages on real property); and
•	Income derived from the temporary investment of new capital that is attributable to the issuance of the Company’s shares or a public offering of the Company’s debt with a maturity of at least five years and that the Company receives during the one-year period beginning on the date on which the Company received such new capital.

Generally, gross income from dispositions of real property held primarily for sale in the ordinary course of business is excluded from the 75% income test.

Although a debt instrument issued by a "publicly offered REIT" (i.e., a REIT that is required to file annual and periodic reports with the SEC under the Exchange Act) is treated as a "real estate asset" for the asset tests, neither the gain from the sale of such debt instruments nor interest on such debt instruments is treated as qualifying income for the 75% gross income test unless the debt instrument is secured by real property or an interest in real property.

pg. 72

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 7 5% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities, or any combination of these. Gross income from the Company’s sale of property that it holds primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, income and gain from "hedging transactions" that the Company may enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests. In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. See"- Foreign Currency Gain."

Finally, gross income attributable to cancellation of indebtedness income will be excluded from both the numerator and denominator for purposes of both of the gross income tests. The following paragraphs discuss the specific application of the gross income tests to the Company.

Rents from Real Property. Rent that the Company receives from its real property will qualify as “rents from real property will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

•	First, the rent must not be based, in whole or in party, on the income or profits of any persons; however, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being on a fixed percentage or percentages of gross receipts or sales if such amount is in conformity with normal business practice and not used as a means to base rent on income or profits.

•	Second, rents received from a tenant will not qualify as “rents from real property” if the Company or a direct or indirect owner of 10% or more of the REIT directly or constructively owns 10% or more of the tenant except that rents received from a Taxable REIT Subsidiary under certain circumstances qualify as rents from real property even if the REIT owns more than a 10% interest in the subsidiary.

•	Third, if the rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property. However, if the 15% threshold is exceeded, the rent attributable to personal property will not qualify as rents from real property.

•	Fourth, The Company generally must not operate or manage its real property or furnish or render services to its tenants, other than through an "independent contractor" who is adequately compensated and from whom the Company does not derive revenue. Furthermore, the Company may own up to 100% of the stock of a Taxable REIT Subsidiary which may provide customary and noncustomary services to the Company’s tenants without tainting the Company’s rental income for the related properties. However, the Company need not provide services through an "independent contractor" or a Taxable REIT Subsidiary, but instead may provide services directly to the Company’s tenants, if the services are ''usually or customarily rendered" in connection with the rental of space for occupancy only and are not considered to be provided for the tenants' convenience. In addition, the Company may provide a minimal amount of "noncustomary" services to the tenants of a property, other than through an independent contractor or a Taxable REIT Subsidiary as long as the Company’s income from the services (valued at not less than 150% of the Company’s direct cost of performing such services) does not exceed 1 % of the Company’s income from the related property.

As described above, in order for the rent that the Company receives to constitute “rents from real property,” several other requirements must be satisfied. First, rent must not be based in whole or in part on the income or profits of any person. Percentage rent, however, will qualify as “rents from real property” if it is based on percentages of receipts or sales and the percentages:

•	Are fixed at the time the leases are entered into;

pg. 73

•	Are not renegotiated during the term of the leases in a manner that has the effect of basing rent on income or profits; and

•	Conform with normal business practice.

Second, if the Company owns, actually or constructively, 10% or more (measured by voting power or fair market value) of the stock of a corporate lessee, or 10% or more of the assets or net profits of any non-corporate lessee (each a "related party tenant"), other than a Taxable REIT Subsidiary, any income the Company receives from the lessee will be non-qualifying income for purposes of the 75% and 95% gross income tests. The constructive ownership rules generally provide that, if 10% or more in value of our stock is owned, directly or indirectly, by or for any person, the Company is considered as owning the shares owned, directly or indirectly, by or for such person. The Company’s charter prohibits transfers of the Company’s shares that would cause the Company to own actually or constructively, 10% or more of the ownership interests in any non-Taxable REIT Subsidiary lessee. Based on the foregoing, the Company should not own, actually or constructively, 10% or more of any lessee other than a Taxable REIT Subsidiary. However, because the constructive ownership rules are broad and it is not possible to monitor continually direct and indirect transfers of the Company’s shares, no absolute assurance can be given that such transfers or other events of which the Company has no knowledge will not cause the Company to own constructively 10% or more of a lessee (or a subtenant, in which case only rent attributable to the subtenant is disqualified) other than a Taxable REIT Subsidiary at some future date. At the present time, only the Company’s Managing Member, Mr. Mark T. Ocepek, owns more than 9.8% of the Company’s shares. The Company believes that the current leases of current tenants associated with the Company, as detailed in this Offering Circular, will not be treated as related party tenants for purposes of the REIT qualification requirements.

The Company may own up to 100% of the shares of one or more Taxable REIT Subsidiaries. Under an exception to the related-party tenant rule described in the preceding paragraph, rent that the Company receives from a Taxable REIT Subsidiary will qualify as "rents from real property" as long as (i) at least 90% of the leased space in the property is leased to persons other than Taxable REIT Subsidiaries and related-party tenants, and (ii) the amount paid by the Taxable REIT Subsidiary to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space. The "substantially comparable" requirement must be satisfied when the lease is entered into, when it is extended, and when the lease is modified, if the modification increases the rent paid by the Taxable REIT Subsidiary. If the requirement that at least 90% of the leased space in the related property is rented to unrelated tenants is met when a lease is entered into, extended, or modified, such requirement will continue to be met as long as there is no increase in the space leased to any Taxable REIT Subsidiary or related party tenant. Any increased rent attributable to a modification of a lease with a Taxable REIT Subsidiary in which the Company owns directly or indirectly more than 50% of the voting power or value of the stock (a "controlled Taxable REIT Subsidiary") will not be treated as "rents from real property." If in the future the Company receives rent from a Taxable REIT Subsidiaries, the Company will seek to comply with this exception.

Third, the rent attributable to the personal property leased in connection with the lease of a property must not be greater than 15% of the total rent received under the lease. The rent attributable to the personal property contained in a property is the amount that bears the same ratio to total rent for the taxable year as the average of the fair market values of the personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property contained in the property at the beginning and at the end of such taxable year (the "personal property ratio"). With respect to each of the leases that are part of the properties detailed in this Offering Circular, the Company believes either that the personal property ratio is less than 15% or that any rent attributable to excess personal property, when taken together with all of our other non-qualifying income, will not jeopardize the Company’s ability to qualify as a REIT. There can be no assurance, however, that the IRS would not challenge the Company’s calculation of a personal property ratio, or that a court would not uphold such assertion. If such a challenge were successfully asserted, the Company could fail to satisfy the 75% or 95% gross income test and thus potentially lose its REIT status.

Fourth, except as described below, the Company cannot furnish or render noncustomary services to the tenants of its properties, or manage or operate its properties, other than through an independent contractor who is adequately compensated and from whom the Company does not derive or receive any income. However, the Company need not provide services through an "independent contractor," but instead may provide services directly to the Company’s tenants, if the services are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not considered to be provided for the tenants' convenience. In addition, the Company may provide a minimal amount of "noncustomary" services to the tenants of a property, other than through an independent contractor, as long as the Company’s income from the services (valued at not less than 150% of the Company’s direct cost for performing such services) does not exceed 1% of the Company’s income from the related property. Finally, the Company may own up to 100% of the shares of one or more Taxable REIT Subsidiaries, which may provide noncustomary services to our tenants without tainting the Company’s rents from the related properties. The Company believes that it will not perform any services other than customary ones for its lessees, other than services that are provided through independent contractors or Taxable REIT Subsidiaries.

pg. 74

If a portion of the rent that the Company receives from a property does not qualify as "rents from real property" because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is non-qualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, the Company would lose its REIT qualification. If, however, the rent from a particular property does not qualify as "rents from real property" because either (i) the rent is considered based on the income or profits of the related lessee, (ii) the lessee either is a related party tenant or fails to qualify for the exceptions to the related party tenant rule for qualifying Taxable REIT Subsidiaries or (iii) the Company furnishes noncustomary services to the tenants of the property, or manage or operate the property, other than through a qualifying independent contractor or a Taxable REIT Subsidiary, none of the rent from that property would qualify as "rents from real property." In that case, the Company might lose its REIT qualification because the Company would be unable to satisfy either the 75% or 95% gross income test. In addition to the rent, the lessees are required to pay certain additional charges. The Company believes that its leases will be structured in a manner that will enable the Company to continue to satisfy the REIT gross income tests.

Interest. The term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, interest generally includes the following:

•	An amount that is based on a fixed percentage or percentages of receipts or sales; and

•	An amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying "rents from real property" if received directly by a REIT.

Interest on debt secured by a mortgage on real property or on interests in real property, including, for this purpose, discount points, prepayment penalties, loan assumption fees, and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. However, if a loan is secured by real property and other property and the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan or on the date the REIT modifies the loan (if the modification is treated as "significant" for Federal Income Tax purposes), a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property - that is, the amount by which the loan exceeds the value of the real estate that is security for the loan. For purposes of this paragraph, however, the Company does not need to redetermine the fair market value of the real property securing a loan in connection with a loan modification that is occasioned by a borrower default or made at a time when the Company reasonably believes that the modification to the loan will substantially reduce a significant risk of default on the original loan. In addition, in the case of a loan that is secured by both real property and personal property, if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property securing the loan, then the personal property securing the loan will be treated as real property for purposes of determining whether the interest on such loan is qualifying income for purposes of the 75% gross income test.

If a loan contains a provision that entitles a REIT to a percentage of the borrower's gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property's value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests assuming the loan is held for investment.

The Company may modify the terms of any mortgage loans it holds. Under the Code, if the terms of a loan are modified in a manner constituting a "significant modification," such modification triggers a deemed exchange of the original loan for the modified loan. IRS Revenue Procedure 2014-51 provides a safe harbor pursuant to which the Company will not be required to redetermine the fair market value of the real property securing a loan for purposes of the gross income and asset tests in connection with a loan modification that is (i) occasioned by a borrower default or (ii) made at a time when the Company reasonably believes that the modification to the loan will substantially reduce a significant risk of default on the original loan. To the extent the Company significantly modifies loans in a manner that does not qualify for that safe harbor, the Company will be required to redetermine the value of the real property securing the loan at the time it was significantly modified, which could result in a portion of the interest income on the loan being treated as nonqualifying income for purposes of the 75% gross income test. In determining the value of the real property securing such a loan, the Company generally will not obtain third party appraisals but rather will rely on internal valuations.

pg. 75

The Company expects that the interest, original issue discount, and market discount income that it receives from any mortgage related assets generally will be qualifying income for purposes of both gross income tests.

Dividends. The Company’s share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which it may own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. The Company's share of any dividends received from any other REIT in which the Company owns an equity interest, if any, will be qualifying income for purposes of both gross income tests.

Fee Income. The Company may receive various fees. Fee income generally will not be treated as qualifying income for purposes of the 75% and 95% gross income tests. Any fees earned by a Taxable REIT Subsidiary are not included for purposes of the gross income tests. The Company does not expect such amounts, if any, to be significant.

Prohibited Transactions. A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Any gain that the Company realizes on the sale of property held as inventory or otherwise held primarily for sale to customers, in the ordinary course of business, will generally be treated as income from a prohibited transaction that is subject to a 100% penalty tax. The Company’s gain would include any gain realized by a "Qualified REIT Subsidiary" and the Company’s share of any gain realized by any of the partnerships or limited liability companies in which the Company owns an interest. This prohibited transaction income may also adversely affect the Company’s ability to satisfy the 75% gross income test and the 95% gross income test for qualification as a REIT. The Company believes that none of its assets will be held primarily for sale to customers and that a sale of any of the Company’s assets would not be in the ordinary course of the Company’s business. Whether a REIT holds an asset "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:

•	The REIT has held the property for not less than two years;

•	The aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;

•	Either (i) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or sales to which Section 1031 or 1033 of the Code applies, (ii) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year, (iii) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year, (iv) (a) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 20% of the aggregate adjusted bases of all property of the REIT at the beginning of the year and (b) the 3-year average percentage of properties sold by the REIT compared to all the REIT's properties (measured by adjusted bases) taking into account the current and two prior years did not exceed 10%, or (v) (a) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 20% of the aggregate fair market value of all property of the REIT at the beginning of the year and (b) the 3-year average percentage of properties sold by the REIT compared to all the REIT's properties (measured by fair market value) taking into account the current and two prior years did not exceed 10%;

•	In the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and

•	If the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income or a Taxable REIT Subsidiary.

pg. 76

The Company will attempt to comply with the terms of the safe-harbor provisions in the Federal Income Tax Laws prescribing when an asset sale will not be characterized as a prohibited transaction. The Company cannot assure you, however, that the Company can comply with the safe-harbor provisions or that the Company will avoid owning property that may be characterized as property that it holds "primarily for sale to customers in the ordinary course of a trade or business." The 100% tax will not apply to gains from the sale of property that is held through a Taxable REIT Subsidiary or other taxable corporation, although such income will be taxed to the corporation at regular corporate income tax rates.

Foreclosure Property. The Company will be subject to tax at the maximum corporate rate on any income from foreclosure property, which includes certain foreign currency gains and related deductions, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•	That is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	For which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	For which the REIT makes a proper election to treat the property as foreclosure property.

A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. However, this grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•	On which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 7 5% gross income test;

•	On which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

•	Which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income, or a Taxable REIT Subsidiary.

The Company may have the option to foreclose on mortgage loans when a borrower is in default. The foregoing rules could affect a decision by the Company to foreclose on a particular mortgage loan and could affect whether the Company chooses to foreclose with regard to a particular mortgage loan.

Hedging Transactions. From time to time, the Company may enter into hedging transactions with respect to one or more of its assets or liabilities. The Company’s hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from "hedging transactions" will be excluded from gross income for purposes of both the 75% and 95% gross income tests provided the Company satisfy the identification requirements discussed below. A "hedging transaction" means (i) any transaction entered into in the normal course of the Company’s trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, (ii) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain), or (iii) any transaction entered into to "offset" a transaction described in (i) or (ii) if a portion of the hedged indebtedness is extinguished or the related property is disposed of. The Company is required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. The Company intends to structure any hedging transactions in a manner that does not jeopardize the Company’s qualification as a REIT.

pg. 77

Foreign Currency Gain. Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. "Real estate foreign exchange gain" will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or an interest in real property and certain foreign currency gain attributable to certain "qualified business units" of a REIT that would satisfy the 75% gross income test and 75% asset test on a standalone basis. "Passive foreign exchange gain" will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as non-qualifying income for purposes of both the 75% and 95% gross income tests.

Phantom income. Due to the nature of the assets in which the Company may invest, the Company may be required to recognize taxable income from certain assets in advance of its receipt of cash flow from or proceeds from disposition of such assets and may be required to report taxable income that exceeds the economic income ultimately realized on such assets.

The Company may originate loans with original issue discount. In general, the Company will be required to accrue original issue discount based on the constant yield to maturity of the loan, and to treat it as taxable income in accordance with applicable Federal Income Tax rules even though such yield may exceed cash payments, if any, received on such loan.

Under the Tax Cuts and Jobs Act, the Company generally will be required to take certain amounts in income no later than the time such amounts are reflected in the Company’s consolidated financial statements. This rule may require the accrual of income with respect to any loans the Company may acquire earlier than would be the case under the general tax rules.

In addition, in the event that any loan is delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular loan are not made when due, the Company may nonetheless be required to continue to recognize the unpaid interest as taxable income.

Finally, the Company may be required under the terms of indebtedness that it incurs to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to the Company’s shareholders.

As a result of each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a significant risk that the Company may have taxable income in excess of cash available for distribution. In that event, the Company may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this "phantom income" is recognized.

Failure to Satisfy Gross Income Tests. If the Company fails to satisfy one or both of the gross income tests for any taxable year, the Company nevertheless may qualify as a REIT for that year if the Company qualifies for relief under certain provisions of the Federal Income Tax Laws. Those relief provisions are available if:

•	Our failure to meet those tests is due to reasonable cause and not to willful neglect; and

•	Following such failure for any taxable year, the Company files a schedule of the sources of its income in accordance with regulations prescribed by the Secretary of the Treasury any incorrect information on the schedule is not due to fraud with intent to evade tax.

The Company cannot predict, however, whether in all circumstances it would qualify for the relief provisions. In addition, as discussed above in Taxation of Our Company, even if the relief provisions apply, the Company would incur a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test multiplied, in either case, by a fraction intended to reflect the Company’s profitability.

Asset Tests

To qualify as a REIT, the Company also must satisfy the following asset tests at the end of each quarter of each taxable year relating to the nature and diversification of the Company’s assets:

pg. 78

First, at least 75% of the value of the Company’s total assets must consist of:

•	Cash or cash items, including certain receivables and, in certain circumstances, foreign currencies;

•	U.S. government securities;

•	Interests in real property, including leaseholds and options to acquire real property and leaseholds, and personal property to the extent such personal property is leased in connection with real property and rents attributable to such personal property are treated as "rents from real property";

•	Interests in mortgage loans secured by real property;

•	Stock in other REITs and debt instruments issued by "publicly offered REITs"; and

•	Investments in stock or debt instruments during the one-year period following our receipt of new capital that the Company raises through equity offerings or public offerings of debt with at least a five-year term.

Second, of the Company’s investments not included in the 75% asset class, the value of the Company’s interest in any one issuer's securities (other than a Taxable REIT Subsidiaries) may not exceed 5% of the value of the Company’s total assets, or the 5% asset test.

Third, of the Company’s investments not included in the 75% asset class, the Company may not own more than 10% of the voting power of any one issuer's outstanding securities or 10% of the value of any one issuer's outstanding securities, or the 10% vote test or 10% value test, respectively.

Fourth, no more than 20% of the value of the Company’s total assets may consist of the securities of one or more Taxable REIT Subsidiaries.

Fifth, no more than 25% of the value of the Company’s total assets may consist of the securities of Taxable REIT Subsidiaries and other non-Taxable REIT Subsidiaries taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test, or the 25% securities test.

Sixth, no more than 25% of the value of the Company’s total assets may consist of debt instruments issued by "publicly offered REITs" to the extent such debt instruments are not secured by real property or interests in real property.

For purposes of the 5% asset test, the 10% vote test and the 10% value test, the term "securities" does not include shares in another REIT, debt of "publicly offered REITs," equity or debt securities of a Qualified REIT Subsidiary or Taxable REIT Subsidiary, mortgage loans that constitute real estate assets, or equity interests in a partnership. The term "securities," however, generally includes debt securities issued by a partnership or another REIT (other than a "publicly offered REIT"), except that for purposes of the 10% value test, the term "securities" does not include:

•	"Straight debt" securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into equity, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower's discretion, or similar factors. "Straight debt" securities do not include any securities issued by a partnership or a corporation in which we or any controlled Taxable REIT Subsidiary (i.e., a Taxable REIT Subsidiaries in which the Company owns directly or indirectly more than 50% of the voting power or value of the stock) hold non-"straight debt" securities that have an aggregate value of more than 1 % of the issuer's outstanding securities. However, "straight debt" securities include debt subject to the following contingencies:

o	A contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer's debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

o	A contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice;

o	Any loan to an individual or an estate;

o	Any "section 467 rental agreement," other than an agreement with a related party tenant;

o	Any obligation to pay "rents from real property";

o	Certain securities issued by governmental entities;

o	Any security issued by a REIT;

pg. 79

o	Any debt instrument issued by an entity treated as a partnership for Federal Income Tax purposes in which the Company is a partner to the extent of the Company’s proportionate interest in the equity and debt securities of the partnership; and

o	Any debt instrument issued by an entity treated as a partnership for Federal Income Tax purposes not described in the preceding bullet points if at least 75% of the partnership's gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in "--Gross Income Tests."

For purposes of the 10% value test, the Company’s proportionate share of the assets of a partnership is its proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.

In general, under the applicable Treasury regulations, if a loan is secured by real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of: (1) the date the Company agreed to acquire or originate the loan; or (2) in the event of a significant modification, the date the Company modified the loan, then a portion of the interest income from such a loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. Although the law is not entirely clear, a portion of the loan will also likely be a non-qualifying asset for purposes of the 75% asset test. The non-qualifying portion of such a loan would be subject to, among other requirements, the 10% vote or value test. IRS Revenue Procedure 2014-51 provides a safe harbor under which the IRS has stated that it will not challenge a REIT's treatment of a loan as being, in part, a qualifying real estate asset in an amount equal to the lesser of (1) the fair market value of the loan on the relevant quarterly REIT asset testing date or (2) the greater of (a) the fair market value of the real property securing the loan on the relevant quarterly REIT testing date or (b) the fair market value of the real property securing the loan on the date the REIT committed to originate or acquire the loan. Should the Company invest in any mortgage loans, it will be in a manner that will enable the Company to continue to satisfy the asset and gross income test requirements.

The Company will monitor the status of its assets for purposes of the various asset tests and will manage the Company’s portfolio in order to comply at all times with such tests. However, there is no assurance that the Company will not inadvertently fail to comply with such tests. If the Company fails to satisfy the asset tests at the end of a calendar quarter, the Company will not lose its REIT qualification if:

•	The Company satisfied the asset tests at the end of the preceding calendar quarter; and

•	The discrepancy between the value of the Company’s assets and the asset test requirements arose from changes in the market values of its assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If the Company did not satisfy the condition described in the second item, above, the Company still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

If the Company violates the 5% asset test, the 10% vote test or the 10% value test described above, the Company will not lose its REIT qualification if (i) the failure is de minimis (up to the lesser of 1% of the Company’s assets or $10 million) and (ii) the Company disposes of assets causing the failure or otherwise complies with the asset tests within six months after the last day of the quarter in which the Company identifies such failure. If the Company fails any of the asset tests (other than de minimis failures described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, the Company will not lose its REIT qualification if the Company (i) disposes of assets causing the failure or otherwise complies with the asset tests within six months after the last day of the quarter in which the Company identifies the failure, (ii) files a description of each asset causing the failure with the IRS and (iii) pays a tax equal to the greater of $50,000 or the highest corporate tax rate applicable to the net income from the assets causing the failure during the period in which the Company failed to satisfy the asset tests.

The Company believes that investments will comply with the foregoing asset tests, and that the Company intends to monitor compliance on an ongoing basis.

The Company believes that the assets that the Company currently hold(s), if any, and that the Company will acquire in the future, will allow the Company to satisfy the foregoing asset test requirements. However, the Company does will not typically obtain independent appraisals to support the Company’s conclusions as to the value of its assets and may not obtain independent appraisals to support the Company’s conclusions as to the value of the real estate collateral for any senior loan that the Company may hold. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that the Company’s ownership of certain assets violates one or more of the asset tests applicable to REITs.

pg. 80

Distribution Requirements

Each taxable year, the Company must distribute profit distributions, other than capital gain distributions and deemed distributions of retained capital gain, to our shareholders in an aggregate amount at least equal to:

•	The sum of:

o	90% of the Company’s "REIT taxable income," computed without regard to the distributions paid deduction and the Company’s net capital gain or loss, and

o	90% of the Company’s after-tax net income, if any, from foreclosure property, minus the excess of the sum of specified items of non-cash income (including original issue discount on any loans) over 5% of the Company’s REIT taxable income, computed without regard to the distributions paid deduction and the Company’s net capital gain.

The Company must make such distributions in the taxable year to which they relate, or in the following taxable year if either (i) the Company declares the distribution before the Company timely files its federal income tax return for the year and pay the distribution on or before the first regular distributions payment date after such declaration or (ii) the Company declares the distribution in October, November or December of the taxable year, payable to shareholders of record on a specified day in any such month, and the Company actually pays the distribution before the end of January of the following year. The distributions under clause (i) are taxable to the shareholders in the year in which paid, and the distributions in clause (ii) are treated as paid on December 31st of the prior taxable year. In both instances, these distributions relate to the Company’s prior taxable year for purposes of the 90% distribution requirement.

Further, if the Company was not a "publicly offered REIT," for the Company’s distributions to be counted as satisfying the annual distribution requirement for REITs and to provide the Company with the distributions paid deduction, such distributions must not be "preferential distributions." A distribution is not a preferential distribution if that distribution is (i) pro rata among all outstanding shares within a particular class of shares and (ii) in accordance with the preferences among different classes of shares as set forth in the Company’s charter.

The Company will pay Federal Income Tax on taxable income, including net capital gain, that the Company does not distribute to shareholders. Furthermore, if the Company fails to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last nine months of the calendar year, at least the sum of:

•	85% of the Company’s REIT ordinary income for such year,

•	95% of the Company’s REIT capital gain income for such year, and

•	any undistributed taxable income from prior periods.

The Company will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts the Company actually distributes during such year.

The Company may elect to retain and pay income tax on the net long-term capital gain the Company receives in a taxable year. If the Company so elects, the Company will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. The Company intends to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.

It is possible that, from time to time, the Company may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at the Company’s REIT taxable income. For example, the Company may not deduct recognized capital losses from its "REIT taxable income." Further, it is possible that, from time to time, the Company may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds the Company’s allocable share of cash attributable to that sale. As a result of the foregoing, the Company may have less cash than is necessary to distribute taxable income sufficient to avoid corporate income tax and the excise tax imposed on certain undistributed income or even to meet the 90% distribution requirement. In such a situation, the Company may need to borrow funds or, if possible, pay taxable dividends of its capital stock shares or debt securities.

pg. 81

If the Company lists on a National Securities Exchange, the Company may satisfy the REIT annual distribution requirements by making taxable distributions of its stock shares or debt securities. The IRS has issued a revenue procedure authorizing publicly offered REITs to treat certain distributions that are paid partly in cash and partly in stock (shares) as dividends (distributions) that would satisfy the REIT annual distribution requirement and qualify for the dividends (distributions) paid deduction for Federal Income Tax purposes. The Company currently does not intend to pay taxable dividends payable in cash and stock (shares).

Under certain circumstances, the Company may be able to correct a failure to meet the distribution requirement for a year by paying deficiency distributions to is shareholders in a later year. The Company may include such deficiency distributions in its deduction for distributions paid for the earlier year. Although the Company may be able to avoid income tax on amounts distributed as deficiency distributions, the Company will be required to pay interest and penalties to the IRS based upon the amount of any deduction the Company takes for deficiency distributions for an earlier year.

The Company is required to file an annual Federal Income Tax return, which, like other corporate returns, is subject to examination by the IRS. Because the tax laws require the Company to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the IRS will challenge positions we take in computing the Company’s REIT taxable income and the Company’s distributions. Issues could arise, for example, with respect to the determination of the basis of the assets contributed to the Company in connection with formation transactions, the allocation of the purchase price of properties between depreciable or amortizable assets and non-depreciable or nonamortizable assets such as land and the current deductibility of fees paid to the Company’s advisor(s) and its affiliates, if any. If the IRS were to successfully challenge the Company’s characterization of a transaction or determination of the Company’s REIT taxable income, the Company could be found to have failed to satisfy a requirement for qualification as a REIT. If, as a result of a challenge, the Company is determined to have failed to satisfy the distribution requirements for a taxable year, the Company would be disqualified as a REIT unless the Company was permitted to pay a deficiency distribution to the Company’s shareholders and pay penalties and interest thereon to the IRS, as provided by the Code. A deficiency distribution cannot be used to satisfy the distribution requirement however, if the failure to meet the requirement is not due to a later adjustment to the Company’s income by the IRS.

Recordkeeping Requirements

To avoid a monetary penalty, the Company must request on an annual basis information from the Company’s shareholders designed to disclose the actual ownership of our outstanding shares. The Company intends to comply with these requirements.

Failure to Qualify

If the Company fails to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, the Company could avoid disqualification if the Company’s failure is due to reasonable cause and not to willful neglect and the Company pays a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in "-Gross Income Tests" and "Asset Tests."

If the Company fails to qualify as a REIT in any taxable year, and no relief provision applies, the Company would be subject to Federal Income Tax on the Company’s taxable income at regular corporate rates. In calculating the Company’s taxable income in a year in which the Company fails to qualify as a REIT, the Company would not be able to deduct amounts paid out to shareholders. In fact, the Company would not be required to distribute any amounts to shareholders in that year. In such event, to the extent of the Company’s current and accumulated earnings and profits, distributions to shareholders generally would be taxable as ordinary income. Subject to certain limitations of the Federal Income Tax Laws, corporate shareholders may be eligible for the distributions received deduction and shareholders taxed at individual rates may be eligible for the reduced Federal Income Tax rate of up to 20% on such distributions. Unless the Company qualified for relief under specific statutory provisions, if its REIT status is terminated, for any reason, the Company also would be disqualified from taxation as a REIT for the four taxable years following the year during which the Company ceased to qualify as a REIT. The Company cannot predict whether in all circumstances the Company would qualify for such statutory relief.

pg. 82

Taxation of Taxable U.S. Stockholders

As used herein, the term "U.S. Shareholder" means a beneficial owner of the Company’s Common Shares that for Federal Income Tax purposes is:

•	A citizen or resident of the United States;

•	A corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;

•	An estate whose income is subject to federal income taxation regardless of its source;

•	Any trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person; or

•	A person or entity otherwise subject to federal income taxation on a net income basis.

If a partnership, entity or arrangement treated as a partnership for Federal Income Tax purposes holds the Company’s Common Shares, the Federal Income Tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding the Company Common Shares, you should consult your tax advisor regarding the consequences of the ownership and disposition of the Company’s Common Equity by the partnership.

For the taxable years that the Company qualifies as a REIT, a taxable U.S. shareholder must generally take into account as ordinary income distributions made out of the Company’s current or accumulated earnings and profits that we do not designate as capital gain distributions or retained long term capital gain. The Company’s distributions will not qualify for the distributions (dividends) received deduction generally available to corporations for the taxable years that the Company qualifies as a REIT.

Individuals, trusts and estates may deduct up to 20% of certain pass-through income, including ordinary REIT distributions that are not "capital gain distributions" or "qualified distribution income," subject to certain limitations (the "pass-through deduction"). For taxable years before January 1, 2026, the maximum tax rate for U.S. shareholders taxed at individual rates is 37%. For taxpayers qualifying for the full passthrough deduction, the effective maximum tax rate on ordinary REIT dividends for taxable years before January 1, 2026, would be 29.6%. In addition, individuals, trusts and estates whose income exceeds certain thresholds are also subject to a 3.8% Medicare tax on dividends received from the Company.

Distributions paid to a U.S. shareholder in 2023 and later years generally will not qualify for the 20% tax rate for "Qualified Dividend Income.". Qualified dividend income generally includes dividends paid by domestic C corporations and certain qualified foreign corporations to U.S. stockholders that are taxed at individual rates. Because, beginning in 2023, the Company will not be subject to Federal Income Tax on the portion of the Company’s REIT taxable income distributed to its shareholders, and the Company’s distributions generally will not be eligible for the 20% rate on qualified dividend (distribution) income. As a result, the Company’s ordinary REIT distributions generally will be taxed at a higher tax rate as described above. However, the 20% tax rate for qualified dividend income will apply to the Company’s ordinary REIT distributions (i) attributable to distributions received by the Company from non-REIT corporations during the taxable year, such as a Taxable REIT Subsidiaries, and (ii) to the extent attributable to income upon which the Company has paid corporate income tax (e.g., to the extent that the Company distributes less than 100% of its taxable income).

A U.S. shareholder generally will take into account as long-term capital gain any distributions that the Company designates as capital gain distributions without regard to the period for which the U.S. shareholder has held Common Shares. The Company generally will designate its capital gain distributions as either 20% or 25% rate distributions. See"- Capital Gains and Losses." A corporate U.S. shareholder, however, may be required to treat up to 20% of certain capital gain distributions as ordinary income.

We may elect to retain and pay income tax on the net long-term capital gain that the Company receives in a taxable year. In that case, to the extent that the Company designate such amount in a timely notice to such shareholder, a U.S. shareholder would be taxed on its proportionate share of the Company’s undistributed long-term capital gain. The U.S. shareholder would receive a credit for its proportionate share of the tax the Company has paid. The U.S. shareholder would increase the basis in its shares by the amount of its proportionate share of the Company’s undistributed long-term capital gain, minus its share of the tax the Company paid.

pg. 83

A U.S. shareholder will not incur tax on a distribution in excess of the Company’s current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. shareholder in the shares of the Company’s Common Shares on which the distribution was paid. Instead, the distribution will reduce the adjusted basis of such share. A U.S. shareholder will recognize a distribution in excess of both the Company’s current and accumulated earnings and profits and the U.S. shareholder's adjusted basis in his / her / its share(s) as long-term capital gain, or short-term capital gain if the shares have been held for one year or less, assuming the shares are a capital asset in the hands of the U.S. shareholder. In addition, beginning in 2023, if we declare a distribution in October, November, or December of any year that is payable to a U.S. shareholder of record on a specified date in any such month, such distribution shall be treated as both paid by the Company and received by the U.S. shareholder on December 31 of such year, provided that the Company actually pays the distribution during January of the following calendar year.

U.S. shareholders may not include in their individual income tax returns any of the Company’s net operating losses or capital losses. Instead, these losses are generally carried over by the Company for potential offset against the Company’s future income. Taxable distributions from the Company and gain from the disposition of the Company’s Common Shares will not be treated as passive activity income and, therefore, U.S. shareholders generally will not be able to apply any "passive activity losses," such as losses from certain types of limited partnerships in which the U.S. shareholder is a limited partner, against such income. In addition, taxable distributions from the Company and gain from the disposition of the Company’s Common Shares generally will be treated as investment income for purposes of the investment interest limitations.

Taxation of U.S. Stockholders on the Disposition of Capital Stock

A U.S. shareholder who is not a dealer in securities must generally treat any gain or loss realized upon a taxable disposition of the Company’s Common Shares as long-term capital gain or loss if the U.S. shareholder has held the Company’s Common Shares for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. shareholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. shareholder's adjusted tax basis. A shareholder's adjusted tax basis generally will equal the U.S. shareholder's acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. shareholder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital. However, a U.S. shareholder must treat any loss upon a sale or exchange of the Company’s Common Shares held by such shareholder for six months or less as a long-term capital loss to the extent of capital gain distributions and any other actual or deemed distributions from the Company that such U.S. shareholder treats as long-term capital gain. All or a portion of any loss that a U.S. shareholder realizes upon a taxable disposition of shares of the Company’s Common Shares may be disallowed if the U.S. shareholder purchases other shares within 30 days before or after the disposition. Also, the IRS is authorized to issue Treasury Regulations that would subject a portion of the capital gain a U.S. shareholder recognizes from selling his/her/its shares or from a capital gain distribution to a tax at a 25% rate, to the extent the capital gain is attributable to depreciation previously deducted.

If a U.S. shareholder has shares of the Company’s Common Shares redeemed by the Company, the U.S. shareholder will be treated as if the U.S. shareholder sold the redeemed shares if all of the U.S. shareholders’ shares of the Company’s Common Shares are redeemed or if the redemption is not essentially equivalent to a dividend within the meaning of Section 302(b)(l) of the Code or substantially disproportionate within the meaning of Section 302(b)(2) of the Code. If a redemption distribution is not treated as a sale of the redeemed shares, it will be treated as a dividend distribution, and will not be entitled to return of capital treatment as in the case of a sale or exchange transaction. U.S. shareholders should consult with their tax advisors regarding the taxation of any particular redemption of the Company’s Common Shares.

Capital Gains and Losses

A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long term capital gain or loss. For taxable years before January 1, 2026, the highest marginal individual income tax rate currently is 37%. The maximum tax rate on long term capital gain applicable to taxpayers taxed at individual rates is 20% for sales and exchanges of assets held for more than one year. In addition, certain net capital gains attributable to depreciable real property held for more than 12 months are subject to a 25% maximum Federal Income Tax rate to the extent of previously claimed real property depreciation. The maximum tax rate on long-term capital gain from the sale or exchange of "Section 1250 property," or depreciable real property, is 25%, which applies to the lesser of the total amount of the gain or the accumulated depreciation on the Section 1250 property. In addition, individuals, trusts and estates whose income exceeds certain thresholds are also subject to a 3.8% Medicare tax on gain from the sale of the Company’s Common Shares.

pg. 84

With respect to distributions that the Company designates as capital gain distributions and any retained capital gain that the Company deems to distribute, the Company generally may designate whether such a distribution is taxable to U.S. shareholders taxed at individual rates currently at a 20% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A noncorporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

FATCA Withholding

Under the Foreign Account Tax Compliance Act, or FATCA, a U.S. withholding tax at a 30% rate will be imposed on distributions paid to certain U.S. shareholders who own the Company Common Shares through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. The Company will not pay any additional amounts in respect of any amounts withheld.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit-sharing trusts and individual retirement accounts, generally are exempt from Federal Income Taxation. However, they are subject to taxation on their unrelated business taxable income ("UBTI"}. Although many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI. Based on that ruling, amounts that the Company distributes to tax-exempt shareholders generally should not constitute UBTI. However, if a tax-exempt shareholder were to finance (or be deemed to finance) its acquisition of the Company Common Shares with debt, portion of the income that it receives from the Company would constitute UBTI pursuant to the "debt-financed property" rules. Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the Federal Income Tax Laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from the Company as UBTI. Finally, in certain circumstances, a qualified employee pension or profit-sharing trust that owns more than 10% of the Company’s Common Shares must treat a percentage of the distributions that it receives from the Company as UBTI. Such percentage is equal to the gross income the Company derives from an unrelated trade or business, determined as if the Company were a pension trust, divided by the Company’s total gross income for the year in which the Company pays the distributions. That rule applies to a pension trust holding more than 10% of the Company’s Common Shares only if:

•	The percentage of the Company’s distributions that the tax-exempt trust must treat as UBTI is at least 5%;

•	The Company qualifies as a REIT by reason of the modification of the rule requiring that no more than 50% of the Company’s Common Shares be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding the Company’s Common Shares in proportion to their actuarial interests in the pension trust; and either: (i) one pension trust owns more than 25% of the value of our capital stock; or (ii) a group of pension trusts individually holding more than 10% of the value of the Company’s Common Shares collectively owns more than 50% of the value of the Company’s Common Shares.

pg. 85

TAXATION OF NON-U.S. SHAREHOLDERS

The term "non-U.S. shareholder" means a beneficial owner of the Company’s Common Shares that is not a U.S. shareholder, a partnership (or entity treated as a partnership for Federal Income Tax purposes) or a tax-exempt shareholder. The rules governing Federal Income Taxation of non-resident alien individuals, foreign corporations, foreign partnerships, and other foreign shareholders are highly complex. This section is only a summary of such rules. The Company urge non-U.S. shareholders to consult their tax advisors to determine the impact of Federal, State, and Local Income Tax Laws on the purchase, ownership and sale of the Company’s Common Shares, including any reporting requirements.

Distributions

A non-U.S. shareholder that receives a distribution that is not attributable to gain from the Company’s Equity Shares or exchange of a "United States real property interest" ("USRPI"), as defined below, and that the Company does not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that the Company pays such distribution out of its current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. shareholder's conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such distribution, and a non-U.S. shareholder that is a corporation also may be subject to the 30% branch profits tax with respect to that distribution. The Company plans to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. shareholder unless either:

•	A lower treaty rate applies and the non-U.S. shareholder files an IRS Form W-8BEN or W-8BEN-E, as applicable, evidencing eligibility for that reduced rate with the Company;

•	The non-U.S. shareholder files an IRS Form W-8ECI with the Company claiming that the distribution is effectively connected income; or

•	The distribution is treated as attributable to a sale of a USRPI under FIRPTA (discussed below).

A non-U.S. shareholder will not incur tax on a distribution in excess of the Company’s current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of the non-U.S. shareholder in the Company’s Common Shares on which the distribution was paid. Instead, the excess portion of such distribution will reduce the adjusted basis of such share. A non-U.S. shareholder will be subject to tax on a distribution that exceeds both the Company’s current and accumulated earnings and profits and the adjusted basis of the Company’s Common Shares, if the non-U.S. shareholder otherwise would be subject to tax on gain from the sale or disposition of the Company’s Common Shares, as described below. The Company may be required to withhold 15% of any distribution that exceeds the Company’s current and accumulated earnings and profits. Consequently, although the Company intends to withhold at a rate of 30% on the entire amount of any distribution, to the extent that the Company does not do so, the Company may withhold at a rate of 15% on any portion of a distribution not subject to withholding at a rate of 30%. Because the Company generally cannot determine at the time the Company makes a distribution whether the distribution will exceed the Company’s current and accumulated earnings and profits, the Company normally will withhold tax on the entire amount of any distribution at the same rate as the Company would withhold on a distribution. However, a non-U.S. shareholder may claim a refund of amounts that the Company withholds if the Company later determines that a distribution in fact exceeded the Company’s current and accumulated earnings and profits.

For any year in which the Company qualifies as a REIT, a non-U.S. shareholder may incur tax on distributions that are attributable to gain from the Company’s sale or exchange of a USRPI under the Foreign Investment in Real Property Act of 1980 ("FIRPTA"). A USRPI includes certain interests in real property and stock in corporations at least 50% of whose assets consist of interests in real property. Under FIRPTA, subject to the exceptions discussed below, a non-U.S. shareholder is taxed on distributions attributable to gain from sales of USRP is as if such gain were effectively connected with a U.S. business of the non-U.S. shareholder. A non-U.S. shareholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. shareholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate shareholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution.

pg. 86

Capital gain distributions to the holders of Company’s Common Shares that are attributable to the Company’s sale of real property will be treated as ordinary distributions rather than as gain from the sale of a USRPI, as long as (i) (a) such class of the Company’s shares is treated as being "regularly traded" on an established securities market in the United States, and (b) the non-U.S. shareholder did not own more than 10% of such class of the Company’s shares at any time during the one-year period preceding the distribution or (ii) the non-U.S. shareholder was treated as a "qualified shareholder" or "qualified foreign pension fund," as discussed below. As a result, non-U.S. shareholders generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary distributions. The Company anticipates that its Common Shares will be listed and regularly traded on a national securities exchange following the Company’s qualification as a REIT. If the Company’s Common Shares are not regularly traded on an established securities market in the United States or the non-U.S. shareholder owned more than 10% of Company’s Common Shares at any time during the one-year period preceding the distribution, capital gain distributions that are attributable to the Company’s sale of real property would be subject to tax under FIRPTA, as described in the preceding paragraph. In such case, the Company must withhold 21% of any distribution that the Company could designate as a capital gain distribution. A non-U.S. shareholder may receive a credit against its tax liability for the amount the Company withholds. Moreover, if a non-U.S. shareholder disposes of shares of the Company’s Common Shares during the 30-day period preceding a distribution payment, and such non-U.S. shareholder (or a person related to such non-U.S. shareholder) acquires or enters into a contract or option to acquire the Company’s Common Shares within 61 days of the first day of the 30-day period described above, and any portion of such distribution payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. shareholder, then such non-U.S. shareholder shall be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.

Although the law is not clear on the matter, it appears that amounts the Company designates as retained capital gains in respect of the Company’s Common Shares held by U.S. shareholders generally should be treated with respect to non-U.S. shareholders in the same manner as actual distributions by the Company of capital gain distributions. Under this approach, a non-U.S. shareholder would be able to offset as a credit against its Federal Income Tax liability resulting from its proportionate share of the tax paid by the Company on such retained capital gains, and to receive from the IRS a refund to the extent of the non-U.S. shareholder's proportionate share of such tax paid by the Company exceeds its actual Federal Income Tax liability, provided that the non-U.S. shareholder furnishes required information to the IRS on a timely basis.

Dispositions

Non-U.S. shareholders could incur tax under FIRPTA with respect to gain realized upon a disposition of the Company’s Common Shares if the Company is a United States real property holding company during a specified testing period. If at least 50% of a REIT's assets are USRP is, then the REIT will be a United States real property holding company. The Company anticipates that its will be a United States real property holding company based on the Company’s investment strategy. However, despite the Company’s status as a United States real property holding company, a non-U.S. shareholder generally would not incur tax under FIRPTA on gain from the sale of the Company’s Common Shares if the Company is a "domestically controlled qualified investment entity." A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. shareholders. The Company cannot assure you that this test will be met. If the Company’s Common Shares is regularly traded on an established securities market, an additional exception to the tax under FIRPTA will be available with respect to the Company’s Common Shares, even if the Company does not qualify as a domestically controlled qualified investment entity at the time the non-U.S. shareholder sells his/her/its Common Shares of the Company. Under that exception, the gain from such a sale by such a non-U.S. shareholder will not be subject to tax under FIRPTA if:

•	The Company’s Common Shares are treated as being regularly traded under applicable Treasury regulations on an established securities market; and

•	The non-U.S. shareholder owned, actually or constructively, 10% or less of the Company’s Common Shares at all times during a specified testing period.

As noted above, the Company anticipates its Common Shares will be regularly traded on an established securities market following its qualification as a Real Estate Investment Trust.

pg. 87

If the gain on the sale of the Company’s Common Shares were taxed under FIRPTA, a non-U.S. shareholder would be taxed on that gain in the same manner as U.S. shareholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a non-U.S. shareholder generally will incur tax on gain not subject to FIRPTA if:

•	The gain is effectively connected with the non-U.S. shareholder's U.S. trade or business, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain; or

•	The non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the non-U.S. shareholder will incur a 30% tax on his or her capital gains (5% during any period we are treated as a C corporation, in the event of a conversion).

Qualified Shareholders

Subject to the exception discussed below, any distribution to a "qualified shareholder" who holds REIT shares directly or indirectly (through one or more partnerships) will not be subject to Federal Income Taxation under FIRPTA and thus will not be subject to the special withholding rules under FIRPTA. While a "qualified shareholder" will not be subject to FIRPTA withholding on REIT distributions, the portion of REIT distributions attributable to certain investors in a "qualified shareholder" (i.e., non-U.S. persons who hold interests in the "qualified shareholder" (other than interests solely as a creditor), and directly or indirectly hold more than 10% of the shares of such REIT (whether or not by reason of the investor's ownership in the "qualified shareholder") may be subject to FIRPTA withholding. REIT distributions received by a "qualified shareholder" that are exempt from FIRPTA withholding may still be subject to regular U.S. withholding tax.

In addition, a sale of the Company’s Common Shares by a "qualified stockholder" who holds such shares directly or indirectly (through one or more partnerships) generally will not be subject to Federal Income Taxation under FIRPTA. As with distributions, the portion of amounts realized attributable to certain investors in a "qualified shareholder" (i.e., non-U.S. persons who hold interests in the "qualified shareholder" (other than interests solely as a creditor), and directly or indirectly hold more than 10% of the shares of such REIT (whether or not by reason of the investor's ownership in the "qualified shareholder")) may be subject to Federal Income Taxation and FIRPTA withholding on a sale of our shares.

A "qualified shareholder" is a foreign person that (i) either is eligible for the benefits of a comprehensive income tax treaty which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on NYSE or Nasdaq markets, (ii) is a qualified collective investment vehicle (defined below), and (iii) maintains records on the identity of each person who, at any time during the foreign person's taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (i), above.

A qualified collective investment vehicle is a foreign person that (i) would be eligible for a reduced rate of withholding under the comprehensive income tax treaty described above, even if such entity holds more than 10% of the stock of such REIT, (ii) is publicly traded, is treated as a partnership under the Code, is a withholding foreign partnership, and would be treated as a "United States real property holding corporation" if it were a domestic corporation, or (iii) is designated as such by the Secretary of the Treasury and is either (a) fiscally transparent within the meaning of Section 894 of the Code, or (b) required to include dividends in its gross income, but is entitled to a deduction for distributions to its investors.

Qualified Foreign Pension Funds

Any distribution to a "qualified foreign pension fund" (or an entity all of the interests of which are held by a "qualified foreign pension fund") who holds REIT shares directly or indirectly (through one or more partnerships) will not be subject to Federal Income Taxation under FIRPTA and thus will not be subject to the special withholding rules under FIRPTA. REIT distributions received by a "qualified foreign pension fund" that are exempt from FIRPTA withholding may still be subject to regular U.S. withholding tax. In addition, a sale of the Company’s Common Shares by a "qualified foreign pension fund" that holds such shares directly or indirectly (through one or more partnerships) will not be subject to Federal Income Taxation under FIRPTA.

pg. 88

A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (i) which is created or organized under the law of a country other than the United States, (ii) which is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (iii) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) which is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates, and (v) with respect to which, under the laws of the country in which it is established or operates, (a) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate, or (b) taxation of any investment income of such organization or arrangement is deferred or such income is taxed at a reduced rate.

FATCA Withholding

Under FATCA, a U.S. withholding tax at a 30% rate will be imposed on distributions paid on the Company’s Common Shares received by certain non-U.S. shareholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. shareholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect of such distributions and proceeds will be required to seek a refund from the IRS to obtain the benefit of such exemption or reduction. The Company will not pay any additional amounts in respect of any amounts withheld.

Information Reporting Requirements and Withholding

The Company will report to our shareholders and to the IRS the amount of distributions the Company pays during each calendar year, and the amount of tax the Company withholds, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding, at a rate of 24%, with respect to distributions unless the shareholder:

•	Is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

•	Provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A shareholder who does not provide the Company with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to the Company.

Backup withholding will generally not apply to payments of distributions made by the Company or the Company’s paying agents, in their capacities as such, to a non U.S. shareholder provided that the non-U.S. shareholder furnishes to the Company or the Company’s paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either the Company or the Company’s paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption effected outside the U.S. by a non-U.S. shareholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding.

However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. shareholder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition by a non-U.S. shareholder of the Company’s Common Shares made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. shareholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the shareholder’s Federal Income Tax liability if certain required information is furnished to the IRS. Shareholders should consult their tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

pg. 89

LEGISLATIVE OR OTHER ACTIONS AFFECTING REITS

The present Federal Income Tax Treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial, or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. The TCJA significantly changed the Federal Income Tax Laws applicable to businesses and their owners, including REITs and their shareholders.

Additional technical corrections or other amendments to the TCJA or administrative guidance interpreting the TCJA may be forthcoming at any time. The Company cannot predict the long-term effect of the TCJA or any future law changes on REITs and their shareholders. Prospective investors are urged to consult with their tax advisors regarding the effect of potential changes to the Federal Tax Laws on an investment in the Company’s Common Shares.

STATE AND LOCAL TAXES

The Company and its shareholders are subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of the Company and its shareholders may not conform to the Federal Income Tax consequences discussed above. Consequently, prospective shareholders of the Company should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the Company.

A portion of the Company's income may be earned through the Taxable REIT Subsidiaries. The Taxable REIT Subsidiaries are subject to Federal and State Income Tax at the normal applicable corporate rates. In addition, a Taxable REIT Subsidiary will be limited in its ability to deduct interest payments made directly or indirectly to the Company in excess of a certain amount.

To the extent that the Company and any future Taxable REIT Subsidiaries are required to pay Federal, State or Local Taxes, the Company will have less cash available for distribution to shareholders.

STATEMENT OF STOCK OWNERSHIP

The Company is required to demand annual written statements from the record holders of designated percentages of the Company’s Common Shares disclosing the actual owners of the shares. Any record shareholder who, upon the Company’s request, does not provide the Company with required information concerning actual ownership of the Company’s Common Shares is required to include specified information relating to his / her / its shares in his / her / its Federal Income Tax Return. The Company also must maintain, within the Internal Revenue District in which the Company is required to file, the Company’s Federal Income Tax Return, permanent records showing the information that the Company received about the actual ownership of the Company’s Common Shares and a list of those persons failing or refusing to comply with the Company’s demand.

Tax Shelter Reporting. Under recently promulgated Treasury regulations, if a shareholder recognizes a loss with respect to the Company’s Common Shares of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder, the shareholder may be required to file a disclosure statement with the IRS on Form 8886. Direct shareholders of portfolio securities are in many cases exempt from this reporting requirement, but shareholders of a REIT currently are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer's treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

REMAINDER OF PAGE LEF BLANK INTENTIONALLY

pg. 90

ITEM 17. ADDITIONAL REQUIREMENTS AND RESTRICTIONS:

Restrictions imposed by the USA PATRIOT ACT and Related Acts.

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or the “USA PATRIOT ACT”, the securities offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “unacceptable investor” which means anyone who is:

•	A “designated national”, “specially designated national”, “specially designated terrorist”, “specially designated global terrorist”, “foreign terrorist organization”, or “blocked person” within the definitions provided under the Foreign Assets Control Regulations of the United States, or U.S. Treasury Department;

•	Acting on behalf of, or an entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

•	Within the scope of Executive Order 13224 – Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, effective September 24th, 2001;

•	A person or entity subject to additional restrictions imposed by any of the following statutes or regulations and executive orders issued thereunder: the Trading with Enemy Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other Law of similar import to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time-to-time; or

•	Designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to any of those described above.

REMAINDER OF PAGE LEF BLANK INTENTIONALLY

pg. 91

ITEM 18. ERISA CONSIDERATIONS:

An investment in the Company by an employee benefit plan is subject to additional considerations. This is because investments by employee benefit plans are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) fiduciary responsibility and prohibited transaction provisions and to restrictions imposed by Code Section 4975. The term “Employee Benefit Plan” includes without limitation Qualified Pension, Profit-Sharing and Shares Bonus Plans, Keogh Plans, Simplified Employee Pension Plans and Tax Deferred Annuities or IRAs established or maintained by an employer or employee organization. Among other things, consideration should be given to:

•	Whether the investment is prudent under Section 404(a)(1)(B) of ERISA;

•	Whether in making the investment, the investing plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA; and

•	Whether the investment will result in recognition of unrelated business taxable income by the plan and, if so, the potential after-tax investment returns.

ERISA is a broad statutory framework that governs most U.S. retirement and other U.S. employee benefit plans. ERISA and the rules and regulations of the Department of Labor (“DOL”), under ERISA contain provisions that should be considered by fiduciaries of employee benefit plans subject to the provisions of Title I of ERISA, or ERISA Plans, and their legal advisors. The person having investment discretion concerning assets of an employee benefit plan is generally referred to as a “fiduciary”. Such person should determine whether an investment in the Company is authorized by the applicable governing plan instrument wand whether it is a proper investment for the plan.

ERISA Section 406 and Code Section 4975 prohibit employee benefit plans from engaging in specified transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the plan.

In addition to considering whether the purchase of securities is a prohibited transaction, a fiduciary of an employee benefit plan should consider whether the plan will, by investing in the Company, be deemed to own an undivided interest in the Company’s assets, with the result that the Company’s operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited rules of the Code.

The Department of Labor Regulations provide guidance concerning whether assets of an entity in which employee benefit plans acquire equity interests would be deemed “plan assets” under certain circumstances. Under these regulations, an entity’s assets would not be considered to be “plan assets” if, among other things:

1.	Equity interests acquired by employee benefit plans are publicly offered securities – for example, the equity interests are widely held by 100 or more investors independent of the issuer and each other, freely transferrable and registered under some provision of the Federal Securities Laws;

2.	The entity is an “operating company” – for example, it is primarily engaged in the production or sale of a product or service other than the investment of capital either directly or through a majority-owned subsidiary or subsidiaries; or there is no significant investment by benefit plan investors, which is defined to mean that less than 25% of the value of each class of equity interest is held by the employee benefit plans referenced to above.

The Company does not intend to limit investment by benefit plan investors in the Company because the Company does believe that it does quality as an ‘operating company’. If the Department of Labor were ever to take the position that the Company is not an operating company and that the Company has significant investment by benefit plans, then the Company may become subject to the regulatory restrictions of ERISA which would likely have a material adverse effect on the Company’s business and the value of its Common Shares.

Plan fiduciaries contemplating a purchase of securities offered hereunder are highly encouraged to consult with their own legal counsel regarding the consequences under ERISA and the Code in light of the serious penalties imposed on persons who engage in prohibited transactions or other violations.

pg. 92

ACCEPTANCE OF ORDERS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY THE COMPANY’S BOARD OF DIRECTORS OR ANY OTHER PARTY RELATED TO THE COMPANY THAT THIS INVESTMENT MEETS THE RELEVANT LEGAL REQUIREMENTS REGARDING INVESTMENTS BY ANY PARTICULAR PLAN OR THAT AN INVESTMENT WITH THE COMPANY IS APPROPRIATE FOR ANY PARTICULAR TYPE OF PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT THEIR ATTORNEY AND FINANCIAL ADVISORS AS TO THE APPROPRIATENESS OF AN INVESTMENT IN THE COMPANY BASED ON CIRCUMSTANCES OF THE PARTICUAL PLAN.

REMAINDER OF PAGE LEF BLANK INTENTIONALLY

pg. 93

ITEM 19. PUBLIC REPORTING REQUIREMENTS OF THE COMPANY:

The Company will furnish the following reports, statements, and tax information to each shareholder.

Reporting Requirements under Tier II of Regulation A. Following this Tier II, Regulation A Offering, the Company will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A. The Company will be required to file: (i) an annual report with the SEC on Form 1-K; (ii) a semi-annual report with the SEC on Form 1-SA; (iii) current reports with the SEC on Form 1-U; and (iv) a notice under cover of Form 1-Z. The necessity to file current reports will be triggered by certain corporate events, similar to the ongoing reporting obligation faced by issuers under the Exchange Act, however the requirement to file a Form 1-U is expected to be triggered by significantly fewer corporate events than that of the Form 8-K. Parts I & II of Form 1-Z will be filed by the Company when it decides to, and is no longer obligated to file and provide annual reports pursuant to the requirements of Regulation A.

Annual Reports. As soon as practicable, but in no event later than one hundred twenty (120) days after the close of the Company’s fiscal year, ending OCTOBER 31, the Company will cause to be mailed or made available, by any reasonable means, to each Shareholder as of the date selected by the Company, an annual report containing financial statements of the Company for such fiscal year, presented in accordance with GAAP, including a balance sheet and statements of operations, company equity and cash flows, with such statements having been audited by an accountant selected by the Company. The Company shall be deemed to have made a report available to each Shareholder as required if it has either (i) filed such report with the SEC via its Electronic Data Gathering, Analysis and Retrieval System (the “EDGAR System”) and such report is publicly available on such system or (ii) made such report available on any website maintained by the Company and available for viewing by the Shareholders.

Tax Information. On or before JANUARY 31st of the year immediately following the Company’s fiscal year, which is currently DECEMBER 1st through NOVEMBER 30th, the Company will send to each Shareholder such tax information as shall be reasonably required for Federal and State Income Tax reporting purposes.

Shares Certificates. The Company does not anticipate issuing Shares Certificates representing the Common Shares purchased in this Offering to new Shareholders. However, the Company is permitted to issue shares certificates and may do so at the request of the investor and/or a Stock Transfer Agent. The number of Common Shares held by each Shareholder will be maintained by the Company, or the Company’s Stock Transfer Agent, in the Company’s register.

REMAINDER OF PAGE LEF BLANK INTENTIONALLY

pg. 94

ITEM 20. HOW TO SUBSCRIBE:

Subscription Procedures

Investors seeking to purchase Shares of the Company’s Common Shares who satisfy the “Qualified Purchaser” standards should proceed as follows:

1.	Read this entire Offering Circular (including all Exhibits hereto) and any supplements accompanying this Offering Circular.

2.	Electronically complete and execute a copy of the Subscription Agreement. A complete copy of the Subscription Agreement, including instructions for completing it, is included in this Offering Circular as Exhibit A.

By executing the Subscription Agreement and paying the total purchase price for the Company’s Common Shares subscribed for, each investor agrees to accept the terms of the Subscription Agreement and attests that the investor meets the minimum standards of a “Qualified Purchaser.” And for non-accredited investors that such subscription for Common Shares of the Company does not exceed ten percent (10%) of the greater of such investor’s annual income or net worth (for natural persons), or ten percent (10%) of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Subscriptions will be binding upon investors but will be effective only upon the Company’s acceptance and the Company reserves the right to reject any subscription in whole or in part.

Right to Reject Subscriptions. After the Company receives your complete, executed Subscription Agreement and the funds required under the Subscription Agreement have been received, the Company has the right to review and accept your subscription in whole or in part, for any reason or for no reason. The Company will return all monies from rejected subscriptions immediately to you, generally without interest and without deduction.

Acceptance of Subscriptions. Upon the Company’s acceptance of a Subscription Agreement, the Company will countersign the Subscription Agreement and issue the Shares at closing. Once you submit the Subscription Agreement, and it is accepted, you may not revoke or change your subscription, or request your subscription funds returned. All accepted Subscription Agreements are irrevocable.

Minimum Purchase Requirements. You must purchase at least ten (10) Common Shares at a price of $100.00 USD per Common Share. The Company reserves the right to revise the minimum purchase requirements in the future.

Buying Common Shares Directly from the Company: The Common Shares offered in this Offering Circular can be purchased directly from the Company, and once the Company’s Common Shares are listed on the OTC Market (www.OTCMarkets.com), the Common Shares will also be available through select FINRA Broker Dealers (contact Investor Relations for a list of FINRA Broker Dealers).

REMAINDER OF PAGE LEFT BLANK INTENTIONALLY

pg. 95

ITEM 21. ADDITIONAL INFORMATION:

The Company has filed with the SEC an Offering Statement under the Securities Act on Form 1-A regarding this Offering. This Offering Circular, which is part of the Offering Statement, does not contain all the information set forth in the Offering Statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. Upon Qualification of the Offering Statement, the Company will be subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are registered pursuant to Regulation A, and accordingly, the Company will file annual reports, semi-annual reports and other information with the SEC. You may read and copy the Offering Statement, the related exhibits and the reports and other information the Company has filed, and will file in the future, at the SEC’s public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information regarding the operations of the public reference rooms. The SEC also maintains a website at www.SEC.gov that contains reports, information statements and other information regarding issuers that file with the SEC.

You may also request a copy of these filings at no cost, by writing, emailing or telephoning the Company at:

Mr. Mark T. Ocepek

Chairman & Managing Member

103 Century 21 Drive

Suite 100-008

Jacksonville, Florida 32216

Email: mark@anabasisreit.com

Phone: (904) 583-9354

Within 120 days after the end of each fiscal year, the Company will electronically provide to all Shareholders of record an annual report. The annual report will contain statements and certain other financial narrative information that the Company is required to provide to its Shareholders. The Company does not intend to send paper copies out of its reports unless requested in writing by a Shareholder.

REMAINDER OF PAGE LEFT BLANK INTENTIONALLY

pg. 96

Anabasis, LLC Audited Financial Statements & Independent Auditor’s Report For the Year Ended December 31, 2022

pg. 97

Anabasis, LLC

INDEX TO THE FINANCIAL STATEMENTS

Independent Auditor’s Report	F-1 to F-2

Balance Sheet	F-3

Statement of Operations	F-4

Statement of Changes in Member’s Equity (Deficit)	F-5

Statement of Cash Flows	F-6

Notes to the Financial Statements	F-7 to F-14

pg. 98

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members

of Anabasis, LLC

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Anabasis, LLC (“the Company”, “ANB”) as of December 31, 2022, and the related statements of operations, changes in member’s equity (deficit), and cash flows for the year ended December 31, 2022, and the related notes and schedules (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022, and the results of its operations and its cash flows for the year ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America (GAAS). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

F-1

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Integritat Audit, Accounting & Advisory, LLC (PCAOB ID 6624)

We have served as the Company’s auditor since 2023

Boca Raton, Florida

October 16, 2023

F-2

Anabasis, LLC

Balance Sheet

As of December 31, 2022

ASSETS
Current assets
Cash & cash equivalent	$33,430
Accounts receivable	3,208
Investment property - held for sale	499,443
Total current assets	$536,081
Non-current assets
Note receivable	$700,000
Total non-current assets	$700,000
TOTAL ASSETS	$1,236,081
LIABILITIES AND MEMBER'S EQUITY (DEFICIT)

Current liabilities
Accounts payable and accrued liabilities	$7,049
Due to related party	5,125
Accrued interest	11,942
Total current liabilities	$24,116
Non-current liabilities
Line of credit, related party	$995,791
Total non-current liabilities	$995,791
Total liabilities	$1,019,907
Member's equity (deficit)
Additional paid-in capital	$100
Member's contribution	197
Accumulated earnings	215,877
Total member's equity (deficit)	$216,174

TOTAL LIABILITIES AND MEMBER'S EQUITY (DEFICIT)	$1,236,081

The accompanying notes are an integral part of these financial statements.

F-3

Anabasis, LLC

Statement of Operations

For the Year Ended December 31, 2022

Revenue
Property sale	$1,407,066
Interest income	13,368
Other income	45,340
Total revenue	$1,465,774
Cost of sales	$1,071,626
Total cost of sales	$1,071,626
Gross profit	$394,148

Operating expenses
Commission	$45,319
Advertising and Marketing	29,603
Bank Charges	1,308
Professional fees	6,846
Insurance expense	2,293
General administrative	78,979
Total operating expenses	$164,348

Other income/(expenses)
Interest expense	$(13,362)
Total other income	$(13,362)

Net Inome (Losses)	$216,438

Basic and dilutive net income (loss) per member's equity common share unit	$2,164
Weighted average number of member's equity common share units issued and outstanding - Basic and dilutive.	100

The accompanying notes are an integral part of these financial statements.

F-4

Statement of Changes in Member's Equity (Deficit)

For the Year Ended December 31, 2022

	Number of Member's Equity Common Share Units (No Par Value)	Member's Contribution	Additional Paid- in Capital	Accumulated Earnings (Deficit)	Total
Balance at December 31, 2021	100	$-	$100	$(561)	$(461)

Member's contribution	-	197	-	-	197
Net loss/income	-	-	-	216,438	216,438
Balance at December 31, 2022	100	$197	$100	$215,877	$216,174

The accompanying notes are an integral part of these financial statements.

F-5

Anabasis, LLC

Statement of Cash Flows

For the Year Ended December 31, 2022

Cash flows provided by (used in) operating activities
Net income (loss)	$216,438

Adjustments to reconcile net income (loss) to net cash used in operating activities:	$-

Changes in assets and liabilities:
Decrease (increase) in assets:
Note receivable	$(700,000)
Accounts receivable	(3,208)
Investment property-held for sale	149,582

Increase (decrease) in liabilities:
Accounts payable and accrued liabilities	7,049
Line of credit	313,136
Due to related parties	5,125
Accrued interest	11,381
Net cash provided by (used in) operating activities	$(497)

Cash flows provided by (used in) investing activities	$-
Net cash provided by (used in) investing activities	$-

Cash flows provided by (used in) financing activities
Member's contribution	$197
Net cash provided by (used in) financing activities	$197

Net change in cash	$(300)

Cash at beginning of period	33,730

Cash at end of period	$33,430

Supplemental disclosure of cash flow information:

Cash paid for interest	$1,981
Cash paid for taxes	$-

Supplemental disclosure of non-cash investing and financing activities:	$-

The accompanying notes are an integral part of these financial statements.

F-6

Anabasis, LLC

Notes to the Financial Statements

NOTE 1. NATURE OF OPERATIONS

Anabasis LLC, a Florida limited liability company was founded on October 5, 2018. The Company is a real estate investment fund that specializes in private equity investments, multi-family, single-family, self-storage, and commercial real estate. As a Real Estate Investment Trust (REIT), the Company buys properties available in the open source and off market capabilities, purchases underperforming assets at a discount, brings them to fully operational and stabilized assets, and generates revenue by selling the properties at a higher price.

The Company intends to file an initial offering statement (“the offering”) on Form 1-A with the Securities and Exchange Commission (“SEC”) to raise up to $75 million in capital at an initial price of $93.75 per share.

The head office of the Company is located at 103 Century 21 Drive, Suite 100-008, Jacksonville, Florida 32216.

The Company’s fiscal year-end is December 31st.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America or (“U.S. GAAP”) as found in the Accounting Standards Codification (“ASC”), the Accounting Standards Update(“ASU”) of the Financial Accounting Standards Board (“FASB”) and are expressed in US Dollars. Significant accounting policies applicable to the Company are summarized as follows:

Use of estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid securities purchased with a maturity of 90 days or less to be cash and cash equivalents. The Company had $33,430 on account with a financial institution on December 31, 2022.

Property

In accordance with ASC 360 “Property, Plant & Equipment”, property held for use should be accounted for at cost less accumulated depreciation, and property held for sale should be accounted for at cost and are not depreciated. Any property, plant or equipment held should be regularly assessed for impairment and are subject to non-reversable impairment losses. The Company invests in properties, and it holds them for sale. Therefore, no depreciation expense was incurred during 2022 for properties held.

F-7

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accounts receivable

Accounts receivable represent amounts owed from customers for services provided or properties sold. Accounts receivable consist of note receivable interest for loans issued by the Company to customers that acquire its properties which are held for sale and is reported at its net realizable value. From management’s best estimate there is no allowance for doubtful accounts on December 31, 2022. Management individually reviews all delinquent accounts receivable balances and based on an assessment of current creditworthiness, estimates the portion, if any, of the balance that will not be collected. Management considers a number of factors, including the age of the receivables, which is often less than 60 days, current economic conditions and other information management obtains regarding the financial condition of customers. The policy for determining the past due status is based on the contractual payment terms of each customer. Once collection efforts by the Company are exhausted, the determination for directly writing off uncollectible receivables is made. Note receivable and the related interest are secured by the properties purchased. Amounts deemed as potentially uncollectable are allocated an allowance for doubtful accounts which reduces the accounts receivable balance to its net realizable value and results in a bad debt expense. Amounts determined as uncollectible are written down by reducing the accounts receivable balance directly and incurring a bad debt expense.

Related Party Disclosures

Under ASC 850 “Related Party Transactions” an entity or person is considered to be a “related party” if it has control, significant influence or is a key member of management personnel. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. The Company in accordance with the standard ASC 850 presents disclosures about related party transactions and outstanding balances with related parties, see Note 14.

Fair value of financial instruments

In accordance with ASC 820 ‘Fair Value Measurement” the Company categorizes financial instruments in a 'fair value hierarchy'. The hierarchy categorizes the inputs used in valuation techniques into three levels. The hierarchy gives the highest priority to (unadjusted) quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The following are the three categories related to the fair value measurement of such assets or liabilities:

•	Level 1 inputs are quoted prices in active markets for identical assets or liabilities that the Company can access at the measurement date, it holds a position in a single asset or liability and the asset or liability is traded in an active market.

•	Level 2 inputs are inputs other than quoted market prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Inputs are derived principally from or corroborated by observable market data by correlation or other means ('market-corroborated inputs').

•	Level 3 inputs are unobservable for the asset or liability. An entity develops unobservable inputs using the best information available in the circumstances, which might include the entity's own data, taking into account all information about market participant assumptions that is reasonably available.

F-8

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The following table presents the Company’s assets and liabilities that are measured at fair value on a non-recurring basis on December 31, 2022.

	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable inputs (Level 2)	Significant Unobservable Inputs (Level3)
Note receivable	$-	$-	$700,000
Line of credit	-	-	995,791
	$-	$-	$1,695,791

Income taxes

The Company, with its equity member’s consent, has elected to be taxed as a "Partnership" under the provisions of the Internal Revenue Code and comparable state income tax law. As a Partnership, the Company is generally not subject to corporate income taxes and the Company's net income, or loss is reported on the individual tax return of the stockholder of the Company. Therefore, no provision or liability for income taxes is reflected in the financial statements. The Company has not been audited by the Internal Revenue Service, and accordingly the business tax returns since 2012 are open to examination. Management has evaluated its tax positions and has concluded that the Company had taken no uncertain tax positions that could require adjustment or disclosure in the financial statements to comply with provisions set forth in Accounting Standards Codification (ASC) section 740, Income Taxes.

Member’s equity interest

In accordance with ASC 505 “Equity” the Company considers an equity instrument to be any contract that evidences a residual interest in the assets of an entity after deducting all its liabilities. The Company’s member’s equity interest is classified as equity instruments. Incremental costs directly attributable to the issuance of member’s equity interest is recognized in equity as a reduction of contributed capital. Capital is reported on the balance sheet and statement of changes in member’s equity (deficit).

The Company computes earnings (loss) per common share (“EPS”) in accordance with ASC 260, “Earnings Per Share” which requires presentation of both basic and diluted EPS on the face of the statement of operations by the entities that (1) have common stock that trades in a public market or (2) file with a regulatory agency for the sale of common stock in a public market. ANB is in the process of filing Regulation A Offering circular with the SEC to raise capital from the issuance of its member’s equity interest which was divided into units referred to as common share units.

Basic EPS is computed by dividing net income (loss) available to common shareholders by the weighted average number of shares outstanding during the period. Diluted EPS gives effect to all diluted potential common shares outstanding during the period. In computing diluted EPS, the average share price for the period is used in determining the number of shares assumed to be purchased from the exercise of warrants or stock options. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

F-9

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue recognition

The Company recognizes revenue under ASC 606, “Revenue from Contracts with Customers”. The core principle of the new revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

Step 1: Identify the contract with the customer.

Step 2: Identify the performance obligations in the contract.

Step 3: Determine the transaction price.

Step 4: Allocate the transaction price to the performance obligations in the contract.

Step 5: Recognize revenue when the Company satisfies a performance obligation.

The transaction price is the amount of consideration to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer. The consideration promised in a contract with a customer may include fixed amounts, variable amounts, or both.

When determining the transaction price, the Company also considers the effects of all of the following:

•	Variable consideration
•	Constraining estimates of variable consideration
•	The existence of a significant financing component in the contract
•	Noncash consideration
•	Consideration payable to a customer

The Company generates revenues from the sale of investment properties which are held for sale. Revenue is recognized under ASC 360-20-40-5 by using full accrual method when until all of the following criteria are met:

•	A sale is consummated.
•	The buyer’s initial and continuing investments are adequate to demonstrate a commitment to pay for the property.
•	The seller’s receivable is not subject to future subordination.
•	The seller has transferred to the buyer the usual risks and rewards of ownership in a transaction that is in substance a sale and does not have a substantial continuing involvement with the property.

Recently issued accounting standards

Under Section 107 of the JOBS Act, we are permitted to use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This permits the Company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards that have difference effective dates for public and private companies until the earlier of the date that we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in Section 7(a)(2)(B). By electing to extend the transition period for complying with new or revised accounting standards, these financial statements may not be comparable to companies that adopt accounting standard updates upon the public business entity effective dates.

F-10

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In June 2016, the FASB issued Accounting Standards Update (“ASU”) No. 2016-13, Financial Instruments - Credit Losses (Topic 326), which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions and reasonable and supportable forecasts. The standard also requires additional disclosures related to significant estimates and judgments used in estimating credit losses, as well as the credit quality and underwriting standards of an entity’s portfolio. Operating lease receivables are excluded from the scope of this guidance. The amended guidance is effective for the Company for fiscal years, and interim periods within those years, beginning January 1, 2023. The Company is evaluating the impact of adopting this new accounting standard on the Company’s consolidated financial statements and related disclosures.

Accounting standards promulgated by the FASB are subject to change. Changes in such standards may have an impact on the Company’s future consolidated financial statements.

The Company periodically reviews new accounting standards that are issued. Although some of these accounting standards may be applicable to the Company, the Company has not identified any new standards that it believes merit further discussion, and the Company expects that none would have a significant impact on its consolidated financial statement.

NOTE 3. CONCENTRATION AND CREDIT RISK

Financial instruments, which potentially subject ANB to credit risk, consist principally of cash. Cash deposits are maintained with a financial institution in the USA that is credit worthy. The Company maintains all cash with a bank insured up to $250,000 by the Federal Deposit Insurance Corporation. On December 31, 2022, no cash balances were held in excess of federally insured limits.

On December 31, 2022, two buyers individually made up 10% or more of total revenue, their balances amounted to $1,192,685. One buyer made up 100% of total accounts receivable, the balance amounted to $3,208. There is one unrelated party making up 100% of note receivable balance which amounted to $700,000. Credit card debt made up 100% of accounts payable and accrued liabilities in the amount of $7,049. One related party made up 100% of the line of credit, the balance amounted to $995,791. One related party made up 100% of total due to related party, the balance amounted to $5,125. One related party made up 100% of accrued interest in the amount of $11,942.

NOTE 4. NOTE RECEIVABLE

On July 28, 2022, the Company entered into a note agreement to loan $700,000 to Edgewater Self Storage, LLC, the buyer of the property sold. The note bears interest at a rate of 5.5% per annum and is due on August 31, 2024. On December 31, 2022, the principal of the note receivable is $700,000. The interest accrued on December 31, 2022 is $3,208. Interest income earned during 2022 is $13,362.

NOTE 5. ACCOUNTS RECEIVABLE

On December 31, 2022, the Company accrued $3,208 interest for the note agreement entered during 2022 which represents all balance of accounts receivable. See Note 4 for details.

F-11

NOTE 6. INVESTMENT PROPERTY

On May 12, 2022, an apartment was purchased by the Company for $90,016 and held for sale. The Company made improvements to the property amounting to $15,386 during the year ended December 31, 2022.

On June 22, 2022, the Company made a payment in the amount of $194,494 to acquire an apartment to be held for sale. During 2022, $37,567 of improvements were made to the property acquired.

On August 30, 2022, the Company purchased an apartment which cost $100,170 and held it for sale. The Company made improvements to the property which totaled $61,810.

NOTE 7. INCOME TAXES

The Company is currently organized as a Partnership for Federal and State income tax purposes. The company does not have any income tax obligations and makes no allowances in the 2022 financial statements for Federal or State income tax liabilities. The Company’s net income flows through the partner’s individual tax return.

NOTE 8. COMMITMENTS AND CONTINGENCIES

From time to time, the Company may be a defendant in pending or threatened legal proceedings arising in the normal course of its business. Management is not aware of any pending, threatened or asserted claims. Also, see Note 9, Note 10, Note 11 for additional disclosure on commitments and contingencies.

NOTE 9. ACCOUNTS PAYABLE & ACCRUED LIABILITIES

The Company holds credit cards issued by commercial banks permitting short-term credit. On December 31, 2022, the Company accrued credit card debt in the amount of $7,049 which represented the full balance of accounts payable and accrued liabilities.

NOTE 10. LINE OF CREDIT

On December 6, 2021, the Company was granted a revolving line of credit (“LOC”) by its founder. The LOC permits it to obtain funding for operations up to $1,800,000 until December 6, 2024. Full payment of any balance owed is due by June 6, 2025. No monthly payments are required. The LOC bears interest at a rate of 1.26% per annum. The principal of the loan was $995,791 on December 31, 2022. The interest accrued was $11,942 on December 31, 2022.

NOTE 11. DUE TO RELATED PARTIES

During 2022 a third-party advanced funds to the Company for a related party. The Company accounts for these funds in the amount of $5,125 as Due to Related Party on December 31, 2022.

NOTE 12. MEMBER’S EQUITY (DEFICIT)

On October 5, 2018, the Company issued 100 common shares to the founder of the Company, in exchange for $100 cash for the formation of the Company.

During 2022, the founder of the Company contributed $197 cash to sustain the Company’s business operations.

The Company divided its member equity interests into 1,000,000 common share units, of which 800,000 common share units would be used to raise capital through the SEC Regulation A Offering Circular.

There are 100 common share units issued and outstanding on December 31, 2022.

F-12

NOTE 13. ACCRUED INTEREST

On December 31, 2022, the Company accrued $11,942 interest payable which resulted from a line of credit agreement entered in 2021. See Note 10 for details.

NOTE 14. RELATED PARTIES

See Note 10 for line of credit issued by the Company’s founder.

See Note 11 for due to related party debt owed to Anabasis Realty, LLC.

See Note 12 for capital contributions made by the Company’s founder.

See Note 12 for the common shares issued to the Company’s founder.

NOTE 15. REVENUE

Revenues from property sales during the year ended December 31, 2022, represent 95% or more of the total revenue. Selling property is the principal revenue stream of the Company and no customer is recurring.

Interest income is a regular revenue stream and is less frequent than property sale because not all customers that acquire property use the Company’s financing services.

Other income is fees generated from customers for the various services performed to execute a property sale such as loan organization fees, processing fees, and assignment fees.

NOTE 16. SUBSEQUENT EVENTS

The Company has evaluated the financial statements for subsequent events through October 16, 2023, the date these financial statements were available to be issued.

In the Fourth Quarter of 2023 the Company is in process to finalize a Regulation A Filing to raise $75 million through offering 800,000 common share units.

In the Fourth Quarter of 2023, the Company plans to issue $15,000,000 in Convertible Series B Preferred share units with a 6% annual interest rate.

On April 21, 2023, the Company entered into a loan agreement with an unrelated party to borrow $120,250 for the purchase of an investment property.

On May 15, 2023, the Company entered into a loan agreement with an unrelated party to borrow $168,000 to acquire an investment property.

On May 16, 2023, the Company entered into a loan agreement with an unrelated party to borrow $127,800 for the acquisition of an investment property.

On July 14, 2023, the Company entered into a loan agreement with an unrelated party to borrow $2,040,000 for the purchase of an investment property.

On September 18, 2023, the Company changed its name to Anabasis Real Estate Investment Trust LLC.

F-13

NOTE 16. SUBSEQUENT EVENTS (CONTINUED)

The financial statements do not include any adjustment that may result from these conditions. Management is not aware of any other events that have occurred subsequent to the balance sheet date that would require adjustment to, or disclosure in the consolidated financial statements.

F-14

PART III—EXHIBITS

Index to Exhibits

Exhibit Number	Description
1A-2B	OPERATING AGREEMENT
1A-4	SUBSCRIPTION AGREEMENT
1A-12	OPINION OF COUNSEL
1A-15	REIT MANAGEMENT AGREEMENT
1A-16	RESOLUTION FOR PREFERENCE SHARES

*	Filed herewith.

pg. 99

SIGNATURES

The Issuer has duly caused this Offering Circular to be signed on its behalf by the undersigned, thereunto duly authorized.

ANABASIS REAL ESTATE INVESTMENT TRUST:

By: Mr. Mark Ocepek

By:	/s/ Mark Ocepek
Name:	Mr. Mark Ocepek
Title:	Managing Member & Chairman of the Board of Directors
Date:	October 19, 2023

---

By: Mr. Bryce Ocepek

By:	/s/ Bryce Ocepek
Name:	Mr. Bryce Ocepek
Title:	President & Member of the Board of Directors
Date:	October 19, 2023

---

By: Mr. James A. Stuber, Esq.

By:	/s/ James A. Struber, Esq.
Name:	Mr. James A. Stuber, Esq.
Title:	Legal Counsel & Member of the Board of Directors
Date:	October 19, 2023

---

By: Mr. Pierre La Porte, CPA

By:	/s/ Pierre La Porte
Name:	Mr. Pierre La Porte, CPA
Title:	Chief Financial Officer, Treasurer & Member of the Board of Directors
Date:	October 19, 2023

pg. 100

By: Mr. Gene D. Lipscher, Esq.

By:	/s/ Gene D. Lipscher, Esq.
Name:	Mr. Gene D. Lipscher, Esq.
Title:	Member of the Board of Directors
Date:	October 19, 2023

---

By: Mr. Lee Frankhouser

By:	/s/ Lee Frankhouser
Name:	Mr. Lee Frankhouser
Title:	Member of the Board of Directors
Date:	October 19, 2023

  pg. 101